DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number 20050149075-53
Dean Heller, Secretary of State, State of Nevada	Filing Date and Time 04/26/2005 11:27 AM
	Entity Number E0241042005-4

Articles of Incorporation

(PURSUANT TO NRS 78)

Important. Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

1. **Name of Corporation:**	VECTOR VENTURES CORP
2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)	Resident Agents Of Nevada, Inc. (Name) 711 S. Carson Street, Ste 4 (Street Address) — Carson City (City) — NEVADA — 89701 (Zip Code) Optional Mailing Address — City — State — Zip Code
3. **Shares:** (number of shares corporation authorized to issue)	Number of shares with par value: 75,000,000 — Par value: $ .001 — Number of shares without par value:
4. **Names & Addresses, of Board of Directors/Trustees:** (attach additional page if there is more than 3 directors/trustees)	1. Kristian Kostovski of Analipseos (Name) 30 Apt. #25, 52236 Panorama (Street Address) — Thessaloniki (City) — Greece (State) — Zip Code 2. Name Street Address — City — State — Zip Code 3. Name Street Address — City — State — Zip Code
5. **Purpose:** (optional-see instructions)	The purpose of this Corporation shall be: Any legal purpose
6. **Names, Address and Signature of Incorporator.** (attach additional page if there is more than 1 incorporator)	Sandra L. Miller (Name) — [signature] (Signature) 711 S. Carson Street, Ste 4 (Address) — Carson City (City) — NV (State) — 89701 (Zip Code)
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named corporation. [signature] Authorized Signature of R. A. or On Behalf of R. A. Company — 4/26/05 (Date)

This form must be accompanied by appropriate fees. See attached fee schedule.

ARTICLES OF INCORPORATION
of
Vector Ventures Corp.
A Nevada Corporation

I, the undersigned, being the original incorporator herein named, for the purpose of forming a corporation under and pursuant to Chapter 78 of the Nevada Revised Statutes, the general corporation laws of the State of Nevada, to do business both within and without the State of Nevada, do make and file these Articles of Incorporation hereby declaring and certifying that the facts herein stated are true:

ARTICLE I
NAME

The name of the corporation is **Vector Ventures Corp.**

ARTICLE II
PRINCIPAL OFFICE

Section 2.01 Resident Agent. The name and address of its resident agent for service process is Resident Agents of Nevada, Inc. 711 S. Carson, Suite 4, Carson City, Nevada 89701.

Section 2.02 Other Offices. The corporation may also maintain offices for the transaction of any business at such other places within or without the State of Nevada as it may from time to time determine. Corporate business of every kind and nature may be conducted, and meetings of directors and stockholders held outside the State of Nevada with the same effect as if in the State of Nevada.

ARTICLE III
PURPOSE

The corporation is organized for the purpose of engaging in any lawful activity, within or without the State of Nevada.

ARTICLE IV
SHARES OF STOCK

Section 4.01 Number and Class. The amount of the total authorized capital stock of this corporation is Seventy-Five Million (75,000,000) shares with a par value of $0.001 designated as Common Stock. The Common Stock may be issued from time to time without action by the stockholders. The Common Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors.

The Board of Directors may issue such shares of Common Stock in one of more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by them.

Section 4.02 No Preemptive Rights. Holders of the Common Stock of the corporation shall not have any preference, preemptive right, or right of subscription to acquire any shares of the corporation authorized, issued or sold, or to be authorized, issued or sold, or to any obligations or shares authorized or issued or to be authorized or issued, and convertible into shares of the corporation, nor to any right of subscription thereto, other than to the extent, if any, the Board of Directors in its discretion, may determine from time to time.

Section 4.03 Assessment of Shares. The Common Stock of the corporation, after the amount of the subscription price has been paid, in money, property or services, as the directors of the corporation shall determine, shall not be subject to assessment to pay the debts of the corporation, nor for any other purpose, and no stock issued as fully paid shall ever be assessable or assessed, and the Articles of Incorporation shall not be amended in this particular.

ARTICLE V
DIRECTORS

Section 5.01 Governing Board. The members of the Board of Directors of the corporation shall be styled directors.

Section 5.02 Initial Board of Directors. The Board of Directors shall consist of at least one (1) but no more than five (5) members. The name(s) and address(s) of the initial members of the Board of Directors are as follows:

NAME	**ADDRESS**
Kristian Kostovski of	Analipseos 30 Apt. #25, 52236 Panorama, Thessaloniki, Greece.

These individuals shall serve as directors of the corporation until the first annual meeting of the stockholders or until their successors shall have been elected and qualified.

Section 5.03 Change in the Number of Directors. The number of directors may be increased or decreased by duly adopted amendment to the Bylaws of the corporation.

ARTICLE VI
INCORPORATORS

The name and address of the sole incorporator is Sandra L. Miller 711 S. Carson, Ste 4, Carson City, Nevada 89701

ARTICLE VII
PERIOD OF DURATION

This corporation is to have **A PERPETUAL** existence.

ARTICLE VIII
DIRECTORS AND OFFICERS' LIABILITY

A director or officer of the corporation shall not be personally liable to this corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this Article shall not eliminate or limit the liability of a director or officer for (I) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the unlawful payment of dividends. Any

repeal or modification of this Article by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts and omissions prior to such repeal or modification.

ARTICLE IX
INDEMNITY

Every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connections therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any Bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this Article.

Without limiting the application of the foregoing, the Board of Directors may adopt Bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprises, against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

The indemnification provided in this Article shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

ARTICLE X
AMENDMENTS

Subject at all times to the express provisions of Section 4.03, hereof, which cannot be amended, this corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation or its Bylaws, in the manner now or hereafter prescribed by statute or by these Articles of Incorporation or said Bylaws, and all rights conferred upon the stockholders are granted subject to this reservation.

ARTICLE XI
POWERS OF DIRECTORS

In futherance, and not in limitation of the powers conferred by statue, the Board of Directors is expressly authorized:

(1) Subject to the Bylaws, if any, adopted by the stockholders, to make, alter or repeal the Bylaws of the corporation;

(2) To authorize and cause to be executed mortgages and liens, with or without limit as to amount, upon the real and personal property of the corporation;

(3) To authorize the guaranty by the corporation of securities, evidences of indebtedness and obligations of other persons, corporations and business entities;

(4) To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve; and

(5) By resolution adopted by a majority of the whole Board of Directors, to designate one or more committees, each committee to consist of one or more of the directors of the corporation, which, to the extent provided in the resolution or in the By-laws of the Board of Directors in the management of the business and affairs of the corporation, any may authorize the seal of the corporation to be affixed to all papers which may require it Such committee or committees shall have such name or names as may be stated in the Bylaws of the corporation or as may be determined from time to time by resolution adopted by the Board of Directors

All corporate powers of the corporation shall be exercised by the Board of Directors except as otherwise provided herein or by law.

IN WITNESS WHEREOF, I have hereunto set my hand this 26th day of April, 2005 hereby declaring and certifying that the facts stated herein above are true.

Sandra L. Miller
Sole Incorporator

ACKNOWLEDGMENT

STATE OF NEVADA)
: **ss**
CITY OF CARSON)

On this 26th day of April, 2005 Sandra L. Miller personally appeared before for me, a Notary Public, and acknowledged to me that she executed the foregoing instrument for the purposes therein set forth.

DIANE E. KALINOWSKI
Notary Public, State of Nevada
Appointment No. 99-58966-5
My Appt. Expires Oct 24, 2007

NOTARY PUBLIC

CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT

IN THE MATTER OF: Vector Ventures Corp.

Resident Agents of Nevada, Inc., Resident Agent # 83364, with address at 711 S. Carson, Ste 4, Carson City, Nevada 89701, hereby accepts the appointment as Resident Agent of the above-entitled corporation in accordance with NRS 78.090.

Furthermore, that the mailing address for the above registered office is as set forth above

IN WITNESS WHEREOF, I hereunto set my hand this 26th of April 2005.

By____________________
Sandra L. Miller
Resident Agents of Nevada, Inc., Resident Agent # 83364
Resident Agents

CERTIFICATE OF AMENDMENT TO ARTICLES OF VECTOR

DEAN HELLER
Secretary of State
202 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of [signature] Dean Heller Secretary of State State of Nevada	Document Number **20060806473-36**	
	Filing Date and Time **12/15/2006 3:25 AM**	
	Entity Number **E0241042005-4**	

Certificate of Amendment
(PURSUANT TO NRS 78.385 and 78.390)

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Vector Ventures Corp.

2. The articles have been amended as follows (provide article numbers, if available):

1. **NAME OF CORPORATION**: "Celsius Holdings, Inc."

3. **SHARES**: The number of shares the corporation is authorized to issue is an aggregate total of 400,000,000 shares with a par value of $0.001 per share divided into:

a. 350,000,000 shares of Common Stock with a par value of $0.001 per share; and

b. 50,000,000 shares of Preferred Stock with a par value of $0.001 per share.

And

ARTICLE IV
SHARES OF STOCK

Section 4.01 Number and Class. The amount of the total authorized capital stock of this corporation is:

a. 350,000,000 shares of common stock with a par value of $0.001 per share; and
b. 50,000,000 shares of preferred stock with a par value of $0.001 per share.

The Common Stock and Preferred Stock may be issued from time to time without action by the stockholders. The Common Stock and Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors.

The Board of Directors may issue such shares of Preferred Stock in one of more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by them.

ARTICLE XII
CONTROL SHARE ACQUISITIONS

The Corporation expressly opts-out of, or elects not to be governed by the "Acquisition of Controlling Interest" provisions contained in NRS Sections 78.378 through 78.3793 inclusive all as permitted under NRS Section 78.378.1.

ARTICLE XIII
COMBINATIONS WITH INTERESTED STOCKHOLDERS

The Corporation expressly opts-out of, and elects not to be governed by the "Combinations with Interested Stockholders" provisions contained in NRS Section 78.411 through 78.444, inclusive all as permitted under NRS Section 78.434.

Effective as of December 26, 2006 (the "**Effective Date**"), all outstanding shares of common stock of the Corporation automatically shall be subdivided at the rate of four-for-one (the "**Forward Split**") without the necessity of any further action on the part of the holders thereof or the Corporation, provided, however, that the Corporation shall, through its transfer agent, exchange certificates representing common stock outstanding immediately prior to the Effective Date of the Forward Split (the "**Existing Common**") into new certificates representing the appropriate number of shares of common stock resulting from the subdivision ("**New Common**").

From and after the Effective Date, the term "New Common" as used in this Third Article shall mean common stock as provided in the Certificate of Incorporation.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the * articles of incorporation have voted in favor of the amendment is:

66.32%

4. Effective date of filing (optional): 12/26/06

5. Officer Signature (required):

Kristian Kostovski, President and C.E.O.

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees. See attached fee schedule.

Nevada Secretary of State AM 78.385
Amend 2003

Revised on: 11/03/03

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20080555432-54
Ross Miller Secretary of State State of Nevada	Filing Date and Time 08/20/2008 7:30 AM
	Entity Number E0241042005-4

Certificate of Designation

(PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation For Nevada Profit Corporations (Pursuant to NRS 78.1955)

1. Name of corporation:

Celsius Holdings, Inc.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

Celsius Holdings, Inc. Certificate of Designation of Series A Preferred Stock
Celsius Holdings, Inc., a Nevada corporation (the "Company"), acting pursuant to Chapter 78 of the Nevada Revised Statutes, the General Corporation Law of Nevada, does hereby submit the following Certificate of Designation of Series A Convertible Preferred Stock (this "Certificate").
FIRST: The name of the Company is Celsius Holdings, Inc.
SECOND: By unanimous consent of the Board of Directors of the Company (the "Board of Directors"), the following resolutions were duly adopted:
WHEREAS the Articles of Incorporation of the Company (as amended and restated, the "Articles of Incorporation") authorizes Preferred Stock consisting of 50,000 shares, par value $0.001 per share, issuable from time to time in one or more series;
TEXT CONTINUES ON ATTACHED DOCUMENT

3. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

4. Signature: (required)

X

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Execution copy

CELSIUS HOLDINGS, INC.

CERTIFICATE OF DESIGNATION
OF
SERIES A CONVERTIBLE PREFERRED STOCK

Celsius Holdings, Inc., a Nevada corporation (the "***Company***"), acting pursuant to Chapter 78 of the Nevada Revised Statutes, the General Corporation Law of Nevada, does hereby submit the following Certificate of Designation of Series A Convertible Preferred Stock (this "***Certificate***").

FIRST: The name of the Company is Celsius Holdings, Inc.

SECOND: By unanimous consent of the Board of Directors of the Company (the "***Board of Directors***"), the following resolutions were duly adopted:

WHEREAS the Articles of Incorporation of the Company (as amended and restated, the "***Articles of Incorporation***") authorizes Preferred Stock consisting of 50,000 shares, par value $0.001 per share, issuable from time to time in one or more series;

WHEREAS the Board of Directors is authorized, subject to limitations prescribed by law and by the provisions of Article 4.01 of the Company's Articles of Incorporation, as amended, to establish and fix the number of shares to be included in any series of Preferred Stock and the designation, rights, preferences, powers, restrictions and limitations of the shares of such series; and

WHEREAS it is the desire of the Board of Directors to establish and fix the number of shares to be included in a new series of Preferred Stock and the designation, rights, preferences and limitations of the shares of such new series.

NOW, THEREFORE, BE IT RESOLVED that pursuant to Article 4.01 of the Articles of Incorporation there is hereby established a new series of 3,000 shares of Series A Convertible Preferred Stock of the Company (the "***Series A Preferred Stock***") to have the designation, rights, preferences, powers, restrictions and limitations set forth in a supplement of Article 4.01 as follows:

Section 1. Designation and Number of Shares; Defined Terms.

(a) Designation. The series will be known as the "Series A Convertible Preferred Stock" and will be a Series A consisting of 3,000 shares of the authorized but unissued preferred stock of the Company. The face amount of each share of Series A Preferred Stock shall be One Thousand Dollars ($1,000) (the "***Stated Value***")

(b) Defined Terms. When used herein, the terms below shall have the

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respective meanings indicated:

"***Capital Stock***" means the capital stock of the Company, including, without limitation, the Series A Preferred Stock.

"***CDS***" means CDS Ventures of South Florida, LLC, a Florida limited liability company, and its successors and permitted assigns.

"***Change of Control***" means the existence, occurrence, public announcement or entering into an agreement contemplating of any of the following: (a) the sale, conveyance or disposition of all or substantially all of the assets of the Company to any Person, (b) the sale, conveyance or disposition of all or substantially all of the assets of any Company Subsidiary to a Person other than the Company or another Company Subsidiary; (c) the effectuation of a transaction or series of transactions in which more than fifty percent (50%) of the equity or voting power of the Company is disposed of; (d) the effectuation of a transaction or series of transactions in which any of the equity or voting power of any Company Subsidiary is disposed to a Person other than the Company or another Company Subsidiary; (e) the consolidation, merger or other business combination of the Company with or into any other entity, immediately following which the prior stockholders of the Company fail to own, directly or indirectly, at least fifty percent (50%) of the surviving entity; (f) the consolidation, merger or other business combination of any Company Subsidiary with or into any other entity other than the Company or another Company Subsidiary; (g) a transaction or series of transactions in which any Person or group (other than pursuant to an agreement between current affiliates of the Company) acquires more than fifty percent (50%) of the equity or voting power of the Company; (h) a transaction or series of transactions in which any Person or group (other than the Company or a Company Subsidiary) acquires any of the voting equity of a Company Subsidiary; and (i) the Continuing Directors do not at any time constitute at least a majority of the Board of Directors.

"***Continuing Director***" means, at any date, a member of the Board of Directors (i) who was a member of such board on the effective date of this Certificate or (ii) who was nominated or elected by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board of Directors was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or such lesser number comprising a majority of a nominating committee if authority for such nominations or elections has been delegated to a nominating committee whose authority and composition have been approved by at least a majority of the directors who were Continuing Directors at the time such committee was formed.

"***Conversion Price***" means (A) from the date on which this Certificate is effective in the State of Nevada until and including 200 days thereafter $0.08 (eight cents) (B) after 200 days after the date on which this Certificate is effective in the State of Nevada, the greater of (i) 90% of the Market Price on the conversion date and (ii) $0.08 (eight cents) as appropriately adjusted for stock splits, stock dividends and similar events.

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"***Common Stock***" means the Company's common stock, par value $0.001 per share.

"***Company***" means Celsius Holdings, Inc., a Nevada corporation, and its successors and permitted assigns.

"***Default Interest Rate***" means the lower of eighteen (18%) and the maximum rate permitted by applicable law or by the applicable rules or regulations of any governmental agency or of any stock exchange or other self-regulatory organization having jurisdiction over the Company or the trading of its securities.

"***Delivery Default Amount***" means, with respect to a Delivery Default of (i) Dividend Shares, the aggregate Liquidation Preference of the Dividend Shares subject to such Delivery Default as of the date on which such Dividend Shares were required to be delivered; and (ii) Maturity Shares or Conversion Shares, the product of (x) the number of the Maturity Shares or Conversion Shares, as the case may be, subject to such Delivery Default *multiplied by* (y) the VWAP as of the date on which such Maturity Shares or Conversion Shares were required to be delivered.

"***Excluded Stock***" shall mean: (i) the Series A Preferred Stock; (ii) all Deliverable Shares; (iii) securities issued pursuant to the acquisition of another business entity or business segment of any such entity by the Company by merger, purchase of substantially all of the assets or other reorganization whereby the Company will own more than fifty percent (50%) of the voting power of such business entity or business segment of any such entity; (iv) securities issued to employees, consultants, officers, directors or other advisors of the Company pursuant to any stock option, stock purchase or stock bonus plan, agreement or arrangement approved by the Board of Directors; and (v) securities issued to leasing companies, landlords and other providers of goods and services to the Company and approved by the Board of Directors.

"***Holder***" means any Person that holds any Shares.

"***Liquidation Event***" means where (i) the Company or any Company Subsidiary shall make a general assignment for the benefit of creditors or consent to the appointment of a receiver, liquidator, custodian, or similar official of all or substantially all of its properties, or any such official is placed in control of such properties, or the Company or any Company Subsidiary shall commence any action or proceeding or take advantage of or file under any federal or state insolvency statute, including, without limitation, the United States Bankruptcy Code, seeking to have an order for relief entered with respect to it or seeking adjudication as a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, administration, a voluntary arrangement, or other relief with respect to it or its debts; or (ii) there shall be commenced against the Company or any Company Subsidiary any action or proceeding of the nature referred to in ***clause (i)*** above or seeking issuance of a warrant of attachment, execution, distraint, or similar process against all or any substantial part of its

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property, which results in the entry of an order for relief which remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there is initiated the dissolution or other winding up of the Company or any material Company Subsidiary, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy proceedings; or (iv) there is initiated any assignment for the benefit of creditors or any marshalling of the material assets or material liabilities of the Company or any Company Subsidiary.

"***Market Price***" means the average of the ten daily VWAPs for the 10 Trading Days immediately preceding the applicable date of determination.

"***Securities Purchase Agreement***" means the Securities Purchase Agreement, dated as of August 8, 2008, by and between the Company and CDS Ventures of South Florida, LLC, as may be amended from time to time.

"***Series A Preferred Stock***" has the meaning specified in the recitals of this Certificate.

"***Shares***" means shares of Series A Preferred Stock.

"***Stated Value***" has the meaning specified in ***Section 1(a)***.

"***VWAP***" on a Trading Day means the volume weighted average price of the Common Stock for such Trading Day on the Principal Market as reported by Bloomberg Financial Markets or, if Bloomberg Financial Markets is not then reporting such prices, by a comparable reporting service of national reputation selected by the Holders and reasonably satisfactory to the Company. If the VWAP cannot be calculated for the Common Stock on such Trading Day on any of the foregoing bases, then the Company shall submit such calculation to an independent investment banking firm of national reputation (reasonably acceptable to the Holders of not less than two-thirds of the Shares then outstanding), and shall cause such investment banking firm to perform such determination and notify the Company and the Holders of the results of determination no later than two (2) Business Days from the time such calculation was submitted to it by the Company. All such determinations shall be appropriately adjusted for any stock dividend, stock split, reverse stock split or other similar transaction during such period.

(c) Cross References. The terms below are defined in the sections of this Certificate indicated below:

"Board of Directors"	***Preamble***
"Certificate"	***Preamble***
"Articles of Incorporation"	***Recitals***
"Conversion"	***Section 8(a)***
"Conversion Date"	***Section 8(b)***
"Conversion Delivery Date"	***Section 8(c)***
"Conversion Notice"	***Section 8(b)***

"Conversion Shares"	***Section 8(a)***
"Deliverable Shares"	***Section 10***
"Delivery Default"	***Section 10(b)***
"Delivery Default Date"	***Section 10(b)***
"Delivery Default Payments"	***Section 10(b)***
"Dividend Payment Date"	***Section 2(b)***
"Dividend Share Delivery Date"	***Section 2(c)***
"Dividend Shares"	***Section 2(c)***
"Dividends"	***Section 2(a)***
"DTC"	***Section 10(a)***
"DWAC"	***Section 10(a)***
"Early Redemption"	***Section 7(a)***
"Early Redemption Date"	***Section 7(a)***
"Early Redemption Notice"	***Section 7(a)***
"Early Redemption Price"	***Section 7(b)***
"Issue Date"	***Section 2(a)***
"Junior Stock"	***Section 2(b)***
"Liquidation Preference"	***Section 4(a)***
"Mandatory Redemption"	***Section 6(a)***
"Mandatory Redemption Date"	***Section 6(c)***
"Mandatory Redemption Event"	***Section 6(a)***
"Mandatory Redemption Notice"	***Section 6(c)***
"Mandatory Redemption Price"	***Section 6(b)***
"Maturity Date"	***Section 3(a)***
"Maturity Shares"	***Section 3(b)***
"Maturity Share Delivery Date"	***Section 3(b)***
"Transfer Agent"	***Section 10(a)***

(d) Terms Defined in Securities Purchase Agreement. Any capitalized term used but not defined herein has the meaning specified in the Securities Purchase Agreement.

(e) Usage. All definitions contained in this Certificate are equally applicable to the singular and plural forms of the terms defined. The words "hereof", "herein" and "hereunder" and words of similar import contained in this Certificate refer to this Certificate as a whole and not to any particular provision of this Certificate.

Section 2. Dividends.

(a) Dividend Rate. Dividends (the "***Dividends***") shall accrue on the Stated Value of each Share at an annual rate equal to ten percent (10%), computed on the basis of a 360-day year (consisting of 12 months of 30 days each) and calculated using the actual number of days elapsed since and including the date on which such Share was issued (the "***Issue Date***") or the date on which Dividends were most recently paid, as the case may be.

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(b) Dividend Payment Date. Each Holder shall be entitled to receive, in preference to the payment of dividends to any holders of the Company's common stock or any other class or series of preferred stock (collectively, the "***Junior Stock***"), the accrued and unpaid Dividends for each Share held by such Holder on the last Business Day of each fiscal year of the Company (each, a "***Dividend Payment Date***").

(c) Payment of Dividend in Shares. The Company shall pay all Dividends in kind with additional Shares. The number of Shares to be issuable to a Holder on a Dividend Payment Date shall be equal to the quotient of (x) the Dividends payable to such Holder on such Dividend Payment Date *divided by* (y) $1,000 (the "***Dividend Shares***"). On or before the fifth (5th) Business Day following a Dividend Payment Date (the "***Dividend Share Delivery Date***"), the Company must deliver to each Holder the Dividend Shares issuable to such Holder in accordance with the provisions of ***Section 10.***

Section 3. Maturity Date.

(a) Payment at Maturity. All Shares shall mature on February 1, 2013 (the "***Maturity Date***"). On the Maturity Date, the Company shall pay to each Holder the aggregate Liquidation Preference for such Holder's Shares in accordance with this ***Section 3.***

(b) Payment in Shares of Common Stock. The Company shall pay the amount due on the Maturity Date in kind with shares of Common Stock. The number of shares of Common Stock to be issuable to a Holder on the Maturity Date (the "***Maturity Shares***") shall be equal to the quotient of (x) the aggregate Liquidation Preference for such Holder's Shares on the Maturity Date *divided by* (y) the Conversion Price in effect as of the Maturity Date. On or before the third (3rd) Business Day following the Maturity Date (the "***Maturity Share Delivery Date***"), the Company must deliver to each Holder the Maturity Shares issuable to such Holder under this ***Section 3*** in accordance with the provisions of ***Section 10.***

Section 4. Liquidation Preference.

(a) Preference. In the event of any liquidation, dissolution or winding up of the Company, either voluntarily or involuntarily, each Holder shall be entitled to receive prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of any Junior Stock, an amount (the "***Liquidation Preference***") equal to (A) $1,000 per Share held by such Holder, *plus* (B) a further amount equal to any Dividends accrued but unpaid on such Shares. If, upon such liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution to the stockholders of the Company are insufficient to provide for the payment of the full aforesaid preferential amount, such assets as are so available shall be distributed among the Holders in proportion to the relative aggregate Liquidation Preferences of the Shares held by such Holders. The Liquidation Preference set forth in this ***Section 4(a)*** shall be appropriately adjusted for any stock splits, stock combinations, stock dividends or similar recapitalizations.

(b) Noncash Distributions. If any of the assets of the Company are to be distributed other than in cash under this ***Section 4***, then the Board of Directors shall promptly engage independent competent appraisers to determine the value of the assets to be distributed to the holders of Capital Stock. The Company shall, upon receipt of such appraiser's valuation, give prompt written notice to each holder of Capital Stock of the appraiser's valuation.

Section 5. Covenants and Agreements.

(a) Certain Affirmative Covenants of the Company. The Company shall, and shall cause each Company Subsidiary to:

(i) maintain its corporate existence in good standing;

(ii) comply with all Governmental Requirements applicable to the operation of its business, except for instances of noncompliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(iii) comply with all agreements, documents and instruments binding on it or affecting its Properties or business, including, without limitation, all Material Contracts, except for instances of noncompliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(iv) provide each Holder with copies of all materials sent to its shareholders at the same time as such materials are delivered to such shareholders;

(v) timely file with the Commission all reports required to be filed pursuant to the Exchange Act and refrain from terminating its status as an issuer required by the Exchange Act to file reports thereunder even if the Exchange Act or the rules or regulations thereunder would permit such termination (and otherwise make and keep public information available, as those terms are understood and defined in Rule 144);

(vi) ensure that the Common Stock is at all times listed or quoted on the Nasdaq Bulletin Board, Nasdaq Global Market, the New York Stock Exchange, the American Stock Exchange, or such other exchange or quotation service (reasonably satisfactory to the Holders of not less than two-thirds of the Shares then outstanding;

(vii) maintain commercially reasonable insurance coverage (including D&O insurance) for each of the Company and Company Subsidiaries; and

(viii) obtain Stockholder Cap Approval in accordance with the terms of the Securities Purchase Agreement, if such is needed.

(b) Certain Negative Covenants of the Company. The Company shall

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not, and shall cause each Company Subsidiary not to:

(i) enter into any transaction or arrangement with any Affiliate, employee, officer, director or shareholder of the Company or Company Subsidiary, unless such transaction is effectuated on an arms' length basis and approved by the independent directors of the Company or such Company Subsidiary, as the case may be;

(ii) incur (or permit to exist) any Debt (other than Permitted Debt);

(iii) grant, establish or maintain any Lien on any of its Property other than Permitted Liens;

(iv) make any Restricted Payments other than Restricted Payments made by a Company Subsidiary to the Company;

(v) make any offers or sales of any security or solicit any offers to buy any security, which will be integrated with the sale of the Securities in a manner which would require the registration of any of the Securities under the Securities Act or require stockholder approval under the rules and regulations of the Principal Market;

(vi) dispose of all or any part of its Property unless (i) such disposition is in the ordinary course of business and for fair market value, and (ii) such Property is not material to the Company's or any Company Subsidiary's business, operations or financial condition or performance; or

(vii) consent to or implement any termination, amendment, modification, supplement or waiver of the certificate or articles of incorporation, articles of organization, bylaws, regulations or other constituent documents of the Company or any Company Subsidiary which could reasonably be expected to adversely affect the rights of any Holder under the Transaction Documents.

Section 6. Mandatory Redemption.

(a) Mandatory Redemption Event. Each Holder shall have the right to require the Company to redeem all or any portion of the Shares held by such Holder (a "***Mandatory Redemption***") in cash upon the occurrence of any of the following events (each, a "***Mandatory Redemption Event***"):

(i) any representation or warranty of the Company set forth in the Securities Purchase Agreement was not true and correct in all material respects as of the date when made;

(ii) the Company fails at any time to comply with or perform in all material respects all of the agreements, obligations, covenants and conditions set forth in ***Section 5*** or any other provision of this Certificate that are required to be complied

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with or performed by it, and such failure is not cured within five (5) Business Days from the date on which a Holder delivers written notice thereof to the Company; or

(iii) a Change of Control.

(b) Mandatory Redemption Price. The amount payable upon a Mandatory Redemption (the "***Mandatory Redemption Price***") shall be equal to the greater of (i) the aggregate Liquidation Preference for the Shares being redeemed as of the Mandatory Redemption Date and (ii) the aggregate Liquidation Preference for such Shares *divided by* the Conversion Price *multiplied by* the Market Price in effect on the Mandatory Redemption Date.

(c) Payment of Mandatory Redemption Price. The Company shall pay in cash the Mandatory Redemption Price to the Holder exercising its right to redemption on or prior to the fifth (5th) Business Day following the date on which such Holder delivers written notice (the "***Mandatory Redemption Notice***") to the Company demanding the redemption of such Holder's Shares pursuant to this ***Section 6*** and specifying the number of Shares to be redeemed (such fifth (5th) Business Day being referred to herein as the "***Mandatory Redemption Date***"). If the Company fails to pay the Mandatory Redemption Price to a Holder on or before the Mandatory Redemption Date, such Holder shall be entitled to interest thereon, from and after the Mandatory Redemption Payment Date until the Mandatory Redemption Price has been paid in full, at an annual rate equal to the Default Interest Rate.

Section 7. Early Redemption.

(a) General. The Company shall have the right at any time on or after July 1, 2010 to redeem all but not less than all of the outstanding Shares in cash (an "***Early Redemption***"). For the avoidance of doubt, the Company shall not have the right to redeem any Shares prior to July 1, 2010. In order to effectuate an Early Redemption, the Company must deliver written notice thereof to each Holder (an "***Early Redemption Notice***"), and such notice shall specify the date on which such early redemption shall be effectuated (the "***Early Redemption Date***"), *provided* that the Early Redemption Date must be at least sixty (60) days following the date on which the Early Redemption Notice has been delivered to all of the Holders. Notwithstanding the foregoing, if a Holder delivers a Mandatory Redemption Notice or Conversion Notice at any time prior to the Early Redemption Date, then the provisions of this Certificate applicable to such Mandatory Redemption or Conversion, as applicable, including the Company's obligation to pay the amounts or deliver shares of Common Stock in connection with such Mandatory Redemption or Conversion, as applicable, shall apply and control.

(b) Early Redemption Price. The amount payable upon an Early Redemption (the "***Early Redemption Price***") shall be equal to 104% of the aggregate Liquidation Preference for the Shares being redeemed.

(c) Payment of Early Redemption Price. The Company shall pay in cash the Early Redemption Price to each Holder on the Early Redemption Date. If the Company

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fails to pay the Early Redemption Price to a Holder on or before the Early Redemption Date, such Holder shall be entitled to interest thereon, from and after the Early Redemption Date until the Early Redemption Price has been paid in full, at an annual rate equal to the Default Interest Rate.

Section 8. Conversion. The Series A Preferred Stock shall be convertible into Common Stock as follows:

(a) Right to Convert; Number of Conversion Shares. Each Holder shall have the right to convert, at any time and from time to time, all or any part of the Shares held by such Holder into such number of fully paid and non-assessable shares (the "***Conversion Shares***") of Common Stock as is determined in accordance with the terms hereof (a "***Conversion***"). The number of Conversion Shares to be delivered by the Company pursuant to a Conversion shall be determined by dividing (i) the aggregate Liquidation Preference of the Shares to be converted by (ii) the Conversion Price in effect on the applicable Conversion Date.

(b) Conversion Notice. In order to convert Shares, a Holder shall send to the Company by facsimile transmission, at any time prior to 5:00 p.m., New York City time, on the date on which such Holder wishes to effect such Conversion (the "***Conversion Date***"), a notice of conversion (a "***Conversion Notice***") stating the number of Shares to be converted, the amount of Dividends accrued (but remaining unpaid) thereon, and a calculation of the number of shares of Common Stock issuable upon such Conversion. Such Holder shall thereafter send the certificate or certificates representing the Shares being converted to the Company. The Company shall issue a new certificate for Shares to such Holder in the event that less than all of the Shares represented by a certificate are converted; *provided, however*, that the failure of the Company to deliver such new certificate shall not affect the right of such Holder to submit a further Conversion Notice with respect to such Shares and, in any such case, such Holder shall be deemed to have submitted the original of such new certificate at the time that it submits such further Conversion Notice. Except as otherwise provided herein, upon delivery of a Conversion Notice by a Holder in accordance with the terms hereof, such Holder shall, as of the applicable Conversion Date, be deemed for all purposes to be the record owner of the Common Stock to which such Conversion Notice relates. In the case of a dispute between the Company and a Holder as to the calculation of the Conversion Price or the number of Conversion Shares issuable upon a Conversion (including without limitation the calculation of any adjustment to the Conversion Price pursuant to ***Section 9***), the Company shall issue to such Holder the number of Conversion Shares that are not disputed within the time periods specified in ***Section 10*** and shall submit the disputed calculations to its independent accountant within two (2) Business Days of receipt of such Holder's Conversion Notice. The Company shall cause such accountant to calculate the Conversion Price as provided herein and to notify the Company and such Holder of the results in writing no later than five (5) Business Days following the Company's receipt of such Holder's Conversion Notice. Such accountant's calculation shall be deemed conclusive absent manifest error. The fees of any such accountant shall be borne by the party whose calculations were most at variance with those of such accountant.

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(c) Delivery of Conversion Shares. Upon receipt of a fax copy of a Conversion Notice from a Holder, the Company shall, no later than the close of business on the fifth (5th) Business Day following the Conversion Date set forth in such Conversion Notice (the "***Conversion Delivery Date***"), issue and deliver or caused to be delivered to such Holder the number of Conversion Shares determined pursuant to ***Section 8(a)***; *provided, however*, that any Conversion Shares that are the subject of the dispute procedure described in ***Section 8(b)*** shall be delivered no later than the close of business on the fifth (5th) Business Day following the determination made pursuant thereto. The Company must deliver to each Holder the Conversion Shares issuable to such Holder under this ***Section 8*** in accordance with the provisions of ***Section 10***.

Section 9. Adjustment of Conversion Price. The Conversion Price of the Series A Preferred Stock shall be subject to adjustment from time to time as follows:

(a) Stock Splits and Stock Dividends. If the number of shares of Common Stock outstanding at any time after the date hereof is increased by (i) a stock dividend payable in (x) shares of Common Stock (other than dividends payable pursuant to the Series A Preferred Stock), or (y) options to purchase or rights to subscribe for Common Stock or other securities of the Company convertible into or exchangeable for Common Stock, or (ii) a subdivision or split-up of shares of Common Stock, then, on the date such payment is made or such change is effective, the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of the Series A Preferred Stock shall be increased in proportion to such increase of outstanding shares.

(b) Reverse Stock Splits and Stock Combinations. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then, on the effective date of such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of the Series A Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

(c) Distributions. In case the Company shall declare a cash dividend upon its Common Stock or shall distribute to holders of its Common Stock shares of its capital stock (other than Common Stock), stock or other securities of other Persons, evidences of indebtedness issued by the Company or other Persons, assets (excluding cash dividends) or options or rights (excluding options to purchase and rights to subscribe for Common Stock or other securities of the Company convertible into or exchangeable for Common Stock), then, in such case, each Holder shall, concurrently with the distribution to holders of Common Stock, receive a like distribution based upon the number of shares of Common Stock into which such Holder's Shares are then convertible at the Conversion Price in effect on the record date for such distribution.

(d) Capital Reorganization. In case, at any time after the date hereof, of any capital reorganization, or any reclassification of the stock of the Company (other

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than a change in par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Company with or into another Person (other than a consolidation or merger in which the Company is the continuing entity and which does not result in any change in the Common Stock), or of the sale or other disposition of all or substantially all of the properties and assets of the Company as an entirety to any other Person, the Shares shall, if such event is not deemed a liquidation for purposes of ***Section 4***, after such reorganization, reclassification, consolidation, merger, sale or other disposition, be convertible into the kind and number of shares of stock or other securities or property of the Company or of the entity resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold or otherwise disposed to which such Holder would have been entitled if immediately prior to such reorganization, reclassification, consolidation, merger, sale or other disposition such Holder had converted its Shares into Common Stock. The provisions of this ***Section 9(e)*** shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or other dispositions. The provisions of this ***Section 9(e)*** shall not affect the Holders right to effect a Mandatory Redemption if any of the transactions described in this ***Section 9(e)*** also constitute a Mandatory Redemption Event.

(e) <u>Minimal Adjustments</u>. No adjustment in a Conversion Price need be made if such adjustment would result in a change in a Conversion Price of less than $0.01. Any adjustment of less than $0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $0.01 or more in a Conversion Price. All calculations under this ***Section 9*** shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

(f) <u>Certificate as to Adjustments</u>. Upon the occurrence of each adjustment or readjustment of a Conversion Price pursuant to this ***Section 9***, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon written request at any time of any Holder, furnish or cause to be furnished to such Holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect for the Series A Preferred Stock held, and (iii) the number of shares of Common Stock and the amount if any, of other property which at the time would be received upon the conversion of the Series A Preferred Stock.

(g) <u>Notices of Record Date</u>. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, the Company shall mail to each Holder at least ten (10) Business Days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

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Section 10. Delivery of Shares. The provisions of this ***Section 10*** shall apply to all deliveries of Dividend Shares, Maturity Shares and Conversion Shares (collectively, the "***Deliverable Shares***"):

(a) Method of Delivery. The Company or its designated transfer agent (the "***Transfer Agent***") shall effect all deliveries of Deliverable Shares required to be delivered to a Holder by issuing and delivering such Deliverable Shares to the Depository Trust Company ("***DTC***") account on such Holder's behalf via the Deposit Withdrawal Agent Commission System ("***DWAC***"). Notwithstanding the foregoing, the delivery of (i) all Dividend Shares, (ii) any other Deliverable Shares to the extent such Deliverable Shares are restricted and may not be delivered in accordance with the preceding sentence, and (iii) any other Deliverable Shares to the extent such Holder requests in writing, shall be effected by delivering to such Holder or its nominee physical certificates representing such Deliverable Shares no later than the close of business on the date on which such Deliverable Shares are due. Deliverable Shares delivered to a Holder shall not contain any restrictive legend as long as the resale of such Deliverable Shares (x) has been or will be made (as certified in writing by such Holder to the Company) pursuant to an effective registration statement, (y) has been made pursuant to Rule 144 under the Securities Act, or (z) may be made pursuant to Rule 144(k) under the Securities Act or any successor rule or provision.

(b) Failure to Deliver.

(i) In the event that, for any reason, a Holder has not timely received the number of Deliverable Shares required to be delivered to such Holder, or the Deliverable Shares so delivered contain a restrictive legend in spite of such Holder complying with the requirements described in ***clause (x), (y)*** or ***(z)*** of ***Section 10(a)***, on or before the delivery date for such Deliverable Shares (a "***Delivery Default***", and the date on which such delivery was required to be made, the "***Delivery Default Date***"), the Company shall pay to such Holder payments ("***Delivery Default Payments***") in the amount of (A) (N/360) *multiplied by* (B) the applicable Delivery Default Amount *multiplied by* (C) the Default Interest Rate, where "N" equals the number of days elapsed between the date on which such Deliverable Shares were to be delivered (or date on which the restrictive legend was to be removed from such Deliverable Shares) and the date on which such Delivery Default has been cured. Amounts payable pursuant to the preceding sentence shall be paid to the Holder in immediately available funds on or before the second (2nd) Business Day following written notice from such Holder to the Company specifying the amount owed to it by the Company.

(ii) In addition to any other remedies provided herein, each Holder shall have the right to pursue actual damages for the Company's failure to issue and deliver Deliverable Shares on the applicable delivery date, including, without limitation, damages relating to any purchase of shares of Common Stock by or on behalf of such Holder in order to make delivery on a sale lawfully effected in anticipation of receiving Deliverable Shares, such damages to be in an amount equal to (A) the aggregate amount paid by such Holder for the shares of Common Stock so purchased *minus* (B) the aggregate amount received by such Holder upon the sale of such Deliverable Shares (or in the case of

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Dividend Shares, the aggregate amount received by such Holder upon the conversion of such Dividend Shares and subsequent sale of the Conversion Shares), and such Holder shall have the right to pursue all other remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief).

(c) Fractional Shares. No fractional Deliverable Shares shall be issued upon conversion of the Series A Preferred Stock. In lieu of any fractional share to which a Holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by (i) $1,000 in the case of a fractional Dividend Share, and (ii) the Market Price determined as of the required delivery date in the case of a fractional share of Common Stock.

Section 11. Reservation of Deliverable Shares. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Series A Preferred Stock and shares of Common Stock solely for the purpose of effecting the delivery of the Deliverable Shares as shall from time to time be sufficient to effect all of the delivery requirements under this Certificate, and if at any time the number of authorized but unissued shares of Series A Preferred Stock or shares of Common Stock shall not be sufficient to effect any of the delivery requirements under this Certificate, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Series A Preferred Stock or shares of Common Stock, as the case may be, to such number of shares as shall be sufficient for such purpose.

Section 12. Voting Rights; Protective Provisions; Waivers.

(a) Voting Rights. Each Share shall have the same voting rights as the shares of Common Stock into which it may be converted determined in accordance with the Conversion Price then in effect. The Company shall provide each Holder with prior notification of each meeting of stockholders (and copies of proxy statements and other information sent to such stockholders) in the same manner as notification sent to holders of Common Stock.

(b) Protective Provisions. So long any Shares are outstanding, the Company shall not, without first obtaining the approval of the Holders of not less than two-thirds of the Shares then outstanding:

(i) alter, change, modify or amend (x) the terms of the Series A Preferred Stock in any way or (y) the terms of any other capital stock of the Company so as to affect adversely the Series A Preferred Stock;

(ii) create or issue any new class or series of capital stock, or increase the authorized number of any existing class or series of capital stock, in either such case having a preference over or ranking *pari passu* with the Series A Preferred Stock as to redemption or distribution of assets upon a Liquidation Event or any other liquidation, dissolution or winding up of the Company;

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(iii) increase the authorized number of shares of Series A Preferred Stock;

(iv) re-issue any Shares which have been converted or redeemed in accordance with the terms hereof; or

(v) issue any Shares except pursuant to the terms of this Certificate.

In the event that (x) the Holders of not less than two-thirds of the Shares then outstanding agree to allow the Company to alter or change the rights, preferences or privileges of the Series A Preferred Stock pursuant to the terms hereof, no such change shall be effective to the extent that, by its terms, it applies to less than all of the Shares then outstanding.

(c) Waivers. Any waiver or consent under this Certificate shall be in writing and be binding only upon the specific Person giving such waiver or consent and limited to the specific instance and purpose for which such waiver or consent was given.

Section 13. Notices. Any notice required by the provisions of this Certificate to be given to a Holder shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to such Holder of record at such Holder's latest address appearing on the books of the Company or at such other address provided by such Holder to the Company in writing.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by its President and attested to by its Secretary this 8 th day of August, 2008.

CELSIUS HOLDINGS, INC.

By: ______________________

Name: Stephen C. Haley

Title: Chief Executive Officer

ATTEST:

____

Name: Jan A Norelid

Title: Secretary

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ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Amendment to Certificate of Designation After Issuance of Class or Series

(PURSUANT TO NRS 78.1955)

Filed in the office of	Document Number 20080817335-37
[signature]	Filing Date and Time 12/15/2008 12:36 PM
Ross Miller Secretary of State State of Nevada	Entity Number E0241042005-4

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Certificate of Designation For Nevada Profit Corporations (Pursuant to NRS 78.1955 - After Issuance of Class or Series)

1. Name of corporation:

Celsius Holdings, Inc

2. Stockholder approval pursuant to statute has been obtained.

3. The class or series of stock being amended:

Series A Preferred Stock

4. By a resolution adopted by the board of directors, the certificate of designation is being amended as follows or the new class or series is:

The Certificate of Designation authorizing is 3,000 shares of Series A Convertible Preferred Stock of the Company (the "Series A Preferred Stock") is hereby amended as follows:

"Conversion Price" means (A) until and including December 31, 2010 $0.08 (eight cents) and (B) after December 31, 2010 the greater of (i) 90% of the Market Price on the conversion date and (ii) $0.08 (eight cents) as appropriately adjusted for stock splits, stock dividends and similar events.

5. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

6. Signature: (required)

X [signature]

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

CELSIUS HOLDINGS, INC.

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF DESIGNATION
OF
SERIES A CONVERTIBLE PREFERRED STOCK

Celsius Holdings, Inc., a Nevada corporation (the "*Company*"), acting pursuant to Chapter 78 of the Nevada Revised Statutes, the General Corporation Law of Nevada, does hereby submit the following Certificate of Amendment to the Certificate of Designation of Series A Convertible Preferred Stock filed on August 20, 2008 (the "*Certificate of Designation*").

FIRST: The name of the Company is Celsius Holdings, Inc.

SECOND: By unanimous consent of the Board of Directors of the Company (the "*Board of Directors*"), the following resolutions were duly adopted:

WHEREAS it is the desire of the Board of Directors to amend the certificate of designation issued August 8, 2008;

NOW, THEREFORE, BE IT RESOLVED that the Certificate of Designation authorizing is 3,000 shares of Series A Convertible Preferred Stock of the Company (the "*Series A Preferred Stock*") is hereby amended as follows:

"*Conversion Price*" means (A) until and including December 31, 2010 $0.08 (eight cents) and (B) after December 31, 2010 the greater of (i) 90% of the Market Price on the conversion date and (ii) $0.08 (eight cents) as appropriately adjusted for stock splits, stock dividends and similar events.

IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by its President and attested to by its Secretary this 12th day of December, 2008.

CELSIUS HOLDINGS, INC.

By: ______________________
Name: Stephen C. Haley
Title: Chief Executive Officer

ATTEST:

____
Name: Jan A Norelid
Title: Secretary

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Certificate of Designation
(PURSUANT TO NRS 78.1955)

Filed in the office of	Document Number 20080838321-15
Ross Miller Secretary of State State of Nevada	Filing Date and Time 12/22/2008 7:51 AM
	Entity Number E0241042005-4

USE BLACK INK ONLY - DO NOT HIGHLIGHT **ABOVE SPACE IS FOR OFFICE USE ONLY**

Certificate of Designation For Nevada Profit Corporations (Pursuant to NRS 78.1955)

1. Name of corporation:

Celsius Holdings, Inc.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

Celsius Holdings, Inc. Certificate of Designation of Series B Convertible Preferred Stock
Celsius Holdings, Inc., a Nevada corporation (the "Company"), acting pursuant to Chapter 78 of the Nevada Revised Statutes, the General Corporation Law of Nevada, does hereby submit the following Certificate of Designation of Series B Convertible Preferred Stock (this "Certificate").
FIRST: The name of the Company is Celsius Holdings, Inc.
SECOND: By unanimous consent of the Board of Directors of the Company (the "Board of Directors"), the following resolutions were duly adopted:
WHEREAS the Board of Directors is authorized, subject to limitations prescribed by law and by the provisions of Article 4.01 of the Company's Articles of Incorporation, as amended, to establish and fix the

TEXT CONTINUES ON ATTACHED DOCUMENT

3. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

4. Signature: (required)

X

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

Execution Copy

CELSIUS HOLDINGS, INC.

CERTIFICATE OF DESIGNATION
OF
SERIES B CONVERTIBLE PREFERRED STOCK

Celsius Holdings, Inc., a Nevada corporation (the "***Company***"), acting pursuant to Chapter 78 of the Nevada Revised Statutes, the General Corporation Law of Nevada, does hereby submit the following Certificate of Designation of Series B Convertible Preferred Stock (this "***Certificate***").

FIRST: The name of the Company is Celsius Holdings, Inc.

SECOND: By unanimous consent of the Board of Directors of the Company (the "***Board of Directors***"), the following resolutions were duly adopted:

WHEREAS the Articles of Incorporation of the Company (as amended and restated, the "***Articles of Incorporation***") authorizes Preferred Stock consisting of 50,000 shares, par value $0.001 per share, issuable from time to time in one or more series;

WHEREAS the Board of Directors is authorized, subject to limitations prescribed by law and by the provisions of Article 4.01 of the Company's Articles of Incorporation, as amended, to establish and fix the number of shares to be included in any series of Preferred Stock and the designation, rights, preferences, powers, restrictions and limitations of the shares of such series; and

WHEREAS it is the desire of the Board of Directors to establish and fix the number of shares to be included in a new series of Preferred Stock and the designation, rights, preferences and limitations of the shares of such new series.

NOW, THEREFORE, BE IT RESOLVED that pursuant to Article 4.01 of the Articles of Incorporation there is hereby established a new series of 4,000 shares of Series B Convertible Preferred Stock of the Company (the "***Series B Preferred Stock***") to have the designation, rights, preferences, powers, restrictions and limitations set forth in a supplement of Article 4.01 as follows:

Section 1. Designation and Number of Shares; Defined Terms.

(a) Designation. The series will be known as the "Series B Convertible Preferred Stock" and will be a Series B consisting of 4,000 shares of the authorized but unissued preferred stock of the Company. The face amount of each share of Series B Preferred Stock shall be One Thousand Dollars ($1,000) (the "***Stated Value***")

(b) Defined Terms. When used herein, the terms below shall have the

respective meanings indicated:

"***Capital Stock***" means the capital stock of the Company, including, without limitation, the Series B Preferred Stock.

"***CDS***" means CDS Ventures of South Florida, LLC, a Florida limited liability company, and its successors and permitted assigns.

"***Change of Control***" means the existence, occurrence, public announcement or entering into an agreement contemplating of any of the following: (a) the sale, conveyance or disposition of all or substantially all of the assets of the Company to any Person, (b) the sale, conveyance or disposition of all or substantially all of the assets of any Company Subsidiary to a Person other than the Company or another Company Subsidiary; (c) the effectuation of a transaction or series of transactions in which more than fifty percent (50%) of the equity or voting power of the Company is disposed of; (d) the effectuation of a transaction or series of transactions in which any of the equity or voting power of any Company Subsidiary is disposed to a Person other than the Company or another Company Subsidiary; (e) the consolidation, merger or other business combination of the Company with or into any other entity, immediately following which the prior stockholders of the Company fail to own, directly or indirectly, at least fifty percent (50%) of the surviving entity; (f) the consolidation, merger or other business combination of any Company Subsidiary with or into any other entity other than the Company or another Company Subsidiary; (g) a transaction or series of transactions in which any Person or group (other than pursuant to an agreement between current affiliates of the Company) acquires more than fifty percent (50%) of the equity or voting power of the Company; (h) a transaction or series of transactions in which any Person or group (other than the Company or a Company Subsidiary) acquires any of the voting equity of a Company Subsidiary; and (i) the Continuing Directors do not at any time constitute at least a majority of the Board of Directors.

"***Continuing Director***" means, at any date, a member of the Board of Directors (i) who was a member of such board on the effective date of this Certificate or (ii) who was nominated or elected by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board of Directors was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or such lesser number comprising a majority of a nominating committee if authority for such nominations or elections has been delegated to a nominating committee whose authority and composition have been approved by at least a majority of the directors who were Continuing Directors at the time such committee was formed.

"***Conversion Price***" means (A) from the date on which this Certificate is effective in the State of Nevada until and including December 31, 2010, $0.05 (five cents) and (B) after December 31, 2010, the greater of (i) 90% of the Market Price on the conversion date and (ii) $0.05 (five cents) as appropriately adjusted for stock splits, stock dividends and similar events.

"***Common Stock***" means the Company's common stock, par value $0.001 per share.

"***Company***" means Celsius Holdings, Inc., a Nevada corporation, and its successors and permitted assigns.

"***Default Interest Rate***" means the lower of eighteen (18%) and the maximum rate permitted by applicable law or by the applicable rules or regulations of any governmental agency or of any stock exchange or other self-regulatory organization having jurisdiction over the Company or the trading of its securities.

"***Delivery Default Amount***" means, with respect to a Delivery Default of (i) Dividend Shares, the aggregate Liquidation Preference of the Dividend Shares subject to such Delivery Default as of the date on which such Dividend Shares were required to be delivered; and (ii) Maturity Shares or Conversion Shares, the product of (x) the number of the Maturity Shares or Conversion Shares, as the case may be, subject to such Delivery Default *multiplied by* (y) the VWAP as of the date on which such Maturity Shares or Conversion Shares were required to be delivered.

"***Excluded Stock***" shall mean: (i) the Series B Preferred Stock; (ii) all Deliverable Shares; (iii) securities issued pursuant to the acquisition of another business entity or business segment of any such entity by the Company by merger, purchase of substantially all of the assets or other reorganization whereby the Company will own more than fifty percent (50%) of the voting power of such business entity or business segment of any such entity; (iv) securities issued to employees, consultants, officers, directors or other advisors of the Company pursuant to any stock option, stock purchase or stock bonus plan, agreement or arrangement approved by the Board of Directors; and (v) securities issued to leasing companies, landlords and other providers of goods and services to the Company and approved by the Board of Directors.

"***Holder***" means any Person that holds any Shares.

"***Liquidation Event***" means where (i) the Company or any Company Subsidiary shall make a general assignment for the benefit of creditors or consent to the appointment of a receiver, liquidator, custodian, or similar official of all or substantially all of its properties, or any such official is placed in control of such properties, or the Company or any Company Subsidiary shall commence any action or proceeding or take advantage of or file under any federal or state insolvency statute, including, without limitation, the United States Bankruptcy Code, seeking to have an order for relief entered with respect to it or seeking adjudication as a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, administration, a voluntary arrangement, or other relief with respect to it or its debts; or (ii) there shall be commenced against the Company or any Company Subsidiary any action or proceeding of the nature referred to in ***clause (i)*** above or seeking issuance of a warrant of attachment, execution, distraint, or similar process against all or any substantial part of its

property, which results in the entry of an order for relief which remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there is initiated the dissolution or other winding up of the Company or any material Company Subsidiary, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy proceedings; or (iv) there is initiated any assignment for the benefit of creditors or any marshalling of the material assets or material liabilities of the Company or any Company Subsidiary.

"***Market Price***" means the average of the ten daily VWAPs for the 10 Trading Days immediately preceding the applicable date of determination.

"***Securities Purchase Agreement***" means the Securities Purchase Agreement, dated as of December __, 2008, by and between the Company and CDS Ventures of South Florida, LLC, as may be amended from time to time.

"***Series B Preferred Stock***" has the meaning specified in the recitals of this Certificate.

"***Shares***" means shares of Series B Preferred Stock.

"***Stated Value***" has the meaning specified in ***Section 1(a)***.

"***VWAP***" on a Trading Day means the volume weighted average price of the Common Stock for such Trading Day on the Principal Market as reported by Bloomberg Financial Markets or, if Bloomberg Financial Markets is not then reporting such prices, by a comparable reporting service of national reputation selected by the Holders and reasonably satisfactory to the Company. If the VWAP cannot be calculated for the Common Stock on such Trading Day on any of the foregoing bases, then the Company shall submit such calculation to an independent investment banking firm of national reputation (reasonably acceptable to the Holders of not less than two-thirds of the Shares then outstanding), and shall cause such investment banking firm to perform such determination and notify the Company and the Holders of the results of determination no later than two (2) Business Days from the time such calculation was submitted to it by the Company. All such determinations shall be appropriately adjusted for any stock dividend, stock split, reverse stock split or other similar transaction during such period.

(c) Cross References. The terms below are defined in the sections of this Certificate indicated below:

"Board of Directors"	***Preamble***
"Certificate"	***Preamble***
"Articles of Incorporation"	***Recitals***
"Conversion"	***Section 8(a)***
"Conversion Date"	***Section 8(b)***
"Conversion Delivery Date"	***Section 8(c)***
"Conversion Notice"	***Section 8(b)***

"Conversion Shares"	*Section 8(a)*
"Deliverable Shares"	*Section 10*
"Delivery Default"	*Section 10(b)*
"Delivery Default Date"	*Section 10(b)*
"Delivery Default Payments"	*Section 10(b)*
"Dividend Payment Date"	*Section 2(b)*
"Dividend Share Delivery Date"	*Section 2(c)*
"Dividend Shares"	*Section 2(c)*
"Dividends"	*Section 2(a)*
"DTC"	*Section 10(a)*
"DWAC"	*Section 10(a)*
"Early Redemption"	*Section 7(a)*
"Early Redemption Date"	*Section 7(a)*
"Early Redemption Notice"	*Section 7(a)*
"Early Redemption Price"	*Section 7(b)*
"Issue Date"	*Section 2(a)*
"Junior Stock"	*Section 2(b)*
"Liquidation Preference"	*Section 4(a)*
"Mandatory Redemption"	*Section 6(a)*
"Mandatory Redemption Date"	*Section 6(c)*
"Mandatory Redemption Event"	*Section 6(a)*
"Mandatory Redemption Notice"	*Section 6(c)*
"Mandatory Redemption Price"	*Section 6(b)*
"Maturity Date"	*Section 3(a)*
"Maturity Shares"	*Section 3(b)*
"Maturity Share Delivery Date"	*Section 3(b)*
"Transfer Agent"	*Section 10(a)*

(d) Terms Defined in Securities Purchase Agreement. Any capitalized term used but not defined herein has the meaning specified in the Securities Purchase Agreement.

(e) Usage. All definitions contained in this Certificate are equally applicable to the singular and plural forms of the terms defined. The words "hereof", "herein" and "hereunder" and words of similar import contained in this Certificate refer to this Certificate as a whole and not to any particular provision of this Certificate.

Section 2. Dividends.

(a) Dividend Rate. Dividends (the "***Dividends***") shall accrue on the Stated Value of each Share at an annual rate equal to ten percent (10%), computed on the basis of a 360-day year (consisting of 12 months of 30 days each) and calculated using the actual number of days elapsed since and including the date on which such Share was issued (the "***Issue Date***") or the date on which Dividends were most recently paid, as the case may be.

(b) Dividend Payment Date. Each Holder shall be entitled to receive, in preference to the payment of dividends to any holders of the Company's common stock or any other class or series of preferred stock other than Series A Convertible Preferred Stock (collectively, the "***Junior Stock***"), the accrued and unpaid Dividends for each Share held by such Holder on the last Business Day of each fiscal year of the Company (each, a "***Dividend Payment Date***").

(c) Payment of Dividend in Shares. The Company shall pay all Dividends in kind with additional Shares. The number of Shares to be issuable to a Holder on a Dividend Payment Date shall be equal to the quotient of (x) the Dividends payable to such Holder on such Dividend Payment Date *divided by* (y) $1,000 (the "***Dividend Shares***"). On or before the fifth (5th) Business Day following a Dividend Payment Date (the "***Dividend Share Delivery Date***"), the Company must deliver to each Holder the Dividend Shares issuable to such Holder in accordance with the provisions of ***Section 10***.

Section 3. Maturity Date.

(a) Payment at Maturity. All Shares shall mature on December 31, 2013 (the "***Maturity Date***"). On the Maturity Date, the Company shall pay to each Holder the aggregate Liquidation Preference for such Holder's Shares in accordance with this ***Section 3***.

(b) Payment in Shares of Common Stock. The Company shall pay the amount due on the Maturity Date in kind with shares of Common Stock. The number of shares of Common Stock to be issuable to a Holder on the Maturity Date (the "***Maturity Shares***") shall be equal to the quotient of (x) the aggregate Liquidation Preference for such Holder's Shares on the Maturity Date *divided by* (y) the Conversion Price in effect as of the Maturity Date. On or before the third (3rd) Business Day following the Maturity Date (the "***Maturity Share Delivery Date***"), the Company must deliver to each Holder the Maturity Shares issuable to such Holder under this ***Section 3*** in accordance with the provisions of ***Section 10***.

Section 4. Liquidation Preference.

(a) Preference. In the event of any liquidation, dissolution or winding up of the Company, either voluntarily or involuntarily, each Holder shall be entitled to receive prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of any Junior Stock, an amount (the "***Liquidation Preference***") equal to (A) $1,000 per Share held by such Holder, *plus* (B) a further amount equal to any Dividends accrued but unpaid on such Shares. If, upon such liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution to the stockholders of the Company are insufficient to provide for the payment of the full aforesaid preferential amount, such assets as are so available shall be distributed among the Holders in proportion to the relative aggregate Liquidation Preferences of the Shares held by such Holders. The Liquidation Preference set forth in this ***Section 4(a)*** shall be appropriately adjusted for any stock splits, stock combinations,

stock dividends or similar recapitalizations.

(b) Noncash Distributions. If any of the assets of the Company are to be distributed other than in cash under this ***Section 4***, then the Board of Directors shall promptly engage independent competent appraisers to determine the value of the assets to be distributed to the holders of Capital Stock. The Company shall, upon receipt of such appraiser's valuation, give prompt written notice to each holder of Capital Stock of the appraiser's valuation.

Section 5. Covenants and Agreements.

(a) Certain Affirmative Covenants of the Company. The Company shall, and shall cause each Company Subsidiary to:

(i) maintain its corporate existence in good standing;

(ii) comply with all Governmental Requirements applicable to the operation of its business, except for instances of noncompliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(iii) comply with all agreements, documents and instruments binding on it or affecting its Properties or business, including, without limitation, all Material Contracts, except for instances of noncompliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(iv) provide each Holder with copies of all materials sent to its shareholders at the same time as such materials are delivered to such shareholders;

(v) timely file with the Commission all reports required to be filed pursuant to the Exchange Act and refrain from terminating its status as an issuer required by the Exchange Act to file reports thereunder even if the Exchange Act or the rules or regulations thereunder would permit such termination (and otherwise make and keep public information available, as those terms are understood and defined in Rule 144);

(vi) ensure that the Common Stock is at all times listed or quoted on the Nasdaq Bulletin Board, Nasdaq Global Market, the New York Stock Exchange, the American Stock Exchange, or such other exchange or quotation service (reasonably satisfactory to the Holders of not less than two-thirds of the Shares then outstanding;

(vii) maintain commercially reasonable insurance coverage (including D&O insurance) for each of the Company and Company Subsidiaries; and

(viii) obtain Stockholder Cap Approval in accordance with the terms of the Securities Purchase Agreement, if such is needed.

(b) Certain Negative Covenants of the Company. The Company shall not, and shall cause each Company Subsidiary not to:

(i) enter into any transaction or arrangement with any Affiliate, employee, officer, director or shareholder of the Company or Company Subsidiary, unless such transaction is effectuated on an arms' length basis and approved by the independent directors of the Company or such Company Subsidiary, as the case may be;

(ii) incur (or permit to exist) any Debt (other than Permitted Debt);

(iii) grant, establish or maintain any Lien on any of its Property other than Permitted Liens;

(iv) make any Restricted Payments other than Restricted Payments made by a Company Subsidiary to the Company;

(v) make any offers or sales of any security or solicit any offers to buy any security, which will be integrated with the sale of the Securities in a manner which would require the registration of any of the Securities under the Securities Act or require stockholder approval under the rules and regulations of the Principal Market;

(vi) dispose of all or any part of its Property unless (i) such disposition is in the ordinary course of business and for fair market value, and (ii) such Property is not material to the Company's or any Company Subsidiary's business, operations or financial condition or performance; or

(vii) consent to or implement any termination, amendment, modification, supplement or waiver of the certificate or articles of incorporation, articles of organization, bylaws, regulations or other constituent documents of the Company or any Company Subsidiary which could reasonably be expected to adversely affect the rights of any Holder under the Transaction Documents.

Section 6. Mandatory Redemption.

(a) Mandatory Redemption Event. Each Holder shall have the right to require the Company to redeem all or any portion of the Shares held by such Holder (a "***Mandatory Redemption***") in cash upon the occurrence of any of the following events (each, a "***Mandatory Redemption Event***"):

(i) any representation or warranty of the Company set forth in the Securities Purchase Agreement was not true and correct in all material respects as of the date when made;

(ii) the Company fails at any time to comply with or perform in all material respects all of the agreements, obligations, covenants and conditions set forth

in ***Section 5*** or any other provision of this Certificate that are required to be complied with or performed by it, and such failure is not cured within five (5) Business Days from the date on which a Holder delivers written notice thereof to the Company; or

(iii) a Change of Control.

(b) Mandatory Redemption Price. The amount payable upon a Mandatory Redemption (the "***Mandatory Redemption Price***") shall be equal to the greater of (i) the aggregate Liquidation Preference for the Shares being redeemed as of the Mandatory Redemption Date and (ii) the aggregate Liquidation Preference for such Shares *divided by* the Conversion Price *multiplied by* the Market Price in effect on the Mandatory Redemption Date.

(c) Payment of Mandatory Redemption Price. The Company shall pay in cash the Mandatory Redemption Price to the Holder exercising its right to redemption on or prior to the fifth (5th) Business Day following the date on which such Holder delivers written notice (the "***Mandatory Redemption Notice***") to the Company demanding the redemption of such Holder's Shares pursuant to this ***Section 6*** and specifying the number of Shares to be redeemed (such fifth (5th) Business Day being referred to herein as the "***Mandatory Redemption Date***"). If the Company fails to pay the Mandatory Redemption Price to a Holder on or before the Mandatory Redemption Date, such Holder shall be entitled to interest thereon, from and after the Mandatory Redemption Payment Date until the Mandatory Redemption Price has been paid in full, at an annual rate equal to the Default Interest Rate.

Section 7. Early Redemption.

(a) General. The Company shall have the right at any time on or after December 31, 2010 to redeem all but not less than all of the outstanding Shares in cash (an "***Early Redemption***"). For the avoidance of doubt, the Company shall not have the right to redeem any Shares prior to January 1, 2011. In order to effectuate an Early Redemption, the Company must deliver written notice thereof to each Holder (an "***Early Redemption Notice***"), and such notice shall specify the date on which such early redemption shall be effectuated (the "***Early Redemption Date***"), *provided* that the Early Redemption Date must be at least sixty (60) days following the date on which the Early Redemption Notice has been delivered to all of the Holders. Notwithstanding the foregoing, if a Holder delivers a Mandatory Redemption Notice or Conversion Notice at any time prior to the Early Redemption Date, then the provisions of this Certificate applicable to such Mandatory Redemption or Conversion, as applicable, including the Company's obligation to pay the amounts or deliver shares of Common Stock in connection with such Mandatory Redemption or Conversion, as applicable, shall apply and control.

(b) Early Redemption Price. The amount payable upon an Early Redemption (the "***Early Redemption Price***") shall be equal to 104% of the aggregate Liquidation Preference for the Shares being redeemed.

(c) Payment of Early Redemption Price. The Company shall pay in cash the Early Redemption Price to each Holder on the Early Redemption Date. If the Company fails to pay the Early Redemption Price to a Holder on or before the Early Redemption Date, such Holder shall be entitled to interest thereon, from and after the Early Redemption Date until the Early Redemption Price has been paid in full, at an annual rate equal to the Default Interest Rate.

Section 8. Conversion. The Series B Preferred Stock shall be convertible into Common Stock as follows:

(a) Right to Convert; Number of Conversion Shares. Each Holder shall have the right to convert, at any time and from time to time, all or any part of the Shares held by such Holder into such number of fully paid and non-assessable shares (the "***Conversion Shares***") of Common Stock as is determined in accordance with the terms hereof (a "***Conversion***"). The number of Conversion Shares to be delivered by the Company pursuant to a Conversion shall be determined by dividing (i) the aggregate Liquidation Preference of the Shares to be converted by (ii) the Conversion Price in effect on the applicable Conversion Date.

(b) Conversion Notice. In order to convert Shares, a Holder shall send to the Company by facsimile transmission, at any time prior to 5:00 p.m., New York City time, on the date on which such Holder wishes to effect such Conversion (the "***Conversion Date***"), a notice of conversion (a "***Conversion Notice***") stating the number of Shares to be converted, the amount of Dividends accrued (but remaining unpaid) thereon, and a calculation of the number of shares of Common Stock issuable upon such Conversion. Such Holder shall thereafter send the certificate or certificates representing the Shares being converted to the Company. The Company shall issue a new certificate for Shares to such Holder in the event that less than all of the Shares represented by a certificate are converted; *provided, however*, that the failure of the Company to deliver such new certificate shall not affect the right of such Holder to submit a further Conversion Notice with respect to such Shares and, in any such case, such Holder shall be deemed to have submitted the original of such new certificate at the time that it submits such further Conversion Notice. Except as otherwise provided herein, upon delivery of a Conversion Notice by a Holder in accordance with the terms hereof, such Holder shall, as of the applicable Conversion Date, be deemed for all purposes to be the record owner of the Common Stock to which such Conversion Notice relates. In the case of a dispute between the Company and a Holder as to the calculation of the Conversion Price or the number of Conversion Shares issuable upon a Conversion (including without limitation the calculation of any adjustment to the Conversion Price pursuant to ***Section 9***), the Company shall issue to such Holder the number of Conversion Shares that are not disputed within the time periods specified in ***Section 10*** and shall submit the disputed calculations to its independent accountant within two (2) Business Days of receipt of such Holder's Conversion Notice. The Company shall cause such accountant to calculate the Conversion Price as provided herein and to notify the Company and such Holder of the results in writing no later than five (5) Business Days following the Company's receipt of such Holder's Conversion Notice. Such accountant's calculation shall be deemed conclusive absent manifest error. The fees of any such

accountant shall be borne by the party whose calculations were most at variance with those of such accountant.

(c) Delivery of Conversion Shares. Upon receipt of a fax copy of a Conversion Notice from a Holder, the Company shall, no later than the close of business on the fifth (5th) Business Day following the Conversion Date set forth in such Conversion Notice (the "***Conversion Delivery Date***"), issue and deliver or caused to be delivered to such Holder the number of Conversion Shares determined pursuant to ***Section 8(a)***; *provided, however*, that any Conversion Shares that are the subject of the dispute procedure described in ***Section 8(b)*** shall be delivered no later than the close of business on the fifth (5th) Business Day following the determination made pursuant thereto. The Company must deliver to each Holder the Conversion Shares issuable to such Holder under this ***Section 8*** in accordance with the provisions of ***Section 10***.

Section 9. Adjustment of Conversion Price. The Conversion Price of the Series B Preferred Stock shall be subject to adjustment from time to time as follows:

(a) Stock Splits and Stock Dividends. If the number of shares of Common Stock outstanding at any time after the date hereof is increased by (i) a stock dividend payable in (x) shares of Common Stock (other than dividends payable pursuant to the Series B Preferred Stock), or (y) options to purchase or rights to subscribe for Common Stock or other securities of the Company convertible into or exchangeable for Common Stock, or (ii) a subdivision or split-up of shares of Common Stock, then, on the date such payment is made or such change is effective, the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of the Series B Preferred Stock shall be increased in proportion to such increase of outstanding shares.

(b) Reverse Stock Splits and Stock Combinations. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then, on the effective date of such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of the Series B Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

(c) Distributions. In case the Company shall declare a cash dividend upon its Common Stock or shall distribute to holders of its Common Stock shares of its capital stock (other than Common Stock), stock or other securities of other Persons, evidences of indebtedness issued by the Company or other Persons, assets (excluding cash dividends) or options or rights (excluding options to purchase and rights to subscribe for Common Stock or other securities of the Company convertible into or exchangeable for Common Stock), then, in such case, each Holder shall, concurrently with the distribution to holders of Common Stock, receive a like distribution based upon the number of shares of Common Stock into which such Holder's Shares are then convertible at the Conversion Price in effect on the record date for such distribution.

(d) Capital Reorganization. In case, at any time after the date hereof, of any capital reorganization, or any reclassification of the stock of the Company (other than a change in par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Company with or into another Person (other than a consolidation or merger in which the Company is the continuing entity and which does not result in any change in the Common Stock), or of the sale or other disposition of all or substantially all of the properties and assets of the Company as an entirety to any other Person, the Shares shall, if such event is not deemed a liquidation for purposes of ***Section 4***, after such reorganization, reclassification, consolidation, merger, sale or other disposition, be convertible into the kind and number of shares of stock or other securities or property of the Company or of the entity resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold or otherwise disposed to which such Holder would have been entitled if immediately prior to such reorganization, reclassification, consolidation, merger, sale or other disposition such Holder had converted its Shares into Common Stock. The provisions of this ***Section 9(e)*** shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or other dispositions. The provisions of this ***Section 9(e)*** shall not affect the Holders right to effect a Mandatory Redemption if any of the transactions described in this ***Section 9(e)*** also constitute a Mandatory Redemption Event.

(e) Minimal Adjustments. No adjustment in a Conversion Price need be made if such adjustment would result in a change in a Conversion Price of less than $0.01. Any adjustment of less than $0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $0.01 or more in a Conversion Price. All calculations under this ***Section 9*** shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

(f) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of a Conversion Price pursuant to this ***Section 9***, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon written request at any time of any Holder, furnish or cause to be furnished to such Holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect for the Series B Preferred Stock held, and (iii) the number of shares of Common Stock and the amount if any, of other property which at the time would be received upon the conversion of the Series B Preferred Stock.

(g) Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, the Company shall mail to each Holder at least ten (10) Business Days prior to the date specified therein, a notice specifying the date on

which any such record is to be taken for the purpose of such dividend or distribution.

Section 10. Delivery of Shares. The provisions of this ***Section 10*** shall apply to all deliveries of Dividend Shares, Maturity Shares and Conversion Shares (collectively, the "***Deliverable Shares***"):

(a) Method of Delivery. The Company or its designated transfer agent (the "***Transfer Agent***") shall effect all deliveries of Deliverable Shares required to be delivered to a Holder by issuing and delivering such Deliverable Shares to the Depository Trust Company ("***DTC***") account on such Holder's behalf via the Deposit Withdrawal Agent Commission System ("***DWAC***"). Notwithstanding the foregoing, the delivery of (i) all Dividend Shares, (ii) any other Deliverable Shares to the extent such Deliverable Shares are restricted and may not be delivered in accordance with the preceding sentence, and (iii) any other Deliverable Shares to the extent such Holder requests in writing, shall be effected by delivering to such Holder or its nominee physical certificates representing such Deliverable Shares no later than the close of business on the date on which such Deliverable Shares are due. Deliverable Shares delivered to a Holder shall not contain any restrictive legend as long as the resale of such Deliverable Shares (x) has been or will be made (as certified in writing by such Holder to the Company) pursuant to an effective registration statement, (y) has been made pursuant to Rule 144 under the Securities Act, or (z) may be made pursuant to Rule 144(k) under the Securities Act or any successor rule or provision.

(b) Failure to Deliver.

(i) In the event that, for any reason, a Holder has not timely received the number of Deliverable Shares required to be delivered to such Holder, or the Deliverable Shares so delivered contain a restrictive legend in spite of such Holder complying with the requirements described in ***clause (x)***, ***(y)*** or ***(z)*** of ***Section 10(a)***, on or before the delivery date for such Deliverable Shares (a "***Delivery Default***", and the date on which such delivery was required to be made, the "***Delivery Default Date***"), the Company shall pay to such Holder payments ("***Delivery Default Payments***") in the amount of (A) (N/360) *multiplied by* (B) the applicable Delivery Default Amount *multiplied by* (C) the Default Interest Rate, where "N" equals the number of days elapsed between the date on which such Deliverable Shares were to be delivered (or date on which the restrictive legend was to be removed from such Deliverable Shares) and the date on which such Delivery Default has been cured. Amounts payable pursuant to the preceding sentence shall be paid to the Holder in immediately available funds on or before the second (2nd) Business Day following written notice from such Holder to the Company specifying the amount owed to it by the Company.

(ii) In addition to any other remedies provided herein, each Holder shall have the right to pursue actual damages for the Company's failure to issue and deliver Deliverable Shares on the applicable delivery date, including, without limitation, damages relating to any purchase of shares of Common Stock by or on behalf of such Holder in order to make delivery on a sale lawfully effected in anticipation of receiving Deliverable Shares, such damages to be in an amount equal to (A) the aggregate amount

paid by such Holder for the shares of Common Stock so purchased *minus* (B) the aggregate amount received by such Holder upon the sale of such Deliverable Shares (or in the case of Dividend Shares, the aggregate amount received by such Holder upon the conversion of such Dividend Shares and subsequent sale of the Conversion Shares), and such Holder shall have the right to pursue all other remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief).

(c) Fractional Shares. No fractional Deliverable Shares shall be issued upon conversion of the Series B Preferred Stock. In lieu of any fractional share to which a Holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by (i) $1,000 in the case of a fractional Dividend Share, and (ii) the Market Price determined as of the required delivery date in the case of a fractional share of Common Stock.

Section 11. Reservation of Deliverable Shares. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Series B Preferred Stock and shares of Common Stock solely for the purpose of effecting the delivery of the Deliverable Shares as shall from time to time be sufficient to effect all of the delivery requirements under this Certificate, and if at any time the number of authorized but unissued shares of Series B Preferred Stock or shares of Common Stock shall not be sufficient to effect any of the delivery requirements under this Certificate, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Series B Preferred Stock or shares of Common Stock, as the case may be, to such number of shares as shall be sufficient for such purpose.

Section 12. Voting Rights; Protective Provisions; Waivers.

(a) Voting Rights. Each Share shall have the same voting rights as the shares of Common Stock into which it may be converted determined in accordance with the Conversion Price then in effect. The Company shall provide each Holder with prior notification of each meeting of stockholders (and copies of proxy statements and other information sent to such stockholders) in the same manner as notification sent to holders of Common Stock.

(b) Protective Provisions. So long any Shares are outstanding, the Company shall not, without first obtaining the approval of the Holders of not less than two-thirds of the Shares then outstanding:

(i) alter, change, modify or amend (x) the terms of the Series B Preferred Stock in any way or (y) the terms of any other capital stock of the Company so as to affect adversely the Series B Preferred Stock;

(ii) create or issue any new class or series of capital stock, or increase the authorized number of any existing class or series of capital stock, in either such case having a preference over or ranking *pari passu* with the Series B Preferred Stock as to

redemption or distribution of assets upon a Liquidation Event or any other liquidation, dissolution or winding up of the Company;

(iii) increase the authorized number of shares of Series B Preferred Stock;

(iv) re-issue any Shares which have been converted or redeemed in accordance with the terms hereof; or

(v) issue any Shares except pursuant to the terms of this Certificate.

In the event that (x) the Holders of not less than two-thirds of the Shares then outstanding agree to allow the Company to alter or change the rights, preferences or privileges of the Series B Preferred Stock pursuant to the terms hereof, no such change shall be effective to the extent that, by its terms, it applies to less than all of the Shares then outstanding.

(c) Waivers. Any waiver or consent under this Certificate shall be in writing and be binding only upon the specific Person giving such waiver or consent and limited to the specific instance and purpose for which such waiver or consent was given.

Section 13. Notices. Any notice required by the provisions of this Certificate to be given to a Holder shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to such Holder of record at such Holder's latest address appearing on the books of the Company or at such other address provided by such Holder to the Company in writing.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by its President and attested to by its Secretary this __th day of December, 2008.

CELSIUS HOLDINGS, INC.

By: ______________________
Name: Stephen C. Haley
Title: Chief Executive Officer

ATTEST:

____
Name: Jan A Norelid
Title: Secretary

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20090625049-17
Ross Miller Secretary of State State of Nevada	Filing Date and Time 08/17/2009 7:04 AM
	Entity Number E0241042005-4

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT **ABOVE SPACE IS FOR OFFICE USE ONLY**

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

CELSIUS HOLDINGS, INC.

2. The articles have been amended as follows: (provide article numbers, if available)

CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF CELSIUS HOL DINGS, INC (a Nevada Corporation)
Pursuant to with provisions of the Nevada Revised Statutes, Chapter78, the undersigned, being the Chairman and Chief Executive Officer of Celsius Holdings, Inc., a corporation organized and existing under the laws of the State of Nevada (the "Corporation"), does hereby certify that the following resolutions were adopted by the Corporation's Board of Directors and its stockholders as hereinafter described:
RESOLVED: Certificate of Incorporation of this Corporation is hereby amended as follows:
3. SHARES: The number of shares the corporation is authorized to issue is an aggregate total of 1,050,000,000 shares with a par value of $0.001 per share divided into: [continued on attached sheet]

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 94.9 percent

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

CERTIFICATE OF AMENDMENT
TO THE CERTIFICATE OF INCORPORATION
OF
CELSIUS HOLDINGS, INC.
(A Nevada Corporation)

Pursuant to with provisions of the *Nevada Revised Statutes, Chapter78*, the undersigned, being the Chairman and Chief Executive Officer of Celsius Holdings, Inc., a corporation organized and existing under the laws of the State of Nevada (the "Corporation"), does hereby certify that the following resolutions were adopted by the Corporation's Board of Directors and its stockholders as hereinafter described:

RESOLVED: Certificate of Incorporation of this Corporation is hereby amended as follows:

3. **SHARES**: The number of shares the corporation is authorized to issue is an aggregate total of 1,050,000,000 shares with a par value of $0.001 per share divided into:

a. 1,000,000,000 shares of Common Stock with a par value of $0.001 per share; and

b. 50,000,000 shares of Preferred Stock with a par value of $0.001 per share.

And

ARTICLE IV
SHARES OF STOCK

Section 4.01 Number and Class. The amount of the total authorized capital stock of this corporation is:

a. 1,000,000,000 shares of common stock with a par value of $0.001 per share; and
b. 50,000,000 shares of preferred stock with a par value of $0.001 per share.

The Common Stock and Preferred Stock may be issued from time to time without action by the stockholders. The Common Stock and Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors.

The Board of Directors may issue such shares of Preferred Stock in one of more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by them.

The foregoing resolutions and this Certificate of Amendment were adopted by the Board of Directors of the Corporation pursuant to a written consent of the directors of the Corporation dated May 18, 2009 in accordance with provisions of the *Nevada Revised Statutes, Chapter 78*, and by the holders 94.9% of the votes cast at the annual meeting of stockholders held on July 16, 2009 in accordance with provisions of the *Nevada Revised Statutes, Chapter 78.*

IN WITNESS WHEREOF, the undersigned, being the Chief Executive Officer of this Corporation, has executed this Certificate of Amendment to the Corporation's Certificate of Incorporation as of August 10, 2009.

CELSIUS HOLDINGS, INC.

By: ______________________________

Stephen C. Haley, Chief Executive Officer

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

Filed in the office of
Ross Miller
Secretary of State
State of Nevada

Document Number
20090874825-85
Filing Date and Time
12/21/2009 1:00 PM
Entity Number
E0241042005-4

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

CELSIUS HOLDINGS, INC.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

1,000,000,000 authorized shares of common stock, par value $0.001
50,000,000 authorized shares of preferred stock, par value $0.001

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

50,000,000 authorized shares of common stock, par value $0.001, 2,500,000 authorized shares of preferred stock; to be outstanding after the reverse stock split described below.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

7,675,779 shares in exchange for 153,515,570 outstanding shares of common stock; 354.6 shares in exchange for 7,092 outstanding shares of preferred stock in a 20 for 1 reverse stock split.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Fractional share of common stock will be rounded up to a whole share, not possible to estimate % affected.
Fractional shares of preferred stock will be issued, 100% of outstanding preferred shares are affected.

7. Effective date of filing: (optional) at the close of business December 23, 2009

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X

Signature of Officer

Chief Executive Officer

Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

260201

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
	20130788849-20
Ross Miller	Filing Date and Time
Secretary of State	**11/27/2013 8:38 AM**
State of Nevada	Entity Number
	E0241042005-4

Certificate of Reinstatement

(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 88 AND 89)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Reinstatement
(For Entities Governed by NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 88 and 89)

1. Name of Entity:

CELSIUS HOLDINGS, INC.

2. Entity Number: E0241042005-4

3. Signature:

I declare under penalty of perjury that the reinstatement has been authorized by a court of competent jurisdiction or by the duly elected board of directors of the entity or if the entity has no board of directors, its equivalent of such board.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X

Signature of Officer or other Authorized Signature

11/6/2013

Date

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

180303

Registered Agent Acceptance

(PURSUANT TO NRS 77.310)

This form may be submitted by: a Commercial Registered Agent, Noncommercial Registered Agent or Represented Entity. For more information please visit http://www.nvsos.gov/index.aspx?page=141

Filed in the office of	Document Number 20130788848-19
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 11/27/2013 8:38 AM
	Entity Number E0241042005-4

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Acceptance of Appointment by Registered Agent

In the matter of CELSIUS HOLDINGS, INC.

Name of Represented Business Entity

I, RESIDENT AGENTS OF NEVADA, INC. am a:

Name of Appointed Registered Agent *OR* Represented Entity Serving as Own Agent*

(complete only one)

a) [X] commercial registered agent listed with the Nevada Secretary of State,

b) [ ] noncommercial registered agent with the following address for service of process:

Street Address ______ City ______ Nevada Zip Code ______

Mailing Address (if different from street address) ______ City ______ Nevada Zip Code ______

c) [ ] represented entity accepting own service of process at the following address:

Title of Office or Position of Person in Represented Entity ______

Street Address ______ City ______ Nevada Zip Code ______

Mailing Address (if different from street address) ______ City ______ Nevada Zip Code ______

and hereby state that on 11/6/2013 (Date) I accepted the appointment as registered agent for the above named business entity.

X Rebecca Barhum (signature)

Authorized Signature of R.A. or On Behalf of R.A. Company

Date: 11/6/2013

*If changing Registered Agent when reinstating, officer's signature required.

X ______

Signature of Officer

Date ______

(PROFIT) INITIAL/ANNUAL LIST OF OFFICERS, DIRECTORS AND STATE BUSINESS LICENSE APPLICATION OF:

ENTITY NUMBER

CELSIUS HOLDINGS, INC.
NAME OF CORPORATION

E0241042005-4

Filed in the office of	Document Number 20130788847-08
Ross Miller Secretary of State State of Nevada	Filing Date and Time 11/27/2013 8:38 AM
	Entity Number E0241042005-4

FOR THE FILING PERIOD OF 4/30/2011 TO 4/30/2014

USE BLACK INK ONLY - DO NOT HIGHLIGHT

YOU MAY FILE THIS FORM ONLINE AT www.nvsilverflume.gov

☐ Return one file stamped copy. (If filing not accompanied by order instructions, file stamped copy will be sent to registered agent.)

IMPORTANT: Read instructions before completing and returning this form.

Page 2 Additional Officers

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Print or type names and addresses, either residence or business, for all officers and directors. A President, Secretary, Treasurer, or equivalent of and all Directors must be named. There must be at least one director. An **Officer** must sign the form. *FORM WILL BE RETURNED IF UNSIGNED.*
2. If there are additional officers, attach a list of them to this form.
3. Return the completed form with the filing fee. Annual list fee is based upon the current total authorized stock as explained in the Annual List Fee Schedule For Profit Corporations. A $75.00 penalty must be added for failure to file this form by the deadline. An annual list received more than 90 days before its due date shall be deemed an amended list for the previous year.
4. State business license fee is $200.00. Effective 2/1/2010, $100.00 must be added for failure to file form by deadline.
5. Make your check payable to the Secretary of State.
6. **Ordering Copies:** If requested above, one file stamped copy will be returned at no additional charge. To receive a certified copy, enclose an additional $30.00 per certification. **A copy fee of $2.00 per page is required for each additional copy** generated when ordering 2 or more file stamped or certified copies. Appropriate instructions must accompany your order.
7. Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, Nevada 89701-4201, (775) 684-5708.
8. Form must be in the possession of the Secretary of State on or before the last day of the month in which it is due. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties. Failure to include annual list and business license fees will result in rejection of filing.

CHECK ONLY IF APPLICABLE AND ENTER EXEMPTION CODE IN BOX BELOW

☐ Pursuant to NRS Chapter 76, this entity is exempt from the business license fee. Exemption code: ☐

NOTE: If claiming an exemption, a notarized Declaration of Eligibility form must be attached. Failure to attach the Declaration of Eligibility form will result in rejection, which could result in late fees.

☐ This corporation is a publicly traded corporation. The Central Index Key number is:

☐ This publicly traded corporation is not required to have a Central Index Key number.

NRS 76.020 Exemption Codes
001 - Governmental Entity
005 - Motion Picture Company
006 - NRS 680B.020 Insurance Co.

NAME	TITLE(S)		
~~STEPHEN C HALEY~~ Gerry David	PRESIDENT (OR EQUIVALENT OF)		
ADDRESS	CITY	STATE	ZIP CODE
711 S CARSON ST STE 4	CARSON CITY	NV	89701
NAME	TITLE(S)		
~~GEARY W COTTON~~ Kathleen Dwyer	SECRETARY (OR EQUIVALENT OF)		
ADDRESS	CITY	STATE	ZIP CODE
711 S CARSON ST STE 4	CARSON CITY	NV	89701
NAME	TITLE(S)		
~~GEARY W COTTON~~ John Fieldly	TREASURER (OR EQUIVALENT OF)		
ADDRESS	CITY	STATE	ZIP CODE
711 S CARSON ST STE 4	CARSON CITY	NV	89701
NAME	TITLE(S)		
~~GEARY COTTON~~ ~~William H. Milmoe~~	DIRECTOR		
ADDRESS	CITY	STATE	ZIP CODE
711 S CARSON ST STE 4	CARSON CITY	NV	89701

None of the officers or directors identified in the list of officers has been identified with the fraudulent intent of concealing the identity of any person or persons exercising the power or authority of an officer or director in furtherance of any unlawful conduct.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X [signature] Title TREASURER Date 11-27-13

Signature of Officer or Other Authorized Signature

Nevada Secretary of State List Profit
Revised 7-31-13

CELSIUS HOLDINGS, INC.

ADDITIONAL OFFICERS/DIRECTORS

~~JAMES CAST~~ Nickolas Castaldo
711 S CARSON ST STE 4
CARSON CITY, NV 89701

THOMAS E LYNCH
711 S CARSON ST STE 4
CARSON CITY, NV 89701

WILLIAM MILMOE
711 S CARSON ST STE 4
CARSON CITY, NV 89701

~~CHRISTIAN A NAST~~ Kathleen M. Dwyer
711 S CARSON ST STE 4
CARSON CITY, NV 89701

~~RICHARD J SWANSON~~ Kevin Harrington
711 S CARSON ST STE 4
CARSON CITY, NV 89701

150101

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20140034010-45
Ross Miller Secretary of State State of Nevada	Filing Date and Time 01/15/2014 8:04 AM
	Entity Number E0241042005-4

Certificate of Designation
(PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation For Nevada Profit Corporations
(Pursuant to NRS 78.1955)

1. Name of corporation:

Celsius Holdings, Inc.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

CELSIUS HOLDINGS, INC. CERTIFICATE OF DESIGNATION OF SERIES C CONVERTIBLE PREFERRED STOCK

Celsius Holdings, Inc., a Nevada corporation (the "Company"), acting pursuant to Chapter 78 of the Nevada Revised Statutes, the General Corporation Law of Nevada, does hereby submit the following Certificate of Designation of Series C Convertible Preferred Stock (this "Certificate").

FIRST: The name of the Company is Celsius Holdings, Inc.

SECOND: By unanimous consent of the Board of Directors of the Company (the "Board of Directors"), the following resolutions were duly adopted:

TEXT CONTINUES ON ATTACHED DOCUMENT

3. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

4. Signature: (required)

X CFO

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

CELSIUS HOLDINGS, INC.

CERTIFICATE OF DESIGNATION
OF
SERIES C CONVERTIBLE PREFERRED STOCK

Celsius Holdings, Inc., a Nevada corporation (the "***Company***"), acting pursuant to Chapter 78 of the Nevada Revised Statutes, the General Corporation Law of Nevada, does hereby submit the following Certificate of Designation of Series C Convertible Preferred Stock (this "***Certificate***").

FIRST: The name of the Company is Celsius Holdings, Inc.

SECOND: By unanimous consent of the Board of Directors of the Company (the "***Board of Directors***"), the following resolutions were duly adopted:

WHEREAS the Articles of Incorporation of the Company (as amended and restated, the "***Articles of Incorporation***") authorizes Preferred Stock consisting of 50,000 shares, par value $0.001 per share, issuable from time to time in one or more series;

WHEREAS the Board of Directors is authorized, subject to limitations prescribed by law and by the provisions of Article 4.01 of the Company's Articles of Incorporation, as amended, to establish and fix the number of shares to be included in any series of Preferred Stock and the designation, rights, preferences, powers, restrictions and limitations of the shares of such series; and

WHEREAS it is the desire of the Board of Directors to establish and fix the number of shares to be included in a new series of Preferred Stock and the designation, rights, preferences and limitations of the shares of such new series.

NOW, THEREFORE, BE IT RESOLVED that pursuant to Article 4.01 of the Articles of Incorporation there is hereby established a new series of 2,200 shares of Series C Convertible Preferred Stock of the Company (the "***Series C Preferred Stock***") to have the designation, rights, preferences, powers, restrictions and limitations set forth in a supplement of Article 4.01 as follows:

Section 1. Designation and Number of Shares; Defined Terms.

(a) Designation. The series will be known as the "Series C Convertible Preferred Stock" and will be a Series C consisting of 2,200 shares of the authorized but unissued preferred stock of the Company. The face amount of each share of Series C Preferred Stock shall be One Thousand Dollars ($1,000) (the "***Stated Value***")

(b) Defined Terms. When used herein, the terms below shall have the

respective meanings indicated:

"***Capital Stock***" means the capital stock of the Company, including, without limitation, the Series C Preferred Stock.

"***CDS***" means CDS Ventures of South Florida, LLC, a Florida limited liability company, and its successors and permitted assigns.

"***Change of Control***" means the existence, occurrence, public announcement or entering into an agreement contemplating of any of the following: (a) the sale, conveyance or disposition of all or substantially all of the assets of the Company to any Person, (b) the sale, conveyance or disposition of all or substantially all of the assets of any Company Subsidiary to a Person other than the Company or another Company Subsidiary; (c) the effectuation of a transaction or series of transactions in which more than fifty percent (50%) of the equity or voting power of the Company is disposed of; (d) the effectuation of a transaction or series of transactions in which any of the equity or voting power of any Company Subsidiary is disposed to a Person other than the Company or another Company Subsidiary; (e) the consolidation, merger or other business combination of the Company with or into any other entity, immediately following which the prior stockholders of the Company fail to own, directly or indirectly, at least fifty percent (50%) of the surviving entity; (f) the consolidation, merger or other business combination of any Company Subsidiary with or into any other entity other than the Company or another Company Subsidiary; (g) a transaction or series of transactions in which any Person or group (other than pursuant to an agreement between current affiliates of the Company) acquires more than fifty percent (50%) of the equity or voting power of the Company; (h) a transaction or series of transactions in which any Person or group (other than the Company or a Company Subsidiary) acquires any of the voting equity of a Company Subsidiary; and (i) the Continuing Directors do not at any time constitute at least a majority of the Board of Directors.

"***Continuing Director***" means, at any date, a member of the Board of Directors (i) who was a member of such board on the effective date of this Certificate or (ii) who was nominated or elected by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board of Directors was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or such lesser number comprising a majority of a nominating committee if authority for such nominations or elections has been delegated to a nominating committee whose authority and composition have been approved by at least a majority of the directors who were Continuing Directors at the time such committee was formed.

"***Conversion Price***" means the Market Price on the Closing Date as defined in the Certificate as appropriately adjusted for stock splits, stock dividends and similar events.

"***Common Stock***" means the Company's common stock, par value $0.001

per share.

"*Company*" means Celsius Holdings, Inc., a Nevada corporation, and its successors and permitted assigns.

"*Default Interest Rate*" means the lower of eighteen (18%) and the maximum rate permitted by applicable law or by the applicable rules or regulations of any governmental agency or of any stock exchange or other self-regulatory organization having jurisdiction over the Company or the trading of its securities.

"*Delivery Default Amount*" means, with respect to a Delivery Default of (i) Dividend Shares, the aggregate Liquidation Preference of the Dividend Shares subject to such Delivery Default as of the date on which such Dividend Shares were required to be delivered; and (ii) Maturity Shares or Conversion Shares, the product of (x) the number of the Maturity Shares or Conversion Shares, as the case may be, subject to such Delivery Default *multiplied by* (y) the VWAP as of the date on which such Maturity Shares or Conversion Shares were required to be delivered.

"*Excluded Stock*" shall mean: (i) the Series C Preferred Stock; (ii) all Deliverable Shares; (iii) securities issued pursuant to the acquisition of another business entity or business segment of any such entity by the Company by merger, purchase of substantially all of the assets or other reorganization whereby the Company will own more than fifty percent (50%) of the voting power of such business entity or business segment of any such entity; (iv) securities issued to employees, consultants, officers, directors or other advisors of the Company pursuant to any stock option, stock purchase or stock bonus plan, agreement or arrangement approved by the Board of Directors; and (v) securities issued to leasing companies, landlords and other providers of goods and services to the Company and approved by the Board of Directors.

"*Holder*" means any Person that holds any Shares.

"*Liquidation Event*" means where (i) the Company or any Company Subsidiary shall make a general assignment for the benefit of creditors or consent to the appointment of a receiver, liquidator, custodian, or similar official of all or substantially all of its properties, or any such official is placed in control of such properties, or the Company or any Company Subsidiary shall commence any action or proceeding or take advantage of or file under any federal or state insolvency statute, including, without limitation, the United States Bankruptcy Code, seeking to have an order for relief entered with respect to it or seeking adjudication as a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, administration, a voluntary arrangement, or other relief with respect to it or its debts; or (ii) there shall be commenced against the Company or any Company Subsidiary any action or proceeding of the nature referred to in *clause (i)* above or seeking issuance of a warrant of attachment, execution, distraint, or similar process against all or any substantial part of its property, which results in the entry of an order for relief which remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there is initiated the

dissolution or other winding up of the Company or any material Company Subsidiary, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy proceedings; or (iv) there is initiated any assignment for the benefit of creditors or any marshalling of the material assets or material liabilities of the Company or any Company Subsidiary.

"*Market Price*" means the weighted average of the ten daily VWAPs for the 10 Trading Days immediately preceding the Closing Date.

"*Securities Purchase Agreement*" means the Securities Purchase Agreement, dated as of August 26, 2013, by and between the Company and CDS Ventures of South Florida, LLC, as may be amended from time to time.

"*Series C Preferred Stock*" has the meaning specified in the recitals of this Certificate.

"*Shares*" means shares of Series C Preferred Stock.

"*Stated Value*" has the meaning specified in *Section 1(a)*.

"*VWAP*" on a Trading Day means the volume weighted average price of the Common Stock for such Trading Day on the Principal Market as reported by Nasdaq.com or, if Nasdaq.com is not then reporting such prices, by a comparable reporting service of national reputation selected by the Holders and reasonably satisfactory to the Company. If the VWAP cannot be calculated for the Common Stock on such Trading Day on any of the foregoing bases, then the Company shall submit such calculation to an independent investment banking firm of national reputation (reasonably acceptable to the Holders of not less than two-thirds of the Shares then outstanding), and shall cause such investment banking firm to perform such determination and notify the Company and the Holders of the results of determination no later than two (2) Business Days from the time such calculation was submitted to it by the Company. All such determinations shall be appropriately adjusted for any stock dividend, stock split, reverse stock split or other similar transaction during such period.

(c) Cross References. The terms below are defined in the sections of this Certificate indicated below:

"Board of Directors"	*Preamble*
"Certificate"	*Preamble*
"Articles of Incorporation"	*Recitals*
"Conversion"	*Section 8(a)*
"Conversion Date"	*Section 8(b)*
"Conversion Delivery Date"	*Section 8(c)*
"Conversion Notice"	*Section 8(b)*
"Conversion Shares"	*Section 8(a)*
"Deliverable Shares"	*Section 10*

"Delivery Default"	*Section 10(b)*
"Delivery Default Date"	*Section 10(b)*
"Delivery Default Payments"	*Section 10(b)*
"Dividend Payment Date"	*Section 2(b)*
"Dividend Share Delivery Date"	*Section 2(c)*
"Dividend Shares"	*Section 2(c)*
"Dividends"	*Section 2(a)*
"DTC"	*Section 10(a)*
"DWAC"	*Section 10(a)*
"Early Redemption"	*Section 7(a)*
"Early Redemption Date"	*Section 7(a)*
"Early Redemption Notice"	*Section 7(a)*
"Early Redemption Price"	*Section 7(b)*
"Issue Date"	*Section 2(a)*
"Junior Stock"	*Section 2(b)*
"Liquidation Preference"	*Section 4(a)*
"Mandatory Redemption"	*Section 6(a)*
"Mandatory Redemption Date"	*Section 6(c)*
"Mandatory Redemption Event"	*Section 6(a)*
"Mandatory Redemption Notice"	*Section 6(c)*
"Mandatory Redemption Price"	*Section 6(b)*
"Maturity Date"	*Section 3(a)*
"Maturity Shares"	*Section 3(b)*
"Maturity Share Delivery Date"	*Section 3(b)*
"Transfer Agent"	*Section 10(a)*

(d) Terms Defined in Securities Purchase Agreement. Any capitalized term used but not defined herein has the meaning specified in the Securities Purchase Agreement.

(e) Usage. All definitions contained in this Certificate are equally applicable to the singular and plural forms of the terms defined. The words "hereof", "herein" and "hereunder" and words of similar import contained in this Certificate refer to this Certificate as a whole and not to any particular provision of this Certificate.

Section 2. Dividends.

(a) Dividend Rate. Dividends (the "***Dividends***") shall accrue on the Stated Value of each Share at an annual rate equal to six percent (6%), computed on the basis of a 360-day year (consisting of 12 months of 30 days each) and calculated using the actual number of days elapsed since and including the date on which such Share was issued (the "***Issue Date***") or the date on which Dividends were most recently paid, as the case may be.

(b) Dividend Payment Date. Each Holder shall be entitled to receive, in preference to the payment of dividends to any holders of the Company's common

stock or any other class or series of preferred stock (collectively, the "***Junior Stock***"), the accrued and unpaid Dividends for each Share held by such Holder on the last Business Day of each fiscal year of the Company (each, a "***Dividend Payment Date***").

(c) Payment of Dividend in Shares. The Company shall pay all Dividends in kind with additional Shares. The number of Shares to be issuable to a Holder on a Dividend Payment Date shall be equal to the quotient of (x) the Dividends payable to such Holder on such Dividend Payment Date *divided by* (y) $1,000 (the "***Dividend Shares***"). On or before the fifth (5th) Business Day following a Dividend Payment Date (the "***Dividend Share Delivery Date***"), the Company must deliver to each Holder the Dividend Shares issuable to such Holder in accordance with the provisions of ***Section 10***.

Section 3. Maturity Date.

(a) Payment at Maturity. All Shares shall mature on December 31, 2018 (the "***Maturity Date***"). On the Maturity Date, the Company shall pay to each Holder the aggregate Liquidation Preference for such Holder's Shares in accordance with this ***Section 3***.

(b) Payment in Shares of Common Stock. The Company shall pay the amount due on the Maturity Date in kind with shares of Common Stock. The number of shares of Common Stock to be issuable to a Holder on the Maturity Date (the "***Maturity Shares***") shall be equal to the quotient of (x) the aggregate Liquidation Preference for such Holder's Shares on the Maturity Date *divided by* (y) the Conversion Price in effect as of the Maturity Date. On or before the third (3rd) Business Day following the Maturity Date (the "***Maturity Share Delivery Date***"), the Company must deliver to each Holder the Maturity Shares issuable to such Holder under this ***Section 3*** in accordance with the provisions of ***Section 10***.

Section 4. Liquidation Preference.

(a) Preference. In the event of any liquidation, dissolution or winding up of the Company, either voluntarily or involuntarily, each Holder shall be entitled to receive prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of any Junior Stock, an amount (the "***Liquidation Preference***") equal to (A) $1,000 per Share held by such Holder, *plus* (B) a further amount equal to any Dividends accrued but unpaid on such Shares. If, upon such liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution to the stockholders of the Company are insufficient to provide for the payment of the full aforesaid preferential amount, such assets as are so available shall be distributed among the Holders in proportion to the relative aggregate Liquidation Preferences of the Shares held by such Holders. The Liquidation Preference set forth in this ***Section 4(a)*** shall be appropriately adjusted for any stock splits, stock combinations, stock dividends or similar recapitalizations.

(b) Noncash Distributions. If any of the assets of the Company are to

be distributed other than in cash under this *Section 4*, then the Board of Directors shall promptly engage independent competent appraisers to determine the value of the assets to be distributed to the holders of Capital Stock. The Company shall, upon receipt of such appraiser's valuation, give prompt written notice to each holder of Capital Stock of the appraiser's valuation.

Section 5. Covenants and Agreements.

(a) Certain Affirmative Covenants of the Company. The Company shall, and shall cause each Company Subsidiary to:

(i) maintain its corporate existence in good standing;

(ii) comply with all Governmental Requirements applicable to the operation of its business, except for instances of noncompliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(iii) comply with all agreements, documents and instruments binding on it or affecting its Properties or business, including, without limitation, all Material Contracts, except for instances of noncompliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(iv) provide each Holder with copies of all materials sent to its shareholders at the same time as such materials are delivered to such shareholders;

(v) maintain commercially reasonable insurance coverage (including D&O insurance) for each of the Company and Company Subsidiaries; and

(vi) obtain Stockholder Cap Approval in accordance with the terms of the Securities Purchase Agreement, if such is needed.

(b) Certain Negative Covenants of the Company. The Company shall not, and shall cause each Company Subsidiary not to:

(i) enter into any transaction or arrangement with any Affiliate, employee, officer, director or shareholder of the Company or Company Subsidiary, unless such transaction is effectuated on an arms' length basis and approved by the independent directors of the Company or such Company Subsidiary, as the case may be;

(ii) incur (or permit to exist) any Debt (other than Permitted Debt);

(iii) grant, establish or maintain any Lien on any of its Property other than Permitted Liens;

(iv) make any Restricted Payments other than Restricted

Payments made by a Company Subsidiary to the Company;

(v) make any offers or sales of any security or solicit any offers to buy any security, which will be integrated with the sale of the Securities in a manner which would require the registration of any of the Securities under the Securities Act or require stockholder approval under the rules and regulations of the Principal Market;

(vi) dispose of all or any part of its Property unless (i) such disposition is in the ordinary course of business and for fair market value, and (ii) such Property is not material to the Company's or any Company Subsidiary's business, operations or financial condition or performance; or

(vii) consent to or implement any termination, amendment, modification, supplement or waiver of the certificate or articles of incorporation, articles of organization, bylaws, regulations or other constituent documents of the Company or any Company Subsidiary which could reasonably be expected to adversely affect the rights of any Holder under the Transaction Documents.

Section 6. Mandatory Redemption.

(a) Mandatory Redemption Event. Each Holder shall have the right to require the Company to redeem all or any portion of the Shares held by such Holder (a "***Mandatory Redemption***") in cash upon the occurrence of any of the following events (each, a "***Mandatory Redemption Event***"):

(i) any representation or warranty of the Company set forth in the Securities Purchase Agreement was not true and correct in all material respects as of the date when made;

(ii) the Company fails at any time to comply with or perform in all material respects all of the agreements, obligations, covenants and conditions set forth in ***Section 5*** or any other provision of this Certificate that are required to be complied with or performed by it, and such failure is not cured within five (5) Business Days from the date on which a Holder delivers written notice thereof to the Company; or

(iii) a Change of Control.

(b) Mandatory Redemption Price. The amount payable upon a Mandatory Redemption (the "***Mandatory Redemption Price***") shall be equal to the greater of (i) the aggregate Liquidation Preference for the Shares being redeemed as of the Mandatory Redemption Date and (ii) the aggregate Liquidation Preference for such Shares *divided by* the Conversion Price *multiplied by* the Market Price in effect on the Mandatory Redemption Date.

(c) Payment of Mandatory Redemption Price. The Company shall pay in cash the Mandatory Redemption Price to the Holder exercising its right to redemption on

or prior to the fifth (5th) Business Day following the date on which such Holder delivers written notice (the "*Mandatory Redemption Notice*") to the Company demanding the redemption of such Holder's Shares pursuant to this *Section 6* and specifying the number of Shares to be redeemed (such fifth (5th) Business Day being referred to herein as the "*Mandatory Redemption Date*"). If the Company fails to pay the Mandatory Redemption Price to a Holder on or before the Mandatory Redemption Date, such Holder shall be entitled to interest thereon, from and after the Mandatory Redemption Payment Date until the Mandatory Redemption Price has been paid in full, at an annual rate equal to the Default Interest Rate.

Section 7. Early Redemption.

(a) General. The Company shall have the right at any time on or after December 31, 2014 to redeem all but not less than all of the outstanding Shares in cash (an "*Early Redemption*"). For the avoidance of doubt, the Company shall not have the right to redeem any Shares prior to January 1, 2015. In order to effectuate an Early Redemption, the Company must deliver written notice thereof to each Holder (an "*Early Redemption Notice*"), and such notice shall specify the date on which such early redemption shall be effectuated (the "*Early Redemption Date*"), *provided* that the Early Redemption Date must be at least sixty (60) days following the date on which the Early Redemption Notice has been delivered to all of the Holders. Notwithstanding the foregoing, if a Holder delivers a Mandatory Redemption Notice or Conversion Notice at any time prior to the Early Redemption Date, then the provisions of this Certificate applicable to such Mandatory Redemption or Conversion, as applicable, including the Company's obligation to pay the amounts or deliver shares of Common Stock in connection with such Mandatory Redemption or Conversion, as applicable, shall apply and control.

(b) Early Redemption Price. The amount payable upon an Early Redemption (the "*Early Redemption Price*") shall be equal to 104% of the aggregate Liquidation Preference for the Shares being redeemed.

(c) Payment of Early Redemption Price. The Company shall pay in cash the Early Redemption Price to each Holder on the Early Redemption Date. If the Company fails to pay the Early Redemption Price to a Holder on or before the Early Redemption Date, such Holder shall be entitled to interest thereon, from and after the Early Redemption Date until the Early Redemption Price has been paid in full, at an annual rate equal to the Default Interest Rate.

Section 8. Conversion. The Series C Preferred Stock shall be convertible into Common Stock as follows:

(a) Right to Convert; Number of Conversion Shares. Each Holder shall have the right to convert, at any time and from time to time, all or any part of the Shares held by such Holder into such number of fully paid and non-assessable shares (the "*Conversion Shares*") of Common Stock as is determined in accordance with the terms hereof (a "*Conversion*"). The number of Conversion Shares to be delivered by the

Company pursuant to a Conversion shall be determined by dividing (i) the aggregate Liquidation Preference of the Shares to be converted by (ii) the Conversion Price in effect on the applicable Conversion Date.

(b) Conversion Notice. In order to convert Shares, a Holder shall send to the Company by facsimile transmission, at any time prior to 5:00 p.m., New York City time, on the date on which such Holder wishes to effect such Conversion (the "*Conversion Date*"), a notice of conversion (a "*Conversion Notice*") stating the number of Shares to be converted, the amount of Dividends accrued (but remaining unpaid) thereon, and a calculation of the number of shares of Common Stock issuable upon such Conversion. Such Holder shall thereafter send the certificate or certificates representing the Shares being converted to the Company. The Company shall issue a new certificate for Shares to such Holder in the event that less than all of the Shares represented by a certificate are converted; *provided, however*, that the failure of the Company to deliver such new certificate shall not affect the right of such Holder to submit a further Conversion Notice with respect to such Shares and, in any such case, such Holder shall be deemed to have submitted the original of such new certificate at the time that it submits such further Conversion Notice. Except as otherwise provided herein, upon delivery of a Conversion Notice by a Holder in accordance with the terms hereof, such Holder shall, as of the applicable Conversion Date, be deemed for all purposes to be the record owner of the Common Stock to which such Conversion Notice relates. In the case of a dispute between the Company and a Holder as to the calculation of the Conversion Price or the number of Conversion Shares issuable upon a Conversion (including without limitation the calculation of any adjustment to the Conversion Price pursuant to ***Section 9***), the Company shall issue to such Holder the number of Conversion Shares that are not disputed within the time periods specified in ***Section 10*** and shall submit the disputed calculations to its independent accountant within two (2) Business Days of receipt of such Holder's Conversion Notice. The Company shall cause such accountant to calculate the Conversion Price as provided herein and to notify the Company and such Holder of the results in writing no later than five (5) Business Days following the Company's receipt of such Holder's Conversion Notice. Such accountant's calculation shall be deemed conclusive absent manifest error. The fees of any such accountant shall be borne by the party whose calculations were most at variance with those of such accountant.

(c) Delivery of Conversion Shares. Upon receipt of a fax copy of a Conversion Notice from a Holder, the Company shall, no later than the close of business on the fifth (5th) Business Day following the Conversion Date set forth in such Conversion Notice (the "*Conversion Delivery Date*"), issue and deliver or caused to be delivered to such Holder the number of Conversion Shares determined pursuant to ***Section 8(a)***; *provided, however*, that any Conversion Shares that are the subject of the dispute procedure described in ***Section 8(b)*** shall be delivered no later than the close of business on the fifth (5th) Business Day following the determination made pursuant thereto. The Company must deliver to each Holder the Conversion Shares issuable to such Holder under this ***Section 8*** in accordance with the provisions of ***Section 10***.

Section 9. Adjustment of Conversion Price. The Conversion Price of the Series

C Preferred Stock shall be subject to adjustment from time to time as follows:

(a) Stock Splits and Stock Dividends. If the number of shares of Common Stock outstanding at any time after the date hereof is increased by (i) a stock dividend payable in (x) shares of Common Stock (other than dividends payable pursuant to the Series C Preferred Stock), or (y) options to purchase or rights to subscribe for Common Stock or other securities of the Company convertible into or exchangeable for Common Stock, or (ii) a subdivision or split-up of shares of Common Stock, then, on the date such payment is made or such change is effective, the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of the Series C Preferred Stock shall be increased in proportion to such increase of outstanding shares.

(b) Reverse Stock Splits and Stock Combinations. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then, on the effective date of such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of the Series C Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

(c) Distributions. In case the Company shall declare a cash dividend upon its Common Stock or shall distribute to holders of its Common Stock shares of its capital stock (other than Common Stock), stock or other securities of other Persons, evidences of indebtedness issued by the Company or other Persons, assets (excluding cash dividends) or options or rights (excluding options to purchase and rights to subscribe for Common Stock or other securities of the Company convertible into or exchangeable for Common Stock), then, in such case, each Holder shall, concurrently with the distribution to holders of Common Stock, receive a like distribution based upon the number of shares of Common Stock into which such Holder's Shares are then convertible at the Conversion Price in effect on the record date for such distribution.

(d) Capital Reorganization. In case, at any time after the date hereof, of any capital reorganization, or any reclassification of the stock of the Company (other than a change in par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Company with or into another Person (other than a consolidation or merger in which the Company is the continuing entity and which does not result in any change in the Common Stock), or of the sale or other disposition of all or substantially all of the properties and assets of the Company as an entirety to any other Person, the Shares shall, if such event is not deemed a liquidation for purposes of ***Section 4***, after such reorganization, reclassification, consolidation, merger, sale or other disposition, be convertible into the kind and number of shares of stock or other securities or property of the Company or of the entity resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold or otherwise disposed to which such Holder would have been entitled if immediately prior to such reorganization, reclassification, consolidation, merger, sale or other disposition such Holder had converted its Shares into Common

Stock. The provisions of this ***Section 9(e)*** shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or other dispositions. The provisions of this ***Section 9(e)*** shall not affect the Holders right to effect a Mandatory Redemption if any of the transactions described in this ***Section 9(e)*** also constitute a Mandatory Redemption Event.

(e) Minimal Adjustments. No adjustment in a Conversion Price need be made if such adjustment would result in a change in a Conversion Price of less than \$0.01. Any adjustment of less than \$0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of \$0.01 or more in a Conversion Price. All calculations under this ***Section 9*** shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

(f) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of a Conversion Price pursuant to this ***Section 9***, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon written request at any time of any Holder, furnish or cause to be furnished to such Holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect for the Series C Preferred Stock held, and (iii) the number of shares of Common Stock and the amount if any, of other property which at the time would be received upon the conversion of the Series C Preferred Stock.

(g) Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, the Company shall mail to each Holder at least ten (10) Business Days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

Section 10. Delivery of Shares. The provisions of this ***Section 10*** shall apply to all deliveries of Dividend Shares, Maturity Shares and Conversion Shares (collectively, the "***Deliverable Shares***"):

(a) Method of Delivery. The Company or its designated transfer agent (the "***Transfer Agent***") shall effect all deliveries of Deliverable Shares required to be delivered to a Holder by issuing and delivering such Deliverable Shares to the Depository Trust Company ("***DTC***") account on such Holder's behalf via the Deposit Withdrawal Agent Commission System ("***DWAC***"). Notwithstanding the foregoing, the delivery of (i) all Dividend Shares, (ii) any other Deliverable Shares to the extent such Deliverable Shares are restricted and may not be delivered in accordance with the preceding sentence, and (iii) any other Deliverable Shares to the extent such Holder requests in writing, shall be effected by delivering to such Holder or its nominee physical certificates representing such

Deliverable Shares no later than the close of business on the date on which such Deliverable Shares are due. Deliverable Shares delivered to a Holder shall not contain any restrictive legend as long as the resale of such Deliverable Shares (x) has been or will be made (as certified in writing by such Holder to the Company) pursuant to an effective registration statement, (y) has been made pursuant to Rule 144 under the Securities Act, or (z) may be made pursuant to Rule 144(k) under the Securities Act or any successor rule or provision.

(b) Failure to Deliver.

(i) In the event that, for any reason, a Holder has not timely received the number of Deliverable Shares required to be delivered to such Holder, or the Deliverable Shares so delivered contain a restrictive legend in spite of such Holder complying with the requirements described in *clause (x)*, *(y)* or *(z)* of ***Section 10(a)***, on or before the delivery date for such Deliverable Shares (a "***Delivery Default***", and the date on which such delivery was required to be made, the "***Delivery Default Date***"), the Company shall pay to such Holder payments ("***Delivery Default Payments***") in the amount of (A) (N/360) *multiplied by* (B) the applicable Delivery Default Amount *multiplied by* (C) the Default Interest Rate, where "N" equals the number of days elapsed between the date on which such Deliverable Shares were to be delivered (or date on which the restrictive legend was to be removed from such Deliverable Shares) and the date on which such Delivery Default has been cured. Amounts payable pursuant to the preceding sentence shall be paid to the Holder in immediately available funds on or before the second (2nd) Business Day following written notice from such Holder to the Company specifying the amount owed to it by the Company.

(ii) In addition to any other remedies provided herein, each Holder shall have the right to pursue actual damages for the Company's failure to issue and deliver Deliverable Shares on the applicable delivery date, including, without limitation, damages relating to any purchase of shares of Common Stock by or on behalf of such Holder in order to make delivery on a sale lawfully effected in anticipation of receiving Deliverable Shares, such damages to be in an amount equal to (A) the aggregate amount paid by such Holder for the shares of Common Stock so purchased *minus* (B) the aggregate amount received by such Holder upon the sale of such Deliverable Shares (or in the case of Dividend Shares, the aggregate amount received by such Holder upon the conversion of such Dividend Shares and subsequent sale of the Conversion Shares), and such Holder shall have the right to pursue all other remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief).

(c) Fractional Shares. No fractional Deliverable Shares shall be issued upon conversion of the Series C Preferred Stock. In lieu of any fractional share to which a Holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by (i) $1,000 in the case of a fractional Dividend Share, and (ii) the Market Price determined as of the required delivery date in the case of a fractional share of Common Stock.

Section 11. Reservation of Deliverable Shares. The Company shall at all times

reserve and keep available out of its authorized but unissued shares of Series C Preferred Stock and shares of Common Stock solely for the purpose of effecting the delivery of the Deliverable Shares as shall from time to time be sufficient to effect all of the delivery requirements under this Certificate, and if at any time the number of authorized but unissued shares of Series C Preferred Stock or shares of Common Stock shall not be sufficient to effect any of the delivery requirements under this Certificate, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Series C Preferred Stock or shares of Common Stock, as the case may be, to such number of shares as shall be sufficient for such purpose.

Section 12. Voting Rights; Protective Provisions; Waivers.

(a) Voting Rights. Each Share shall have the same voting rights as the shares of Common Stock into which it may be converted determined in accordance with the Conversion Price then in effect. The Company shall provide each Holder with prior notification of each meeting of stockholders (and copies of proxy statements and other information sent to such stockholders) in the same manner as notification sent to holders of Common Stock.

(b) Protective Provisions. So long any Shares are outstanding, the Company shall not, without first obtaining the approval of the Holders of not less than two-thirds of the Shares then outstanding:

(i) alter, change, modify or amend (x) the terms of the Series C Preferred Stock in any way or (y) the terms of any other capital stock of the Company so as to affect adversely the Series C Preferred Stock;

(ii) create or issue any new class or series of capital stock, or increase the authorized number of any existing class or series of capital stock, in either such case having a preference over or ranking *pari passu* with the Series C Preferred Stock as to redemption or distribution of assets upon a Liquidation Event or any other liquidation, dissolution or winding up of the Company;

(iii) increase the authorized number of shares of Series C Preferred Stock;

(iv) re-issue any Shares which have been converted or redeemed in accordance with the terms hereof; or

(v) issue any Shares except pursuant to the terms of this Certificate.

In the event that (x) the Holders of not less than two-thirds of the Shares then outstanding agree to allow the Company to alter or change the rights, preferences or privileges of the Series C Preferred Stock pursuant to the terms hereof, no such change shall be effective to

the extent that, by its terms, it applies to less than all of the Shares then outstanding.

(c) Waivers. Any waiver or consent under this Certificate shall be in writing and be binding only upon the specific Person giving such waiver or consent and limited to the specific instance and purpose for which such waiver or consent was given.

Section 13. Notices. Any notice required by the provisions of this Certificate to be given to a Holder shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to such Holder of record at such Holder's latest address appearing on the books of the Company or at such other address provided by such Holder to the Company in writing.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by its President and attested to by its Secretary this 26th day of August, 2013.

CELSIUS HOLDINGS, INC.

By: ______________________
Name: Gerry David
Title: Chief Executive Officer

ATTEST:

____
Name:
Title: Secretary to the Board of Directors

150103

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Designation
(PURSUANT TO NRS 78.1955)

Filed in the office of Barbara K. Cegavske Secretary of State State of Nevada	Document Number 20150172651-30
	Filing Date and Time 04/16/2015 9:35 AM
	Entity Number E0241042005-4

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation For Nevada Profit Corporations (Pursuant to NRS 78.1955)

1. Name of corporation:

CELSIUS HOLDINGS, INC.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

See attached Certificate of Designation of Series D Convertible Preferred Stock.

3. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

4. Signature: (required)

X [signature]

Signature of Officer John Fieldly CFO

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

CELSIUS HOLDINGS, INC.

CERTIFICATE OF DESIGNATION
OF
SERIES D CONVERTIBLE PREFERRED STOCK

Celsius Holdings, Inc., a Nevada corporation (the "***Company***"), acting pursuant to Chapter 78 of the Nevada Revised Statutes, the General Corporation Law of Nevada, does hereby submit the following Certificate of Designation of newly created Series D Convertible Preferred Stock (this "***Certificate***").

FIRST: The name of the Company is Celsius Holdings, Inc.

SECOND: By unanimous consent of the Board of Directors of the Company (the "***Board of Directors***"), the following resolutions were duly adopted:

WHEREAS the Articles of Incorporation of the Company (as amended and restated, the "***Articles of Incorporation***") authorizes Preferred Stock consisting of 2,500,000 shares, par value $0.001 per share, issuable from time to time in one or more series;

WHEREAS the Board of Directors is authorized, subject to limitations prescribed by law and by the provisions of Article 4.01 of the Company's Articles of Incorporation, as amended, to establish and fix the number of shares to be included in any series of Preferred Stock and the designation, rights, preferences, powers, restrictions and limitations of the shares of such series; and

WHEREAS it is the desire of the Board of Directors to establish and fix the number of shares to be included in a new series of Preferred Stock and the designation, rights, preferences and limitations of the shares of such new series.

NOW, THEREFORE, BE IT RESOLVED that pursuant to Article 4.01 of the Articles of Incorporation there is hereby established a new series of 4,000 shares of Series D Convertible Preferred Stock of the Company (the "***Series D Preferred Stock***") to have the designation, rights, preferences, powers, restrictions and limitations set forth in a supplement of Article 4.01 as follows:

Section 1. Designation and Number of Shares; Defined Terms.

(a) Designation. The series will be known as the "Series D Convertible Preferred Stock" and will be a Series D consisting of 4,000 shares of the authorized but unissued preferred stock of the Company. The face amount of each share of Series D Preferred Stock shall be One Thousand Dollars ($1,000) (the "***Stated Value***").

(b) Defined Terms. When used herein, the terms below shall have the respective meanings indicated:

"A&R Note" means that certain Amended and Restated Promissory Note, dated as of April 16, 2015, in the principal amount of $4,500,000 issued by the Company to CD Financial.

"Amendment" means that certain Amendment to Loan and Security Agreement, dated as of April 16, 2015, between the Company and CD Financial.

"Capital Stock" means the capital stock of the Company, including, without limitation, the Series D Preferred Stock.

"CD Financial" means CD Financial, LLC, a Florida limited liability company, and its successors and permitted assigns.

"Change of Control" means the existence, occurrence, public announcement or entering into an agreement contemplating of any of the following: (a) the sale, conveyance or disposition of all or substantially all of the assets of the Company to any Person, (b) the sale, conveyance or disposition of all or substantially all of the assets of any subsidiary of the Company (each a "***Company Subsidiary***") to a Person other than the Company or another Company Subsidiary; (c) the effectuation of a transaction or series of transactions in which more than fifty percent (50%) of the equity or voting power of the Company is disposed of; (d) the consolidation, merger or other business combination of the Company with or into any other entity, immediately following which the prior stockholders of the Company fail to own, directly or indirectly, at least fifty percent (50%) of the surviving entity; (e) a transaction or series of transactions in which any Person or group (other than pursuant to an agreement between current affiliates of the Company) acquires more than fifty percent (50%) of the equity or voting power of the Company;; and (f) the Continuing Directors do not at any time constitute at least a majority of the Board of Directors.

"Continuing Director" means, at any date, a member of the Board of Directors (i) who was a member of such board on the effective date of this Certificate or (ii) who was nominated or elected by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board of Directors was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or such lesser number comprising a majority of a nominating committee if authority for such nominations or elections has been delegated to a nominating committee whose authority and composition have been approved by at least a majority of the directors who were Continuing Directors at the time such committee was formed.

"Conversion Price" means $0.86 per share, as appropriately adjusted for stock splits, stock dividends and similar events.

"Common Stock" means the Company's common stock, par value $0.001per share.

"Company" means Celsius Holdings, Inc., a Nevada corporation, and its successors and permitted assigns.

"Default Interest Rate" means the lower of eighteen (18%) and the maximum rate permitted by applicable law or by the applicable rules or regulations of any governmental agency or of any stock exchange or other self-regulatory organization having jurisdiction over the Company or the trading of its securities.

"Delivery Default Amount" means, with respect to a Delivery Default of (i) Dividends, the amount of such Dividends subject to such Delivery Default as of the date on which such Dividends were required to be delivered; and (ii) Maturity Shares, Mandatory Redemption Shares or Conversion Shares, the product of (x) the number of the Maturity Shares, Mandatory Redemption Shares or Conversion Shares, as the case may be, subject to such Delivery Default *multiplied by* (y) the VWAP as of the date on which such Maturity Shares or Conversion Shares were required to be delivered.

"Holder" means any Person that holds any Shares.

"Liquidation Event" means where (i) the Company or any Company Subsidiary shall make a general assignment for the benefit of creditors or consent to the appointment of a receiver, liquidator, custodian, or similar official of all or substantially all of its properties, or any such official is placed in control of such properties, or the Company or any Company Subsidiary shall commence any action or proceeding or take advantage of or file under any federal or state insolvency statute, including, without limitation, the United States Bankruptcy Code, seeking to have an order for relief entered with respect to it or seeking adjudication as a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, administration, a voluntary arrangement, or other relief with respect to it or its debts; or (ii) there shall be commenced against the Company or any Company Subsidiary any action or proceeding of the nature referred to in ***clause (i)*** above or seeking issuance of a warrant of attachment, execution, distraint, or similar process against all or any substantial part of its property, which results in the entry of an order for relief which remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there is initiated the dissolution or other winding up of the Company or any material Company Subsidiary, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy proceedings; or (iv) there is initiated any assignment for the benefit of creditors or any marshalling of the material assets or material liabilities of the Company or any Company Subsidiary.

"Market Price" means the weighted average of the ten daily VWAPs for the 10 Trading Days immediately preceding the applicable date of determination.

"Material Adverse Effect" means any circumstances, state of facts or matters which might reasonably be expected to have a material adverse effect in respect of the Company's or the Company Subsidiary's business, operations, properties, assets, condition (financial or otherwise), results, plans, strategies or prospects, as the case may be.

"Person" means an individual, a corporation, partnership, limited liability company, association, trust, or other legal entity or organization.

"Series D Preferred Stock" has the meaning specified in the recitals of this Certificate.

"Shares" means shares of Series D Preferred Stock.

"Stated Value" has the meaning specified in *Section 1(a)*.

"VWAP" on a Trading Day means the volume weighted average price of the Common Stock for such Trading Day on the Principal Market as reported by Nasdaq.com or, if Nasdaq.com is not then reporting such prices, by a comparable reporting service of national reputation selected by the Holders and reasonably satisfactory to the Company. If the VWAP cannot be calculated for the Common Stock on such Trading Day on any of the foregoing bases, then the Company shall submit such calculation to an independent investment banking firm of national reputation (reasonably acceptable to the Holders of not less than two-thirds of the Shares then outstanding), and shall cause such investment banking firm to perform such determination and notify the Company and the Holders of the results of such determination no later than two (2) Business Days from the time such calculation was submitted to it by the Company. All such determinations shall be appropriately adjusted for any stock dividend, stock split, reverse stock split or other similar transaction during such period.

(c) Cross References. The terms below are defined in the sections of this Certificate indicated below:

"Board of Directors:	*Preamble*
"Certificate"	*Preamble*
"Articles of Incorporation"	*Recitals*
"Conversion"	*Section 8(a)*
"Conversion Date"	*Section 8(b)*
"Conversion Delivery Date"	*Section 8(c)*
"Conversion Notice"	*Section 8(b)*
"Conversion Shares"	*Section 8(a)*
"Deliverable Shares"	*Section 10(b)*
"Delivery Default"	*Section 10(b)*
"Delivery Default Date"	*Section 10(b)*
"Delivery Default Payments"	*Section 10(b)*
"Dividend Payment Date"	*Section 2(b)*
"Dividends"	*Section 2(a)*
"DTC"	*Section 10(a)*
"DWAC"	*Section 10(a)*
"Early Redemption"	*Section 7(a)*
"Early Redemption Date"	*Section 7(a)*

"Early Redemption Notice"	*Section 7(a)*
"Early Redemption Price"	*Section 7(b)*
"Issue Date"	*Section (a)*
"Junior Stock"	*Section (b)*
"Liquidation Preference"	*Section 4(a)*
"Mandatory Redemption"	*Section 6(a)*
"Mandatory Redemption Date"	*Section 6(c)*
"Mandatory Redemption Event"	*Section 6(a)*
"Mandatory Redemption Notice"	*Section 6(c)*
"Mandatory Redemption Price"	*Section 6(b)*
"Maturity Date"	*Section 3(a)*
"Maturity Shares"	*Section 3(b)*
"Maturity Share Delivery Date"	*Section 3(b)*
"Transfer Agent"	*Section 10(a)*

(e) Usage. All definitions contained in this Certificate are equally applicable to the singular and plural forms of the terms defined. The words "hereof", "herein" and "hereunder" and words of similar import contained in this Certificate refer to this Certificate as a whole and not to any particular provision of this Certificate.

Section 2. Dividends.

(a) Dividend Rate. Dividends (the ***"Dividends")*** *shall* accrue on the Stated Value of each Share at an annual rate equal to five percent (5%), computed on the basis of a 360-day year (consisting of 12 months of 30 days each) and calculated using the actual number of days elapsed since and including the date on which such Share was issued (the ***"Issue Date")*** or the date on which Dividends were most recently paid, as the case may be.

(b) Dividend Payment Date. The Holder shall be entitled to receive Dividends in preference to the payment of dividends to any holders of the Company's common stock or any other class or series of preferred stock (collectively, the ***"Junior Stock")***, the accrued and unpaid Dividends for each Share held by such Holder on the last Business Day of each fiscal quarter of the Company (each, a ***"Dividend Payment Date")***.

(c) Payment of Dividend in Cash. The Company shall pay all Dividends in cash or other immediately available funds. On or before the fifth (5th) Business Day following a Dividend Payment Date, the Company must deliver to each Holder the Dividend payable to such Holder in cash or other immediately available funds.

Section 3. Maturity Date.

(a) Payment at Maturity. All Shares shall mature on the earlier to occur of (i) the maturity date of the A&R Note and (ii) such date that the A&R Note is repaid in full (the ***"Maturity Date")***. On the Maturity Date, the Company shall pay to the Holder the aggregate Liquidation Preference for such Holder's Shares in

accordance with this *Section 3.*

(b) Payment in Shares of Common Stock. The Company shall pay the amount due on the Maturity Date in kind with shares of Common Stock. The number of shares of Common Stock to be issuable to a Holder on the Maturity Date (the ***"Maturity Shares"***) shall be equal to the quotient of (x) the aggregate Liquidation Preference for such Holder's Shares on the Maturity Date *divided by* (y) the Conversion Price in effect as of the Maturity Date. On or before the third (3rd) Business Day following the Maturity Date (the ***"Maturity Share Delivery Date"***), the Company must deliver to each Holder the Maturity Shares issuable to the Holder under this Section 3 in accordance with the provisions of Section 10, as applicable.

Section 4. Liquidation Preference.

(a) Preference. In the event of any liquidation, dissolution or winding up of the Company, either voluntarily or involuntarily, each Holder shall be entitled to receive pari passu with the holders of the Company's Series C Preferred Stock and prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of any Junior Stock, an amount (the ***"Liquidation Preference"***) equal to (A) $1,000 per Share held by such Holder, *plus* (B) a further amount equal to any Dividends accrued but unpaid on such Shares. If, upon such liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution to the stockholders of the Company are insufficient to provide for the payment of the full aforesaid preferential amount, such assets as are so available shall be distributed to the Holders in proportion to the relative aggregate Liquidation Preferences of the Shares held by such Holders. The Liquidation Preference set forth in this *Section 4(a)* shall be appropriately adjusted for any stock splits, stock combinations, stock dividends or similar recapitalizations. Such Liquidation Preference shall be paid in lieu of any conversion into and distribution on any shares of Common Stock issuable upon conversion of the Series D Preferred Stock, unless the Holder elects to convert such Holder's shares of Series D Preferred Stock into Common Stock.

(b) Noncash Distributions. If any of the assets of the Company are to be distributed other than in cash under this *Section 4*, then the Board of Directors shall promptly engage independent competent appraisers to determine the value of the assets to be distributed to the holders of Capital Stock. The Company shall, upon receipt of such appraiser's valuation, give prompt written notice to each holder of Capital Stock of the appraiser's valuation.

Section 5. Covenants and Agreements.

(a) Certain Affirmative Covenants of the Company. The Company shall, and shall cause each Company Subsidiary to:

(i) maintain its corporate existence in good standing;

(ii) comply with all governmental requirements applicable to the operation of its business, except for instances of

noncompliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(iii) comply with all agreements, documents and instruments binding on it or affecting its properties and assets or business, including, without limitation, all material contracts to which the Company is a party, except for instances of noncompliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(iv) provide each Holder with copies of all materials sent to its shareholders at the same time as such materials are delivered to such shareholders; and

(v) maintain commercially reasonable insurance coverage (including D&O insurance) for each of the Company and Company Subsidiaries.

(b) Certain Negative Covenants of the Company. The Company shall not, and shall cause each Company Subsidiary not to:

(i) enter into any transaction or arrangement with any affiliate, employee, officer, director or shareholder of the Company or Company Subsidiary, unless such transaction is effectuated on an arms' length basis and approved by the directors of the Company or such Company Subsidiary, as the case may be;

(ii) dispose of all or any part of its Property unless (i) such disposition is in the ordinary course of business and for fair market value, and (ii) such Property is not material to the Company's or any Company Subsidiary's business, operations or financial condition or performance; or

(iii) consent to or implement any termination, amendment, modification, supplement or waiver of the certificate or articles of incorporation, articles of organization, bylaws, regulations or other constituent documents of the Company or any Company Subsidiary which could reasonably be expected to adversely affect the rights of any Holder hereunder.

Section 6. Mandatory Redemption.

(a) Mandatory Redemption Event. Each Holder shall have the right, at its election, to require the Company to redeem all or any portion of the Shares held by such Holder (a "***Mandatory Redemption***") in exchange for cash or Common Stock upon the occurrence of any of the following events (each, a "***Mandatory Redemption Event***"):

(i) any representation or warranty of the Company set forth in the Amendment was not true and correct in all material respects as of the date

when made;

(ii) the Company fails at any time to comply with or perform in all material respects all of the agreements, obligations, covenants and conditions set forth in Section 5 or any other provision of this Certificate that are required to be complied with or performed by it, and such failure is not cured within five (5) Business Days from the date on which a Holder delivers written notice thereof to the Company; or

(iii) a Change of Control.

(b) Mandatory Redemption Price. The cash amount payable upon a Mandatory Redemption Event (the ***"Mandatory Redemption Price")*** shall be equal to the greater of (i) the aggregate Liquidation Preference for the Shares being redeemed as of the Mandatory Redemption Date and (ii) the aggregate Liquidation Preference for such Shares *divided by* the Conversion Price *multiplied by* the Market Price in effect on the Mandatory Redemption Date. The number of shares of Common Stock issuable upon a Mandatory Redemption Event shall be equal to the quotient of (x) the Mandatory Redemption Price *divided by* (y) the Conversion Price (the "***Mandatory Redemption Shares***").

(c) Payment of Mandatory Redemption Price and Delivery of Mandatory Redemption Shares. The Company shall pay in cash the Mandatory Redemption Price or deliver the Mandatory Redemption Shares to the Holder exercising its right to redemption on or prior to the fifth (5th) Business Day following the date on which such Holder delivers written notice (the ***"Mandatory Redemption Notice")*** to the Company demanding the redemption of such Holder's Shares pursuant to this *Section 6* and specifying the number of Shares to be redeemed (such fifth (5th) Business Day being referred to herein as the ***"Mandatory Redemption Date").*** If the Company fails to pay the Mandatory Redemption Price or deliver the Mandatory Redemption Shares in accordance with the provisions of *Section 10* to a Holder on or before the Mandatory Redemption Date, such Holder shall be entitled to interest thereon, from and after the Mandatory Redemption Payment Date until the Mandatory Redemption Price has been paid in full, at an annual rate equal to the Default Interest Rate.

Section 7. Early Redemption.

(a) General. The Company shall have the right at any time on or after December 31, 2016 to redeem all but not less than all of the outstanding Shares in exchange for cash or shares of Common Stock (an ***"Early Redemption").*** For the avoidance of doubt, the Company shall not have the right to redeem any Shares prior to January 1, 2017. In order to effectuate an Early Redemption, the Company must deliver written notice thereof to each Holder (an ***"Early Redemption Notice"),*** and such notice shall specify the date on which such early redemption shall be effectuated (the ***"Early Redemption Date"),*** *provided* that the Early Redemption Date must be at least sixty (60) days following the date on which the Early Redemption Notice has been delivered to all of the Holders. Notwithstanding the foregoing, if a Holder delivers a Mandatory Redemption Notice or Conversion Notice at any time prior to the Early Redemption Date,

then the provisions of this Certificate applicable to such Mandatory Redemption or Conversion, as applicable, including the Company's obligation to pay the amounts or deliver shares of Common Stock in connection with such Mandatory Redemption or Conversion, as applicable, shall apply and control.

(b) Early Redemption Price. The amount payable upon an Early Redemption (the ***"Early Redemption Price"***) shall be equal to 104% of the aggregate Liquidation Preference for the Shares being redeemed.

(c) Payment of Early Redemption Price. The Company shall pay in cash the Early Redemption Price to each Holder on the Early Redemption Date. If the Company fails to pay the Early Redemption Price on or before the Early Redemption Date, such Holder shall be entitled to interest thereon, from and after the Early Redemption Date until the Early Redemption Price has been paid in full, at an annual rate equal to the Default Interest Rate.

Section 8. Conversion. The Series D Preferred Stock shall be convertible into Common Stock as follows:

(a) Right to Convert; Number of Conversion Shares. Each Holder shall have the right to convert, at any time and from time to time, all or any part of the Shares held by such Holder into such number of fully paid and non-assessable shares (the ***"Conversion Shares"***) of Common Stock as is determined in accordance with the terms hereof (a ***"Conversion"***). The number of Conversion Shares to be delivered by the Company pursuant to a Conversion shall be determined by dividing (i) the aggregate Liquidation Preference of the Shares to be converted by (ii) the Conversion Price in effect on the applicable Conversion Date.

(b) Conversion Notice. In order to convert Shares, a Holder shall send to the Company by facsimile transmission, at any time prior to 5:00p.m., New York City time, on the date on which such Holder wishes to effect such Conversion (the ***"Conversion Date"***), a notice of conversion (a ***"Conversion Notice"***) stating the number of Shares to be converted, the amount of Dividends accrued (but remaining unpaid) thereon, and a calculation of the number of shares of Common Stock issuable upon such Conversion. Such Holder shall thereafter send the certificate or certificates representing the Shares being converted to the Company. The Company shall issue a new certificate for Shares to such Holder in the event that less than all of the Shares represented by a certificate are converted; *provided, however,* that the failure of the Company to deliver such new certificate shall not affect the right of such Holder to submit a further Conversion Notice with respect to such Shares and, in any such case, such Holder shall be deemed to have submitted the original of such new certificate at the time that it submits such further Conversion Notice. Except as otherwise provided herein, upon delivery of a Conversion Notice by a Holder in accordance with the terms hereof, such Holder shall, as of the applicable Conversion Date, be deemed for all purposes to be the record owner of the Common Stock to which such Conversion Notice relates. In the case of a dispute between the Company and a Holder as to the calculation of the Conversion Price or the number of Conversion Shares issuable upon a Conversion (including without limitation the calculation of any adjustment to the Conversion Price pursuant to *Section 9),* the

Company shall issue to such Holder the number of Conversion Shares that are not disputed within the time periods specified in *Section 10* and shall submit the disputed calculations to its independent accountant within two (2) Business Days of receipt of such Holder's Conversion Notice. The Company shall cause such accountant to calculate the Conversion Price as provided herein and to notify the Company and such Holder of the results in writing no later than five (5) Business Days following the Company's receipt of such Holder's Conversion Notice. Such accountant's calculation shall be deemed conclusive absent manifest error. The fees of any such accountant shall be borne by the party whose calculations were most at variance with those of such accountant.

(c) Delivery of Conversion Shares. Upon receipt of a fax copy of a Conversion Notice from a Holder, the Company shall, no later than the close of business on the fifth (5th) Business Day following the Conversion Date set forth in such Conversion Notice (the ***"Conversion Delivery Date")***, issue and deliver or caused to be delivered to such Holder the number of Conversion Shares determined pursuant to *Section 8(a); provided, however*, that any Conversion Shares that are the subject of the dispute procedure described in *Section 8(b)* shall be delivered no later than the close of business on the fifth (5th) Business Day following the determination made pursuant thereto. The Company must deliver to each Holder the Conversion Shares issuable to such Holder under this *Section 8* in accordance with the provisions of *Section 10.*

Section 9. Adjustment of Conversion Price. The Conversion Price of the Series D Preferred Stock shall be subject to adjustment from time to time as follows:

(a) Stock Splits and Stock Dividends. If the number of shares of Common Stock outstanding at any time after the date hereof is increased by (i) a stock dividend payable in (x) shares of Common Stock (other than dividends payable pursuant to the Series D Preferred Stock), or (y) options to purchase or rights to subscribe for Common Stock or other securities of the Company convertible into or exchangeable for Common Stock, or (ii) a subdivision or split-up of shares of Common Stock, then, on the date such payment is made or such change is effective, the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of the Series D Preferred Stock shall be increased in proportion to such increase of outstanding shares.

(b) Reverse Stock Splits and Stock Combinations. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then, on the effective date of such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of the Series D Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

(c) Distributions. In case the Company shall declare a cash dividend upon its Common Stock or shall distribute to holders of its Common Stock shares of its capital stock (other than Common Stock), stock or other securities of other Persons, evidences of indebtedness issued by the Company or other Persons, assets (excluding cash dividends) or options or rights (excluding options to purchase and rights to subscribe for Common Stock or other securities of the Company convertible into or

exchangeable for Common Stock), then, in such case, each Holder shall, concurrently with the distribution to holders of Common Stock, receive a like distribution based upon the number of shares of Common Stock into which such Holder's Shares are then convertible at the Conversion Price in effect on the record date for such distribution.

(d) Capital Reorganization. In case, at any time after the date hereof, of any capital reorganization, or any reclassification of the stock of the Company (other than a change in par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Company with or into another Person (other than a consolidation or merger in which the Company is the continuing entity and which does not result in any change in the Common Stock), or of the sale or other disposition of all or substantially all of the properties and assets of the Company as an entirety to any other Person, the Shares shall, if such event is not deemed a liquidation for purposes of *Section 4,* after such reorganization, reclassification, consolidation, merger, sale or other disposition, be convertible into the kind and number of shares of stock or other securities or property of the Company or of the entity resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold or otherwise disposed to which such Holder would have been entitled if immediately prior to such reorganization, reclassification, consolidation, merger, sale or other disposition such Holder had converted its Shares into Common Stock. The provisions of this *Section 9(d)* shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or other dispositions. The provisions of this *Section 9(d)* shall not affect the Holders right to effect a Mandatory Redemption if any of the transactions described in this *Section 9(d)* also constitute a Mandatory Redemption Event.

(e) Minimal Adjustments. No adjustment in a Conversion Price need be made if such adjustment would result in a change in a Conversion Price of less than \$0.01. Any adjustment of less than \$0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of \$0.01 or more in a Conversion Price. All calculations under this *Section 9* shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

(f) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of a Conversion Price pursuant to this *Section 9,* the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon written request at any time of any Holder, furnish or cause to be furnished to such Holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect for the Series D Preferred Stock held, and (iii) the number of shares of Common Stock and the amount if any, of other property which at the time would be received upon the conversion of the Series D Preferred Stock.

(g) Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining

the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, the Company shall mail to each Holder at least ten (10) Business Days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

Section 10. Delivery of Shares. The provisions of this *Section 10* shall apply to all deliveries of Maturity Shares, Mandatory Redemption Shares and Conversion Shares (collectively, the ***"Deliverable Shares")***:

(a) Method of Delivery. The Company or its designated transfer agent (the ***"Transfer Agent")*** shall effect all deliveries of Deliverable Shares required to be delivered to a Holder by issuing and delivering such Deliverable Shares to the Depository Trust Company ***("DTC")*** account on such Holder's behalf via the Deposit Withdrawal Agent Commission System ***("DWAC")***. Notwithstanding the foregoing, the delivery of any Deliverable Shares to the extent such Deliverable Shares are restricted and may not be delivered in accordance with the preceding sentence, and (iii) any other Deliverable Shares to the extent such Holder requests in writing, shall be effected by delivering to such Holder or its nominee physical certificates representing such Deliverable Shares no later than the close of business on the date on which such Deliverable Shares are due. Deliverable Shares delivered to a Holder shall not contain any restrictive legend as long as the resale of such Deliverable Shares (x) has been or will be made (as certified in writing by such Holder to the Company) pursuant to an effective registration statement, (y) has been made pursuant to Rule 144 under the Securities Act, or (z) may be made pursuant to Rule 144(k) under the Securities Act or any successor rule or provision.

(b) Failure to Deliver.

(i) In the event that, for any reason, a Holder has not timely received the number of Deliverable Shares required to be delivered to such Holder, or the Deliverable Shares so delivered contain a restrictive legend in spite of such Holder complying with the requirements described in *clause (x), (y)* or *(z)* of *Section 10(a)*, on or before the delivery date for such Deliverable Shares (a ***"Delivery Default"***, and the date on which such delivery was required to be made, the ***"Delivery Default Date")***, the Company shall pay to such Holder payments ***("Delivery Default Payments")*** in the amount of (A) (N/360) *multiplied by* (B) the applicable Delivery Default Amount *multiplied by* (C) the Default Interest Rate, where "N" equals the number of days elapsed between the date on which such Deliverable Shares were to be delivered (or date on which the restrictive legend was to be removed from such Deliverable Shares) and the date on which such Delivery Default has been cured. Amounts payable pursuant to the preceding sentence shall be paid to the Holder in immediately available funds on or before the second (2nd) Business Day following written notice from such Holder to the Company specifying the amount owed to it by the Company.

(ii) In addition to any other remedies provided herein, each Holder shall have the right to pursue actual damages for the Company's

failure to issue and deliver Deliverable Shares on the applicable delivery date, including, without limitation, damages relating to any purchase of shares of Common Stock by or on behalf of such Holder in order to make delivery on a sale lawfully effected in anticipation of receiving Deliverable Shares, such damages to be in an amount equal to (A) the aggregate amount paid by such Holder for the shares of Common Stock so purchased *minus* (B) the aggregate amount received by such Holder upon the sale of such Deliverable Shares, and such Holder shall have the right to pursue all other remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief).

(c) Fractional Shares. No fractional Deliverable Shares shall be issued upon conversion of the Series D Preferred Stock. In lieu of any fractional share to which a Holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the Market Price determined as of the required delivery date in the case of a fractional share of Common Stock.

Section 11. Reservation of Deliverable Shares. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Series D Preferred Stock and shares of Common Stock solely for the purpose of effecting the delivery of the Deliverable Shares as shall from time to time be sufficient to effect all of the delivery requirements under this Certificate, and if at any time the number of authorized but unissued shares of Series D Preferred Stock or shares of Common Stock shall not be sufficient to effect any of the delivery requirements under this Certificate, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Series D Preferred Stock or shares of Common Stock, as the case may be, to such number of shares as shall be sufficient for such purpose.

Section 12. Voting Rights; Protective Provisions; Waivers.

(a) Voting Rights. Each Share shall have the same voting rights as the shares of Common Stock into which it may be converted determined in accordance with the Conversion Price then in effect. The Company shall provide each Holder with prior notification of each meeting of stockholders (and copies of proxy statements and other information sent to such stockholders) in the same manner as notification sent to holders of Common Stock.

(b) Protective Provisions. So long as any Shares are outstanding, the Company shall not, without first obtaining the approval of the Holders of not less than two- thirds of the Shares then outstanding:

(i) alter, change, modify or amend (x) the terms of the Series D Preferred Stock in any way or (y) the terms of any other capital stock of the Company so as to affect adversely the Series D Preferred Stock;

(iii) create or issue any new class or series of capital stock,

or increase the authorized number of any existing class or series of capital stock, in either such case having a preference over or ranking *pari passu* with the Series D Preferred Stock as to redemption or distribution of assets upon a Liquidation Event or any other liquidation, dissolution or winding up of the Company;

(iv) increase the authorized number of shares of Series D Preferred Stock;

(v) re-issue any Shares which have been converted or redeemed in accordance with the terms hereof; or

(vi) issue any Shares except pursuant to the terms of this Certificate.

In the event that (x) the Holders of not less than two-thirds of the Shares then outstanding agree to allow the Company to alter or change the rights, preferences or privileges of the Series D Preferred Stock pursuant to the terms hereof, no such change shall be effective to the extent that, by its terms, it applies to less than all of the Shares then outstanding.

(c) Waivers. Any waiver or consent under this Certificate shall be in writing and be binding only upon the specific Person giving such waiver or consent and limited to the specific instance and purpose for which such waiver or consent was given.

Section 13. Notices. Any notice required by the provisions of this Certificate to be given to a Holder shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to such Holder of record at such Holder's latest address appearing on the books of the Company or at such other address provided by such Holder to the Company in writing.

[*Remainder of Page Intentionally Left Blank*]

IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by its President and attested to by its Secretary this 16th day of April, 2015.

CELSIUS HOLDINGS, INC.

By: ____________________
Gerry David, Chief Executive Officer

ATTEST:

____
Name: John Fieldly
Title: Secretary to the Board of Directors

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of *Barbara K. Cegavske* Barbara K. Cegavske Secretary of State State of Nevada	Document Number **20150172650-29** Filing Date and Time **04/16/2015 9:35 AM** Entity Number **E0241042005-4**

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT **ABOVE SPACE IS FOR OFFICE USE ONLY**

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

CELSIUS HOLDINGS, INC.

2. The articles have been amended as follows: (provide article numbers, if available)

To amend Article IV to increase the number of authorized shares of common stock issuable by the corporation from 50,000,000 to 75,000,000, par value $0.001 per share.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

4. Effective date and time of filing: (optional) Date: *4/16/15* Time: *11:00 AM*
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature] *CFO*

Signature of Officer *John Fieldly CFO*

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

150303

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	20150172649-97
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 04/16/2015 9:35 AM
	Entity Number E0241042005-4

Amendment to Certificate of Designation After Issuance of Class or Series

(PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Certificate of Designation For Nevada Profit Corporations (Pursuant to NRS 78.1955 - After Issuance of Class or Series)

1. Name of corporation:

CELSIUS HOLDINGS, INC.

2. Stockholder approval pursuant to statute has been obtained.

3. The class or series of stock being amended:

Series C Convertible Preferred Stock

4. By a resolution adopted by the board of directors, the certificate of designation is being amended as follows or the new class or series is:

To amend Section 1(a) to increase the number of authorized shares of Series C Convertible Preferred Stock issuable by the Company from 2,200 to 3,000.

5. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

6. Signature: (required)

X

Signature of Officer John Fieldly CFO

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Exhibit 3.1

Filed in the Office of	Business Number E0241042005-4
Barbara K. Cegavske	Filing Number 20200643025
Secretary of State State Of Nevada	Filed On 05/05/2020 10:30:08 AM
	Number of Pages 4

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity as on file with the Nevada Secretary of State: Celsius Holdings, Inc. Entity or Nevada Business Identification Number (NVID): NV20051151800
2. Restated or Amended and Restated Articles: (Select one) (If amending and restating only, complete section 1,2 3, 5 and 6)	Certificate to Accompany Restated Articles or Amended and Restated Articles Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate. Amended and Restated Articles * Restated or Amended and Restated Articles must be included with this filing type.
3. Type of Amendment Filing Being Completed: (Select only one box) (If amending, complete section 1, 3, 5 and 6.)	Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock) The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) incorporators board of directors The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued
	x Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 55.6%
	Officer's Statement (foreign qualified entities only) - Name in home state, if using a modified name in Nevada: Jurisdiction of formation: Changes to takes the following effect: The entity name has been amended. Dissolution The purpose of the entity has been amended. Merger The authorized shares have been amended. Conversion Other: (specify changes) * Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: The entity name has been amended. The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) The purpose of the entity has been amended. x The authorized shares have been amended. The directors, managers or general partners have been amended. IRS tax language has been added. Articles have been added. Articles have been deleted. Other. The articles have been amended as follows: (provide article numbers, if available) (see amendment to Article IV below) (attach additional page(s) if necessary)
6. Signature: (Required)	X [signature] Chief Executive Officer Signature of Officer or Authorized Signer Title X ____________________ Signature of Officer or Authorized Signer Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

Article IV is hereby amended to increase the number of authorized shares of common stock to 100,000,000, par value $0.001 per share.

This form must be accompanied by appropriate fees.

Exhibit 3.1

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number E0241042005-4
Barbara K. Cegavske (signature)	Filing Number 20211507792
Secretary of State State Of Nevada	Filed On 6/4/2021 10:22:00 AM
	Number of Pages 1

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

☐ Certificate of Designation
☐ Certificate of Amendment to Designation - Before Issuance of Class or Series
☐ Certificate of Amendment to Designation - After Issuance of Class or Series
☒ Certificate of Withdrawal of Certificate of Designation

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity: Celsius Holdings, Inc. Entity or Nevada Business Identification Number (NVID): NV20051151800
2. Effective date and time:	For Certificate of Designation or Amendment to Designation Only (Optional): Date: Time: (must not be later than 90 days after the certificate is filed)
3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing:
4. Information for amendment of class or series of stock:	The original class or series of stock being amended within this filing:
5. Amendment of class or series of stock:	☐ Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued. ☐ Certificate of Amendment to Designation- After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.
6. Resolution: Certificate of Designation and Amendment to Designation only)	By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.*
7. Withdrawal:	Designation being Withdrawn: Series A Convertible Preferred Stock Date of Designation: 08/20/2008 No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: * RESOLVED, that the Board of Directors hereby approves the withdrawal of each Certificate of Designation and the cancellation of the authorization of each of the previously designated series of Preferred Stock;
8. Signature: (Required)	X [signature] Signature of Officer Date: 06/04/2021

* Attach additional page(s) if necessary
This form must be accompanied by appropriate fees.

Exhibit 3.2

Filed in the Office of *Barbara K. Cegavske* Secretary of State State Of Nevada	Business Number E0241042005-4 Filing Number 20211507725 Filed On 6/4/2021 10:22:00 AM Number of Pages 1

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

☐ **Certificate of Designation**

☐ **Certificate of Amendment to Designation - Before Issuance of Class or Series**

☐ **Certificate of Amendment to Designation - After Issuance of Class or Series**

☒ **Certificate of Withdrawal of Certificate of Designation**

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity: Celsius Holdings, Inc. Entity or Nevada Business Identification Number (NVID): NV20051151800
2. Effective date and time:	For Certificate of Designation or Amendment to Designation Only (Optional): Date: Time: (must not be later than 90 days after the certificate is filed)
3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing:
4. Information for amendment of class or series of stock:	The original class or series of stock being amended within this filing:
5. Amendment of class or series of stock:	☐ Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued. ☐ Certificate of Amendment to Designation- After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.
6. Resolution: Certificate of Designation and Amendment to Designation only)	By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.*
7. Withdrawal:	Designation being Withdrawn: Series B Convertible Preferred Stock Date of Designation: 12/22/2008 No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: * RESOLVED, that the Board of Directors hereby approves the withdrawal of each Certificate of Designation and the cancellation of the authorization of each of the previously designated series of Preferred Stock;
8. Signature: (Required)	X [signature] Signature of Officer Date: 06/04/2021

* Attach additional page(s) if necessary

This form must be accompanied by appropriate fees.

Exhibit 3.3

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number E0241042005-4
Barbara K. Cegavske	Filing Number 20211507732
Secretary of State State Of Nevada	Filed On 6/4/2021 10:22:00 AM
	Number of Pages 1

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

☐ Certificate of Designation
☐ Certificate of Amendment to Designation - Before Issuance of Class or Series
☐ Certificate of Amendment to Designation - After Issuance of Class or Series
☒ Certificate of Withdrawal of Certificate of Designation

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity: Celsius Holdings, Inc. Entity or Nevada Business Identification Number (NVID): NV20051151800
2. Effective date and time:	For Certificate of Designation or Amendment to Designation Only (Optional): Date: Time: (must not be later than 90 days after the certificate is filed)
3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing:
4. Information for amendment of class or series of stock:	The original class or series of stock being amended within this filing:
5. Amendment of class or series of stock:	☐ Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued. ☐ Certificate of Amendment to Designation- After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.
6. Resolution: Certificate of Designation and Amendment to Designation only)	By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.*
7. Withdrawal:	Designation being Withdrawn: Series C Convertible Preferred Stock Date of Designation: 01/15/2014 No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: * RESOLVED, that the Board of Directors hereby approves the withdrawal of each Certificate of Designation and the cancellation of the authorization of each of the previously designated series of Preferred Stock;
8. Signature: (Required)	X *[signature]* Signature of Officer Date: 06/04/2021

* Attach additional page(s) if necessary
This form must be accompanied by appropriate fees.

Exhibit 3.4

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number E0241042005-4
Secretary of State State Of Nevada	Filing Number 20211507743
	Filed On 6/4/2021 10:22:00 AM
	Number of Pages 1

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

☐ Certificate of Designation
☐ Certificate of Amendment to Designation - Before Issuance of Class or Series
☐ Certificate of Amendment to Designation - After Issuance of Class or Series
☒ Certificate of Withdrawal of Certificate of Designation

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity: Celsius Holdings, Inc. Entity or Nevada Business Identification Number (NVID): NV20051151800
2. Effective date and time:	For Certificate of Designation or Amendment to Designation Only (Optional): Date: Time: (must not be later than 90 days after the certificate is filed)
3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing:
4. Information for amendment of class or series of stock:	The original class or series of stock being amended within this filing:
5. Amendment of class or series of stock:	☐ Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued. ☐ Certificate of Amendment to Designation- After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.
6. Resolution: Certificate of Designation and Amendment to Designation only)	By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.*
7. Withdrawal:	Designation being Withdrawn: Series D Convertible Preferred Stock Date of Designation: 04/16/2015 No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: * RESOLVED, that the Board of Directors hereby approves the withdrawal of each Certificate of Designation and the cancellation of the authorization of each of the previously designated series of Preferred Stock;
8. Signature: (Required)	X ______________________ Date: 06/04/2021 Signature of Officer

* Attach additional page(s) if necessary
This form must be accompanied by appropriate fees.

Filed in the Office of	Business Number E0241042005-4
Barbara K. Cegavske (signature)	Filing Number 20222520354
Secretary of State	Filed On 8/1/2022 8:00:00 AM
State Of Nevada	Number of Pages 20

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

× Certificate of Designation

Certificate of Amendment to Designation - Before Issuance of Class or Series

Certificate of Amendment to Designation - After Issuance of Class or Series

Certificate of Withdrawal of Certificate of Designation

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity: CELSIUS HOLDINGS, INC. Entity or Nevada Business Identification Number (NVID): E0241042005-4
2. Effective date and time:	For Certificate of Designation or Amendment to Designation Only (Optional): Date: Time: (must not be later than 90 days after the certificate is filed)
3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing: Series A Convertible Preferred Stock
4. Information for amendment of class or series of stock:	The original class or series of stock being amended within this filing:
5. Amendment of class or series of stock:	Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued.
	Certificate of Amendment to Designation- After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.
6. Resolution: Certificate of Designation and Amendment to Designation only)	By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.* NOW THEREFORE, BE IT RESOLVED, that pursuant to the authority expressly vested in the Board... [see attached full text of designation]
7. Withdrawal:	Designation being Withdrawn: Date of Designation: No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: *
8. Signature: (Required)	X (signature) Signature of Officer Date: August 1, 2022

* Attach additional page(s) if necessary

This form must be accompanied by appropriate fees.

CELSIUS HOLDINGS, INC.

CERTIFICATE OF DESIGNATION

OF

SERIES A CONVERTIBLE PREFERRED STOCK

WHEREAS, in accordance with the applicable provisions of the Nevada Revised Statutes ("**NRS**") and pursuant to the authority under the Articles of Incorporation of the Corporation (as amended from time to time, the "**Articles of Incorporation**"), the Board of Directors (the "**Board**") of Celsius Holdings, Inc., a corporation duly organized and existing under the laws of the State of Nevada (the "**Corporation**") is authorized to issue from time to time shares of the Corporation's Preferred Stock, par value $0.001 per share (the "**Preferred Stock**"), in one or more series; and

WHEREAS, the Board has adopted a resolution establishing a series of Preferred Stock designated as the "Series A Convertible Preferred Stock" and approving the terms thereof as set forth in this Certificate of Designation for such Preferred Stock (this "**Certificate**").

NOW THEREFORE, BE IT RESOLVED, that pursuant to the authority expressly vested in the Board and in accordance with the provisions of the Articles of Incorporation and the NRS, the designation and amount of the Series A Convertible Preferred Stock, and the voting powers, designations, preferences, limitations, restrictions, and relative rights of the shares of Series A Convertible Preferred Stock, as well as the qualifications, limitations or restrictions thereof (in addition to any provisions set forth in the Articles of Incorporation that are applicable to the Preferred Stock of all classes and series) are as set forth in this Certificate.

SERIES A CONVERTIBLE PREFERRED STOCK

Section 1. Definitions. For the purposes hereof, the following terms shall have the following meanings:

"**10-Day VWAP**" per share of Common Stock, measured as of any date of determination, shall mean the arithmetic average of the VWAP per share of Common Stock for each of the ten consecutive Trading Days ending on, and including, the Trading Day immediately preceding such date of determination.

"**Accrued Dividend Amount**" shall have the meaning set forth in Section 3(c).

"**Affiliate**" shall mean, as to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 144 under the Securities Act; provided, however, the Corporation and its Subsidiaries shall not be deemed to be Affiliates of any Holder or any of its Affiliates.

"**Articles of Incorporation**" shall have the meaning set forth in the first WHEREAS clause.

"**Automatic Conversion**" shall have the meaning set forth in Section 6(b)(i).

"**Automatic Conversion Date**" shall mean the date an Automatic Conversion Event occurs.

"**Automatic Conversion Event**" shall have the meaning set forth in Section 6(b)(iii).

"**Automatic Conversion Notice**" shall have the meaning set forth in Section 6(b)(ii).

"**Board**" shall have the meaning set forth in the first WHEREAS clause.

"**Business Day**" shall mean any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

"**Cash and PIK Dividend**" shall have the meaning set forth in Section 3(d).

"**Cash and PIK Dividend Aggregate Cash Amount**" shall mean, with respect to any Cash and PIK Dividend authorized and declared by the Board (or any duly authorized committee thereof), the aggregate amount of cash authorized and declared to be paid to the Holders in respect of all issued and outstanding shares of Series A Preferred Stock as of the Record Date for such Cash and PIK Dividend.

"**Cash and PIK Dividend Cash Settlement Amount**" shall mean, with respect to each share of Series A Preferred Stock, an amount equal to the quotient of (A) the Cash and PIK Dividend Aggregate Cash Amount, divided by (B) the aggregate number of shares of Series A Preferred Stock issued and outstanding as of the Record Date for the applicable Cash and PIK Dividend.

"**Certificate**" shall have the meaning set forth in the second WHEREAS clause.

"**Change of Control**" shall mean: (i) a sale or transfer, directly or indirectly, of all or substantially all of the assets of the Corporation in any transaction or series of related transactions (other than sales in the ordinary course of business); (ii) any merger, consolidation or reorganization of the Corporation with or into any other entity or entities as a result of which the holders of the Corporation's outstanding capital stock (on a fully-diluted basis) immediately prior to the merger, consolidation or reorganization no longer represent at least a majority of the voting power of the surviving or resulting corporation or other entity; or (iii) any sale or series of sales, directly or indirectly, beneficially or of record, of shares of the Corporation's capital stock by the holders thereof which results in any Person or group of Affiliated Persons owning capital stock holding more than 50% of the voting power of the Corporation.

"**Change of Control Notice**" shall have the meaning set forth in Section 8(d)(ii).

"**Change of Control Redemption**" shall have the meaning set forth in Section 8(d)(i).

"**Change of Control Redemption Date**" shall have the meaning set forth in Section 8(d)(ii).

"**Change of Control Redemption Price**" shall have the meaning set forth in Section 8(d)(i).

"**Close of Business**" shall mean 5:00 p.m., New York City time, on any Business Day.

"**Common Stock**" shall mean the Corporation's common stock, par value $0.001 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed into.

"**Conversion Date**" shall mean any Automatic Conversion Date or Mandatory Conversion Date, as applicable.

"**Conversion Notice**" shall mean any Automatic Conversion Notice or Mandatory Conversion

Notice, as applicable.

"**Conversion Ratio**" for each share of Series A Preferred Stock with respect to any conversion pursuant to Section 6, shall mean the quotient of (a) the sum of (x) the Stated Value of such share of Series A Preferred Stock as of the applicable Conversion Date, plus (y) without duplication of all accrued and unpaid Dividends previously added to the Stated Value of such share of Series A Preferred Stock, all accrued and unpaid Dividends per share of Series A Preferred Stock through the applicable Conversion Date; *divided by* (b) the Conversion Price as of the Conversion Date.

"**Conversion Price**" shall mean $75.00, as adjusted in accordance with the terms and conditions of Section 7.

"**Convertible Securities**" shall mean any evidences of indebtedness, shares or other securities, in each case directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

"**Corporation**" shall mean Celsius Holdings, Inc., a corporation organized and existing under the laws of the State of Nevada.

"**Corporation Optional Redemption**" shall have the meaning set forth in Section 8(a).

"**Corporation Optional Redemption Notice**" shall have the meaning set forth in Section 8(a).

"**Corporation Optional Redemption Right**" shall have the meaning set forth in Section 8(a).

"**Corporation Termination Event**" shall mean the date upon which the Distribution Agreement is terminated as a result of a valid termination by the Corporation in accordance with the terms of the Distribution Agreement.

"**Distribution Agreement**" shall mean that certain Distribution Agreement, effective as of August 1, 2022, by and between the Corporation and the Investor.

"**Dividend**" shall have the meaning set forth in Section 3(a).

"**Dividend Payment Date**" shall have the meaning set forth in Section 3(b).

"**Dividend Rate**" means, for a Regular Dividend Period for a share of Series A Preferred Stock, 5.00% per annum of the Stated Value of such share as of the Record Date for such dividend, as may be adjusted pursuant to Section 8(c)(iv).

"**Exchange Property**" shall have the meaning set forth in Section 7(b).

"**Holder**" shall mean any holder of Series A Preferred Stock.

"**Holder Optional Redemption**" shall have the meaning set forth in Section 8(b).

"**Holder Optional Redemption Notice**" shall have the meaning set forth in Section 8(b).

"**Holder Optional Redemption Right**" shall have the meaning set forth in Section 8(b).

"**HSR Act**" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

"**Investor**" shall mean the initial purchaser of the Series A Preferred Stock.

"**Investor Termination Event**" shall mean the date upon which the Distribution Agreement is terminated as a result of a valid termination by Investor in accordance with the terms of the Distribution Agreement.

"**Issuance Date**" shall mean August 1, 2022.

"**Junior Stock**" shall have the meaning set forth in Section 5(a).

"**Liquidation Event**" shall have the meaning set forth in Section 5(b).

"**Liquidation Preference**" shall have the meaning set forth in Section 5(b).

"**Majority Holders**" shall have the meaning set forth in Section 4(b).

"**Mandatory Conversion**" shall have the meaning set forth in Section 6(a)(i).

"**Mandatory Conversion Date**" shall have the meaning set forth in Section 6(a)(ii).

"**Mandatory Conversion Notice**" shall have the meaning set forth in Section 6(a)(ii).

"**NRS**" has the meaning set forth in the first WHEREAS clause hereof.

"**Option**" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

"**Parity Stock**" shall have the meaning set forth in Section 5(a).

"**Participating Dividend**" shall have the meaning set forth in Section 3(a).

"**Participating Dividend Payment Date**" shall have the meaning set forth in Section 3(b).

"**Person**" shall mean any individual, partnership, corporation, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

"**PIK Dividend**" shall have the meaning set forth in Section 3(c).

"**Preferred Stock**" shall have the meaning set forth in the first WHEREAS clause.

"**Record Date**" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of shares of Common Stock or shares of Series A Preferred Stock, as applicable, have the right to receive any cash, securities or other property or in which the shares of Common Stock or shares of Series A Preferred Stock (or other applicable security), as applicable, is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board or a committee thereof, or by statute, contract, this Certificate of Designation or otherwise).

"**Redemption Date**" shall have the meaning set forth in Section 8(c)(i).

"**Redemption Notice**" shall have the meaning set forth in Section 8(c)(ii).

"**Redemption Price**" shall mean a price per share of Series A Preferred Stock equal to the sum of (i) the Stated Value of such share of Series A Preferred Stock as of the applicable Redemption Date, plus (ii) without duplication of all accrued and unpaid Dividends previously added to the Stated Value of such share of Series A Preferred Stock, all accrued and unpaid Dividends per share of Series A Preferred Stock through such Redemption Date.

"**Regular Dividend**" shall have the meaning set forth in Section 3(a).

"**Regular Dividend Payment Date**" shall have the meaning set forth in Section 3(b).

"**Regular Dividend Period**" shall have the meaning set forth in Section 3(b).

"**Required Approval**" shall have the meaning set forth in Section 6(c)(iv).

"**Redemption Notice**" shall have the meaning set forth in Section 8(c)(ii).

"**Related Person**" shall have the meaning given to such term in Item 404(a) of Regulation S-K as promulgated under the Securities Act ("**Item 404**").

"**Related Person Transaction**" means any transaction for which disclosure is required under the terms of Item 404 involving the Corporation and any Related Person.

"**Reorganization Event**" shall have the meaning set forth in Section 7(b)(iii).

"**Securities Act**" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"**Securities Purchase Agreement**" shall mean that certain Securities Purchase Agreement, effective as of August 1, 2022, by and between the Corporation and Investor.

"**Senior Stock**" shall have the meaning set forth in Section 5(a).

"**Series A Preferred Stock**" shall have the meaning set forth in Section 2(a).

"**Series A Preferred Stock Register**" shall have the meaning set forth in Section 2(b).

"**Seventh Anniversary Date**" shall mean August 1, 2029.

"**Share Delivery Date**" shall have the meaning set forth in Section 6(c)(i).

"**Sixth Anniversary Date**" shall mean August 1, 2028.

"**Stated Value**" shall mean $375.00 per share of Series A Preferred Stock, as shall be increased from time to time for any PIK Dividends.

"**Subject Action**" shall have the meaning set forth in Section 9(a).

"**Subsidiary**" shall mean, with respect to any Person, (a) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of the equity entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or shareholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other

business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (b) any partnership or limited liability company where (i) more than 50% of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (ii) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

"**Tenth Anniversary Date**" shall mean August 1, 2032.

"**Thirteenth Anniversary Date**" shall mean August 1, 2035.

"**Trading Day**" shall mean a day on which the Common Stock is traded for any period on the principal securities exchange or if the Common Stock is not traded on a principal securities exchange, on a day that the Common Stock is traded on another securities market on which the Common Stock is then being traded.

"**Triggering Condition**" shall have the meaning set forth in the Distribution Agreement.

"**VWAP**" per share of Common Stock on any Trading Day means the per share volume-weighted average price as displayed under the heading VWAP with Bloomberg Definition calculation method (or, if Bloomberg ceases to publish such price, any successor service reasonably chosen by the Corporation) in respect of the period from the open of trading on the relevant Trading Day until the close of trading on such Trading Day (or if such volume-weighted average price is unavailable, the market price of one share of Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm selected by the Corporation in good faith).

Section 2. Designation, Amount and Par Value; Assignment

(a) The series of the Corporation's preferred stock designated by this Certificate of Designation shall be designated as Series A Convertible Preferred Stock (the "**Series A Preferred Stock**") and the number of shares so designated shall be One Million Four Hundred Sixty-Six Thousand Six Hundred Sixty Six (1,466,666). Each share of Series A Preferred Stock shall have a par value of $0.001 per share. The Series A Preferred Stock may be issued in certificated form or in uncertificated book-entry form at the election of the Holder. To the extent that any shares of Series A Preferred Stock are issued in uncertificated book-entry form, references herein to "certificates" shall instead refer to the book-entry notation relating to such shares.

(b) The Corporation shall register shares of the Series A Preferred Stock, upon records to be maintained by the Corporation for that purpose (the "**Series A Preferred Stock Register**"), in the name of the Holders thereof from time to time. The Corporation may deem and treat the registered Holder of shares of Series A Preferred Stock as the absolute owner thereof for the purpose of any conversion thereof and for all other purposes. The Corporation shall register the transfer of any shares of Series A Preferred Stock in the Series A Preferred Stock Register, upon surrender of the certificates, if any, evidencing such shares to be transferred, duly endorsed by the Holder thereof, to the Corporation at its address specified herein. Upon any such registration or transfer of certificated shares of Series A Preferred Stock, a new certificate evidencing the shares of Series A Preferred Stock so transferred shall be issued to the transferee and a new certificate evidencing the remaining portion of the shares not so transferred, if any, shall be issued to the transferring Holder, in each case, within three Business Days. The provisions of this Certificate of Designation are intended to be for the benefit of all Holders from time to time and shall be

enforceable by any such Holder.

Section 3. Dividends

(a) Each share of Series A Preferred Stock shall be entitled to receive, in the manner set forth in this Section 3, (i) cumulative dividends in an amount equal to the Dividend Rate (each such dividend on the Series A Preferred Stock, a "**Regular Dividend**" and, collectively, the "**Regular Dividends**"), and (ii) on an as-converted basis, current payments of any dividend or other distribution (other than a distribution upon a Liquidation Event), whether paid in cash, in-kind or in other property (including, for the avoidance of doubt, any securities other than any dividends on shares of Common Stock payable in shares of Common Stock), authorized and declared by the Board on the issued and outstanding shares of Common Stock in an amount determined by assuming that a number of shares of Common Stock equal to the Conversion Ratio in effect on the applicable Record Date for such dividend or distribution (other than a distribution upon a Liquidation Event) were issued to, and held by, the Holder of such share of Series A Preferred Stock on such Record Date (each such dividend on the Series A Preferred Stock pursuant to this clause (ii), a "**Participating Dividend**" and, collectively, the "**Participating Dividends**" and, together with the Regular Dividends, the "**Dividends**").

(b) Regular Dividends shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (unless any such day is not a Business Day, in which event such Regular Dividends shall be payable on the next succeeding Business Day, without accrual of interest thereon to the actual payment date), commencing on September 30, 2022 (each such payment date, a "**Regular Dividend Payment Date**," and the period from, and including, the Issuance Date to, and including, the first Regular Dividend Payment Date and each such quarterly period thereafter from, but excluding, the immediately preceding Regular Dividend Payment Date to, and including, the next occurring Regular Dividend Payment Date, a "**Regular Dividend Period**"). The amount of Regular Dividends payable in respect of each share of Series A Preferred Stock for any period shall be computed on the basis of a 365-day year and actual days elapsed (i.e., the daily accrual rate shall be determined by dividing the Dividend Rate by 365). Regular Dividends shall be cumulative and shall begin to accrue on a daily basis from the Issuance Date whether or not declared and whether or not the Corporation has assets legally available to make payment thereof, at a rate equal to the applicable Dividend Rate, regardless of whether or not in any Regular Dividend Period there are funds of the Corporation legally available for the payment of such Regular Dividend. The Corporation may, in its sole discretion and notwithstanding anything to the contrary in this Certificate of Designation, settle such Regular Dividend in cash out of funds legally available therefor, in-kind pursuant to the terms and conditions of Section 3(c), or a combination of cash and in-kind settlement pursuant to the terms and conditions of Section 3(d), and the Corporation shall set aside sufficient funds for the portion of any Regular Dividend to be paid in whole or in part in cash before the Board or any other authorized Person may declare, set apart funds for or pay any dividend on the Junior Stock. Participating Dividends shall be payable as and when paid to the holders of shares of Common Stock (each such date, a "**Participating Dividend Payment Date**" and, together with a Regular Dividend Payment Date, a "**Dividend Payment Date**").

(c) With respect to each share of Series A Preferred Stock, any Regular Dividend or portion thereof in respect of such share of Series A Preferred Stock that has accrued during any applicable Regular Dividend Period but is not paid (in whole or in part) in cash on the applicable Regular Dividend Payment Date (the amount of any accrued and unpaid Regular Dividend with respect to any share of Series A Preferred Stock for any Regular Dividend Period, regardless of whether such Regular Dividend is paid in cash or kind, the "**Accrued Dividend Amount**" with respect to such share of Series A Preferred Stock for such Regular Dividend Period) shall, regardless of whether or not such Regular Dividend is authorized and declared by the Board, or whether the Corporation has assets legally available to make payment thereof, be added to the Stated Value of such share of Series A Preferred Stock immediately

following the Close of Business on such Regular Dividend Payment Date. Any such addition of the Accrued Dividend Amount in respect of a share of Series A Preferred Stock to the Stated Value of such share of Series A Preferred Stock pursuant to this Section 3(c) is referred to herein as a "**PIK Dividend**." The Accrued Dividend Amount in respect of any Regular Dividend Period that is not paid (in whole or in part) in cash shall, without duplication of any prior PIK Dividends (if any) only be added to the Stated Value of such share of Series A Preferred Stock once. Regular Dividends with respect to each share of Series A Preferred Stock shall continue, from and after the date of each PIK Dividend, if any, to accrue in an amount per annum equal to the Dividend Rate (as such amount per annum may be adjusted pursuant to the terms and conditions hereof) of the Stated Value of such share of Series A Preferred Stock as of the relevant Record Date.

(d) In the event that the Board has elected to effect the settlement of a Regular Dividend payment in part by payment of cash to each Holder of shares of Series A Preferred Stock and in part pursuant to a PIK Dividend (any such Regular Dividend, a "**Cash and PIK Dividend**"), the Corporation shall, on the applicable Regular Dividend Payment Date and in respect of each share of Series A Preferred Stock, (i) pay to the Holder thereof an amount of cash equal to the Cash and PIK Dividend Cash Settlement Amount in respect of such share of Series A Preferred Stock, and (ii) add to the Stated Value of such share of Series A Preferred Stock an amount equal to (A) the Accrued Dividend Amount with respect to such share of Series A Preferred Stock for the Regular Dividend Period ending on, and including, such Regular Dividend Payment Date, minus (B) the Cash and PIK Dividend Cash Settlement Amount in respect of such share of Series A Preferred Stock. If the Board declares a Cash and PIK Dividend, and any portion of the cash payment of such Cash and PIK Dividend per share of Series A Preferred Stock is not paid pursuant to the terms of this Section 3, then such portion shall be added to the Stated Value of such share of Series A Preferred Stock in accordance with the terms of this Section 3(d).

(e) In the event that the Board has authorized and declared the payment of a Participating Dividend, such Participating Dividend shall be paid in a manner consistent with the payments of dividends on the shares of Common Stock. The Corporation will not declare any dividend or distribution (other than a distribution upon a Liquidation Event) on the Common Stock unless, concurrently therewith, the Corporation declares a corresponding Participating Dividend in accordance with Section 3(a).

(f) Except as otherwise provided herein, if at any time the Corporation pays, in cash, less than the total amount of Dividends then accrued, but unpaid, with respect to the shares of Series A Preferred Stock, such cash payment shall be distributed pro rata among the Holders thereof based upon the Stated Value of all shares of Series A Preferred Stock held by each such Holder as of the Record Date for such payment. When Dividends are not paid in full upon the Series A Preferred Stock, all dividends on Series A Preferred Stock and any other class or series of Parity Stock shall be paid pro rata so that the amount of dividends on the shares of Series A Preferred Stock and each such other class or series of Parity Stock shall in all cases bear to each other the same ratio as accrued, but unpaid, Dividends (for the full amount of dividends that would be payable for the most recently completed Regular Dividend Period if dividends were declared in full on non-cumulative Parity Stock) on the Series A Preferred Stock and such other class or series of Parity Stock bear to each other.

(g) Within one Business Day of the Record Date for any Regular Dividend, the Corporation will send written notice to each Holder of shares of Series A Preferred Stock stating (i) whether such Regular Dividend will be paid in cash or in kind pursuant to Section 3(c), or pursuant to a Cash and PIK Dividend pursuant to Section 3(d), and (ii) if such Regular Dividend will be paid, at least in part, in kind pursuant to Section 3(c) or pursuant to a Cash and PIK Dividend pursuant to Section 3(d), the Stated Value of each share of Series A Preferred Stock immediately before and immediately after the applicable increase.

Section 4. Voting Rights

(a) Except as otherwise provided herein or as otherwise required by the NRS, the Series A Preferred Stock shall have no voting rights.

(b) As long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Series A Preferred Stock ("**Majority Holders**"):

(i) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend this Certificate of Designation, amend or repeal any provision of, or add any provision to, the Articles of Incorporation or the bylaws of the Corporation, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series A Preferred Stock, regardless of whether any of the foregoing actions shall be by means of amendment to or other alteration of the Articles of Incorporation (including, without limitation, by way of filing a certificate of amendment or certificate of correction or by way of filing a certificate of designation with respect to any class or series of the Corporation's capital stock, or any amendment or correction to such certificate of designation) or by merger, consolidation or otherwise;

(ii) increase or decrease (other than by conversion) the number of authorized shares of Series A Preferred Stock;

(iii) authorize, create, issue or reclassify securities (or securities that are convertible into or exercisable for such securities) that would be Parity Stock or Senior Stock; or

(iv) enter into any agreement with respect to any of the foregoing.

(c) As long as any share of Series A Preferred Stock remains issued and outstanding, any action required or permitted to be taken by the Holders of shares of Series A Preferred Stock may be effected without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the Majority Holders and shall be delivered to the Corporation by delivery to its registered office in the State of Nevada, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of holders of any other class or series of capital stock of the Corporation are recorded.

(d) During such time or times as any Holder of Series A Preferred Stock is entitled to nominate for election a director and such seat is filled (a "**Preferred Director**"), the Corporation shall not, without approval of the Board (which such approval must include the affirmative approval of such Preferred Director), enter into any Related Person Transaction other than on an arms' length basis (as determined in the reasonable discretion of the Board).

Section 5. Rank; Liquidation

(a) The Series A Preferred Stock shall, with respect to dividend rights and rights upon a Liquidation Event, rank: (i) senior to all of the Common Stock; (ii) senior to any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms junior to any Series A Preferred Stock (any such junior class, together with the Common Stock, "**Junior Stock**"); (iii) on parity with any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms on parity with the Series A Preferred Stock (the "**Parity Stock**"); and (iv) junior to any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms senior to any

Series A Preferred Stock ("**Senior Stock**").

(b) Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (but excluding any Change of Control) (each, a "**Liquidation Event**"), after satisfaction of all liabilities and obligations to creditors of the Corporation, subject to the rights of any class or series of Senior Stock and before any distribution or payment shall be made to any holder of any Junior Stock, and subject to Section 5(d), each Holder shall be entitled to receive, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) legally available therefor, an amount per share of Series A Preferred Stock equal to the greater of (i) the sum of (1) the Stated Value of such share of Series A Preferred Stock as of the applicable as of the date of the liquidating payment, plus (2) without duplication of all accrued and unpaid Dividends previously added to the Stated Value of such share of Series A Preferred Stock, all accrued and unpaid Dividends per share of Series A Preferred Stock through the date of the liquidating payment; and (ii) the amount that such Holder would have received had each share of Series A Preferred Stock held by such Holder, as of the commencement of such Liquidation Event, converted into a number of shares of Common Stock equal to the then-applicable Conversion Ratio (such greater amount, the "**Liquidation Preference**").

(c) No Holder shall (i) be entitled to any payment in respect of its shares of Series A Preferred Stock in the event of any Liquidation Event other than payment of the Liquidation Preference expressly provided for in Section 5(b), or (ii) have any further right or claim to any of the Corporation's remaining assets, including any right or claim to participate in the receipt of any payment on Junior Stock in connection therewith (except as provided in Section 5(b)(ii)).

(d) If, in connection with any liquidating distribution pursuant to Section 5(b), the assets of the Corporation or proceeds thereof are not sufficient to pay in full the applicable Liquidation Preference payable on the shares of Series A Preferred Stock and the corresponding liquidating distributions payable on the shares of Parity Stock, if any, then such assets, or the proceeds thereof, shall be paid pro rata in accordance with the full respective aggregate liquidating distributions that would be payable on all such shares if all amounts payable thereon were paid in full.

Section 6. Conversion

(a) Conversion at the Option of the Corporation.

(i) At any time from and after the Seventh Anniversary Date, provided the 10-Day VWAP immediately prior to the date the Corporation delivers a Mandatory Conversion Notice to the Holders exceeds the Conversion Price, the Corporation may elect to convert (a "**Mandatory Conversion**") all, but not less than all, of the outstanding shares of Series A Preferred Stock into shares of Common Stock. In the case of a Mandatory Conversion, each share of Series A Preferred Stock then outstanding shall be converted into the number of shares of Common Stock equal to the Conversion Ratio of such share in effect as of the Mandatory Conversion Date.

(ii) If the Corporation elects to effect a Mandatory Conversion, the Corporation shall provide notice thereof to each Holder (such notice, a "**Mandatory Conversion Notice**") and the Holder Optional Redemption Right with respect to such shares shall terminate. The Mandatory Conversion Notice shall state: (A) the date selected by the Corporation for the Mandatory Conversion to become effective, which shall be at least 5 Business Days and not more than 15 Business Days after the date on which the Corporation provides the Mandatory Conversion Notice to each such Holder (the "**Mandatory Conversion Date**"); (B) the applicable Conversion Price and Conversion Ratio as in effect on the date of the Mandatory Conversion Notice; and (C) the number of shares of Common Stock to be issued (and the amount of cash to be paid in lieu of any

fractional share) to such Holder upon conversion of the shares of Series A Preferred Stock held by such Holder, calculated in accordance with the Conversion Price and Conversion Ratio referred to in the immediately preceding clause (B).

(b) Automatic Conversion.

(i) Each share of Series A Preferred Stock shall automatically convert (an "**Automatic Conversion**") into shares of Common Stock upon the occurrence of an Automatic Conversion Event and the Holder Optional Redemption Right shall terminate. In the case of an Automatic Conversion, each share of Series A Preferred Stock then outstanding shall be converted into the number of shares of Common Stock equal to the Conversion Ratio of such share in effect as of the Automatic Conversion Date.

(ii) If an Automatic Conversion Event occurs, the Corporation shall promptly, and in any event within 10 Business Days of such Automatic Conversion Event, provide notice of such Automatic Conversion to each Holder (such notice, a "**Automatic Conversion Notice**"). The Automatic Conversion Notice shall state: (A) the Automatic Conversion Date; (B) a description in reasonable detail of the Automatic Conversion Event, with such supporting information as the Holder may reasonably request; (C) the applicable Conversion Price and Conversion Ratio as in effect on the Automatic Conversion Date; and (D) the number of shares of Common Stock to be issued (and the amount of cash to be paid in lieu of any fractional share) to such Holder upon conversion of the shares of Series A Preferred Stock held by such Holder, calculated in accordance with the Conversion Price and Conversion Ratio referred to in the immediately preceding clause (C).

(iii) Each of the following shall be an "**Automatic Conversion Event**" with respect to any share of Series A Preferred Stock:

A. Any date from and after the Sixth Anniversary Date on which (x) the Triggering Condition is satisfied in accordance with the Distribution Agreement and (y) the 10-Day VWAP immediately prior to such date exceeds the Conversion Price of such share as of such date; and

B. Any date from and after the occurrence of a Corporation Termination Event, if the 10-Day VWAP immediately preceding such date exceeds the Conversion Price of such share as of such date.

C. Any date from and after the occurrence of an Investor Termination Event, if the 10-Day VWAP immediately preceding such date exceeds the Conversion Price of such share as of such date.

(c) Mechanics of Conversion.

(i) Record Holder; Delivery. The Holder entitled to receive shares of Common Stock issuable upon conversion of Series A Preferred Stock shall be treated for all purposes as the record holder(s) of such Common Stock as of the Close of Business on the Conversion Date for such conversion. As promptly as practicable on or after the Conversion Date (and in no event later than three Trading Days thereafter) (the "**Share Delivery Date**"), the Corporation shall issue the number of whole shares of Common Stock issuable upon conversion (and deliver payment of cash in lieu of fractional shares in accordance with Section 6(c)(iii)). Such shares of Common Stock shall be issued, at the option of the applicable Holder, in certificated or uncertificated form. Any such certificate or certificates, if applicable,

shall be delivered by the Corporation to the appropriate Holder(s) by mailing certificates evidencing the shares to such Holder(s) at their respective addresses as set forth in the applicable conversion notice. Any such uncertificated shares of Common Stock, if applicable, shall be registered in the name and delivered to the Depository Trust Company or other applicable account directed by the applicable Holder. If fewer than all of the certificated shares of Series A Preferred Stock held by any Holder are converted pursuant to this Section 6, then a new certificate representing the unconverted certificated shares of Series A Preferred Stock shall be issued to such Holder representing such unconverted certificated shares. In all cases, the Holder shall retain all of its rights and remedies for the Corporation's failure to convert Series A Preferred Stock.

(ii) Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Series A Preferred Stock, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holders of the Series A Preferred Stock, not less than such aggregate number of shares of the Common Stock as shall be issuable (taking into account the adjustments of Section 7) upon the conversion of all outstanding shares of Series A Preferred Stock. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

(iii) Fractional Shares. Notwithstanding anything herein to the contrary, the Corporation shall not issue any fractional share of Common Stock upon conversion, as applicable, of any share of Series A Preferred Stock. In lieu of fractional shares otherwise issuable, Holders of shares of Series A Preferred Stock will be entitled to receive an amount in cash equal to the product of (i) such fraction of a share of Common Stock, *multiplied by* (ii) the 10-Day VWAP, measured as of the applicable Conversion Date. The Corporation shall pay such cash to the applicable Holder on the applicable Share Delivery Date.

(iv) Regulatory Approvals. Notwithstanding anything herein to the contrary, if any Mandatory Conversion or Automatic Conversion would require any consent, waiver, authorization or order of, or any notice provided to or filing or registration made with, any Governmental Entity (as defined in the Purchase Agreement) or the shareholders of the Corporation (a "**Required Approval**"), including pursuant to the HSR Act, the Corporation and the Majority Holders shall use reasonable best efforts to obtain such Required Approval as promptly as practical, and such Automatic Conversion or Mandatory Conversion shall not be effected until such Required Approval is obtained. If the Corporation and the Majority Holders determine in good faith that such Required Approval is not reasonably likely to be obtained, the Corporation shall take all action necessary to effect such conversion into Common Stock that is non-voting (but otherwise having identical rights as the existing Common Stock). For avoidance of doubt, the Holders shall retain all rights in respect of their Series A Preferred Stock (including with respect to Dividends) until such Required Approval is obtained.

(d) Transfer Restriction. With respect to any Mandatory Conversion or Automatic Conversion of Series A Preferred Stock held by Investor, in addition to any transfer restrictions which may otherwise apply to such shares of Common Stock, Investor shall not transfer or otherwise dispose of the shares of Common Stock received by Investor in such Mandatory Conversion or Automatic Conversion for a period of 35 calendar days after the receipt of the Common Stock in the Mandatory Conversion or Automatic Conversion.

Section 7. Certain Adjustments

(a) Stock Dividends and Stock Splits.

(i) If the Corporation at any time after the Issuance Date: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation upon conversion of this Series A Preferred Stock) with respect to the then-outstanding shares of Common Stock; (ii) subdivides outstanding shares of Common Stock into a larger number of shares; or (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, then the Conversion Ratio shall be divided by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event (excluding any treasury shares of the Corporation). Any adjustment made pursuant to this Section 7(a) shall become effective immediately after the Record Date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination. All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

(ii) Whenever the Conversion Ratio is adjusted pursuant to any provision of this Section 7, the Corporation shall promptly deliver to each Holder a notice setting forth the Conversion Ratio after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(b) Reorganization Events. In the event of:

(i) any reclassification, statutory exchange, merger, consolidation or other similar business combination of the Corporation with or into another Person, in each case, pursuant to which at least a majority of the Common Stock is changed or converted into, or exchanged for, cash, securities or other property of the Corporation or another Person;

(ii) any sale, transfer, lease or conveyance to another Person of all or a majority of the property and assets of the Corporation, in each case pursuant to which the Common Stock is converted into cash, securities or other property; or

(iii) any statutory exchange of securities of the Corporation with another Person (other than in connection with a merger or acquisition) or reclassification, recapitalization or reorganization of the Common Stock into other securities; (each of which is referred to as a "**Reorganization Event**");

then each share of Series A Preferred Stock outstanding immediately prior to such Reorganization Event will, subject to Section 8(d), remain outstanding but shall become convertible into, out of funds legally available therefor, the number, kind and amount of securities, cash and other property (the "**Exchange Property**") that the Holder of such share of Series A Preferred Stock would have received in such Reorganization Event had each of the shares of Series A Preferred Stock held by such Holder been converted into a number of shares of Common Stock equal to the Conversion Ratio in effect immediately prior the Reorganization Event. If the kind or amount of securities, cash and other property receivable upon such Reorganization Event is not the same for each share of Common Stock held immediately prior to such Reorganization Event by a Person, then for the purpose of this Section 7(b), the kind and amount of securities, cash and other property receivable upon conversion following such Reorganization Event will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock. Notwithstanding anything herein to the contrary, in the event of a Reorganization Event that constitutes a Change of Control, the provisions of Section 8(d) shall control.

Section 8. Redemption

(a) Corporation Optional Redemption. At any time from and after the earlier of (i) the Seventh Anniversary Date, if the 10-Day VWAP does not exceed the Conversion Price on the date immediately prior to the date the Corporation delivers a Corporation Optional Redemption Notice to the Holders, and (ii) the occurrence of a Corporation Termination Event, if the 10-Day VWAP does not exceed the Conversion Price on the date immediately prior to the date the Corporation delivers a Corporation Optional Redemption Notice to the Holders, the Corporation shall have the right (the "**Corporation Optional Redemption Right**" and, such redemption, a "**Corporation Optional Redemption**") upon written notice to the Holders (such written notice, the "**Corporation Optional Redemption Notice**") to redeem all (and not less than all) of the then-outstanding shares of Series A Preferred Stock, at the Redemption Price in the manner set forth in Section 8(c).

(b) Holder Optional Redemption. On each of the Seventh Anniversary Date, the Tenth Anniversary Date and the Thirteenth Anniversary Date, the Majority Holders shall have the right (the "**Holder Optional Redemption Right**" and, such redemption, a "**Holder Optional Redemption**"), upon no less than six months prior written notice to the Corporation (such written notice, the "**Holder Optional Redemption Notice**"), to require the Corporation to redeem all (and not less than all) of the then-outstanding shares of Series A Preferred Stock, at the Redemption Price in the manner set forth in Section 8(c).

(c) Mechanics of Optional Redemption.

(i) In the event of a Corporation Optional Redemption, the Corporation shall effect such redemption by paying the entire Redemption Price on or before the date that is 30 days after the delivery of the Corporation Optional Redemption Notice and by redeeming all of the shares of Series A Preferred Stock on such date. In the event of a Holder Optional Redemption, the Redemption Price shall be payable, and the shares of Series A Preferred Stock redeemed by the Corporation, in three equal installments, commencing on the Seventh Anniversary Date, the Tenth Anniversary Date or the Thirteenth Anniversary Date, as applicable, and in each case on the 15th and 30th month anniversary thereafter. The date any portion of the Redemption Price is paid pursuant hereto shall be referred to as a "**Redemption Date**". On each Redemption Date for a Holder Optional Redemption, the Corporation shall redeem, on a pro rata basis in accordance with the number of shares of Series A Preferred Stock owned by each Holder, that number of outstanding shares of Series A Preferred Stock determined by dividing (i) the total number of shares of Series A Preferred Stock outstanding immediately prior to such Redemption Date by (ii) the number of remaining Redemption Dates (including the Redemption Date to which such calculation applies). If, on any Redemption Date, Nevada law governing distributions to stockholders or the terms of any indebtedness of the Corporation to banks and other financial institutions engaged in the business of lending money prevent the Corporation from redeeming all share of Series A Preferred Stock to be redeemed, the Corporation shall ratably redeem the maximum number of shares that it may redeem consistent with such law, and shall redeem the remaining shares as soon as it may lawfully do so under such law.

(ii) Upon receipt of a Holder Optional Redemption Notice or delivery of the Corporation Optional Redemption Notice, the Corporation shall send written notice (the "**Redemption Notice**") to each holder of record of Series A Preferred Stock not less than 15 days prior to each Redemption Date. Each Redemption Notice shall state:

(A) The number of shares of Series A Preferred Stock held by the Holder that the Corporation shall redeem on the Redemption Date specified in the Redemption Notice;

(B) the Redemption Date and the Redemption Price;

(C) for shares in certificated form, that the Holder is to surrender to the Corporation, in the manner and at the place designated, such certificate or certificates representing the shares of Series A Preferred Stock to be redeemed; and

(D) the procedures that Holders must follow in order for their shares of Series A Preferred Stock to be redeemed.

On or before the applicable Redemption Date, the Corporation shall deliver to each Holder, by wire transfer of immediately available funds to an account or accounts specified in writing by such Holder, the Redemption Price for the shares being redeemed on such Redemption Date, subject to such Holder having complied with the procedures for surrender specified in the Redemption Notice. In the event that less than all of the shares of Series A Preferred Stock represented by a certificate are redeemed, a new certificate or book entry representing the unredeemed shares of Series A Preferred Stock shall be promptly issued to such Holder.

(iii) If the Redemption Notice shall have been duly given, and if on the applicable Redemption Date the Redemption Price payable upon redemption of the shares of Series A Preferred Stock to be redeemed on such Redemption Date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor in a timely manner, then notwithstanding that any certificates evidencing any of the shares of Series A Preferred Stock so called for redemption shall not have been surrendered, dividends with respect to such shares of Series A Preferred Stock shall cease to accrue after such Redemption Date and all rights with respect to such shares shall forthwith after the Redemption Date terminate, except only the right of the holders to receive the Redemption Price without interest upon surrender of any such certificate or certificates therefor.

(iv) If any shares of Series A Preferred Stock scheduled for redemption on a Redemption Date are not redeemed for any reason on such Redemption Date, (x) from such Redemption Date until the 15-month anniversary of such Redemption Date, the Dividend Rate with respect to such unredeemed share of Series A Preferred Stock shall automatically increase to 8%, (y) from such 15-month anniversary of such Redemption Date until the 30th-month anniversary of such Redemption Date, the Dividend Rate with respect to such unredeemed share of Series A Preferred Stock shall automatically increase to 10% and (z) from and after such 30th-month anniversary of such Redemption Date, the Dividend Rate with respect to any such unredeemed share of Series A Preferred Stock shall automatically increase to 12%, in each case until such share is duly redeemed.

(d) Change of Control Redemption.

(i) In the event of a transaction resulting in a Change of Control, the Corporation (or its successor) shall redeem (a "**Change of Control Redemption**") all (and not less than all) of the then-issued and outstanding shares of Series A Preferred Stock. Upon such redemption, the Corporation will pay or deliver, as applicable, to each Holder in respect of each share of Series A Preferred Stock held by such Holder, an amount equal to the greater of (A) cash in an amount equal to the Redemption Price and (B) the amount of cash and/or other assets (including securities) such Holder would have received had each share of Series A Preferred Stock held by such Holder as of the Close of Business on the Business Day immediately prior to the effective date of such transaction resulting in a Change of Control, converted into a number of shares of Common Stock equal to the then-applicable Conversion Ratio and participated in such transaction resulting in such Change of Control as a holder of shares of Common Stock (such greater amount, the "**Change of Control Redemption Price**"). No later than the consummation of any

transaction resulting in a Change of Control, the Corporation (or its successor) shall deliver or cause to be delivered to each Holder the Change of Control Redemption Price with respect to such Holder's shares of Series A Preferred Stock.

(ii) On or prior to the 10th Business Day prior to the date on which the Corporation anticipates consummating a transaction which would result in a Change of Control (or, if later, promptly after the Corporation shall have discovered that a transaction resulting in a Change of Control has occurred), the Corporation shall send written notice (a "**Change of Control Notice**") to the Holders of record of shares of Series A Preferred Stock, which such Change of Control Notice shall include (A) the date on which the transaction that would result in a Change of Control is anticipated to be effected (or, to the extent applicable, the date on which a Schedule TO or other similar schedule, form or report disclosing the occurrence of a Change of Control was filed), (B) a description of the material terms and conditions of such transaction, (C) a statement that all shares of Series A Preferred Stock shall be redeemed by the Corporation (or its successor) on a date specified in such Change of Control Notice (the "**Change of Control Redemption Date**"), which such date must be a Business Day of the Corporation's choosing that is no later than the date of the consummation of the transaction resulting in such Change of Control, (D) the Change of Control Redemption Price with respect to each share of Series A Preferred Stock, and (E) the procedures that Holders of shares of Series A Preferred Stock must follow in order for their shares of Series A Preferred Stock to be redeemed. The Holder of shares of Series A Preferred Stock subject to any Change of Control Redemption entitled to receive any securities or other assets payable upon such redemption shall be treated for all purposes as the record holder of such securities or assets as of the Close of Business on the Change of Control Redemption Date; provided, however, that such Holder may identify one or more other Persons to receive such securities or assets in connection with any such redemption in a written notice sent to the Corporation no later than three Business Days prior to the Change of Control Redemption Date.

(iii) If, in connection with a transaction resulting in a Change of Control, the Corporation or its successor shall not have sufficient funds legally available under the Nevada law governing distributions to stockholders to redeem all outstanding shares of Series A Preferred Stock, then the Corporation shall (A) redeem, pro rata among the Holders, a number of shares of Series A Preferred Stock equal to the number of shares of Series A Preferred Stock that can be redeemed with the maximum amount legally available for the redemption of such shares of Series A Preferred Stock under the Nevada law governing distributions to stockholders, and (B) redeem all remaining shares of Series A Preferred Stock not redeemed because of the foregoing limitations at the applicable Change of Control Redemption Price as soon as practicable after the Corporation (or its successor) is able to make such redemption out of assets legally available for the purchase of such share of Series A Preferred Stock. The inability of the Corporation (or its successor) to make a redemption payment for any reason shall not relieve the Corporation (or its successor) from its obligation to effect any required redemption when, as and if permitted by applicable law.

Section 9. Miscellaneous

(a) Notwithstanding anything herein to the contrary, if at any time the payment of any PIK Dividend or a conversion of Series A Preferred Stock (a "**Subject Action**") would be prohibited until the Corporation has obtained the approval of the shareholders of the Corporation under the NRS, continued listing rules of Nasdaq or otherwise, the Corporation and the Holder shall not effect such Subject Action until such vote has been duly obtained; provided, however, that nothing herein will affect the compounding of any Dividend that the Corporation does not pay in cash (which compounding will apply even if the Corporation is otherwise prohibited from electing to make any PIK Dividend pursuant to this

sentence). In such case, until such time as the requisite shareholder approval has been obtained for the Subject Action, the Corporation covenants that it shall use its reasonable best efforts to obtain such approval at any annual or special meeting of the shareholders entitled to vote on such for the purpose of voting on such Subject Action to be called as soon as reasonably practicable.

(b) Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Conversion Notice or Redemption Notice, shall be in writing and delivered personally, by email, or sent by a nationally recognized overnight courier service, addressed to the Corporation, 2424 N. Federal Highway, Suite 208, Boca Raton, Florida 33431, Attn: Chief Financial Officer and General Counsel, email address: jlanghans@celsius.com and msandifer@celsius.com, or such other address or email address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by email, or sent by a nationally recognized overnight courier service addressed to each Holder at the address or email address of such Holder appearing on the books of the Corporation, or if no such address or email address appears on the books of the Corporation, at the principal place of business of such Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via email, (ii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iii) upon actual receipt by the party to whom such notice is required to be given.

(c) Lost or Mutilated Series A Preferred Stock Certificate. If a Holder's Series A Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Series A Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership thereof, reasonably satisfactory to the Corporation and, in each case, customary and reasonable indemnity, if requested. Applicants for a new certificate under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Corporation may prescribe.

(d) Waiver. Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation. Any waiver by the Corporation or a Holder must be in writing. Notwithstanding any provision in this Certificate of Designation to the contrary, any provision contained herein and any right of the Holders of Series A Preferred Stock granted hereunder may be waived as to all shares of Series A Preferred Stock (and the Holders thereof) upon the written consent of the Majority Holders, unless a higher percentage is required by the NRS, in which case the written consent of the Holders of not less than such higher percentage shall be required.

(e) Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

(f) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(g) Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

(h) Status of Converted Series A Preferred Stock. If any shares of Series A Preferred Stock shall be converted or reacquired by the Corporation, such shares shall be automatically, and without need for further action by the Board, restored to the status of authorized and unissued shares of Preferred Stock, without designation or classification as to series, until such shares are once more designated or classified as part of a particular series by the Board pursuant to the provisions of the Articles of Incorporation.

* * * *

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designation this 1st day of August, 2022.

CELSIUS HOLDINGS, INC.

By: ______________________
Name: John Fieldly
Title: President and Chief Executive Officer